Exhibit 10.9

LEASE AGREEMENT

This Lease Agreement (“Lease”) is entered into on this 10th day of December 2008 (the “Effective Date”), by and between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”) and SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation (whether one or more, “Tenant”).

ARTICLE 1

Reference Provisions

Section 1.1       The matters set forth in this Article 1 are referred to as the “Reference Provisions”. When used herein, the following terms shall have the meanings set forth below:

Leased Premises:	Suite 600, containing approximately 20,382 square feet of Rentable Area within the Building as shown on Exhibit A, and having a mailing address of 800 Gessner, Suite 600, Houston, Texas 77024. The Usable Area of the Leased Premises is stipulated to be 18,962 square feet.

Building:	One Memorial City Plaza, located at 800 Gessner, Houston, Harris County, Texas 77024, and containing approximately 236,038 square feet of Rentable Area. The Usable Area of the Building is stipulated to be 221,836 square feet.

Project:	Memorial City Plaza, consisting of the Building, its surrounding drives and Two Memorial City Plaza, Three Memorial City Plaza and the Parking Facility.

Rent Commencement	The later to occur of (i) Landlord’s Tender (as defined in Exhibit C, Paragraph 8) or (ii)

Date:	January 1, 2009; provided, however, Tenant shall have the right to occupy the space earlier for Tenant’s Permitted Use without payment of any Additional Rent for the period prior to the Rent Commencement Date.

Expiration Date:	The last day of the one hundred twentieth (120th) calendar month following the Rent Commencement Date.

Base Rent:	Years 1-5 = $42,462.50 per month
Years 6-10 = $45,859.50 per month

Operating Expense Component:	Tenant’s Proportionate Share of Operating Expenses in excess of the Operating Expenses per square foot of Rentable Area for the “Base Year” ending March 31, 2009, as set forth in Exhibit D; provided, however, that notwithstanding anything to the contrary contained herein, no Additional Rent for Operating Expenses shall be payable by Tenant over and above those included in the initial Base Rent from the Rent Commencement Date through March 31, 2009.

Security Deposit:	N/A

Construction	N/A
Allowance:

Parking:	Up to one hundred one (101) non-reserved parking spaces in One Memorial City Plaza garage (the “Parking Facility”), at a charge of $25.00 per month per non-reserved parking space (the “Parking Charges”), subject to the terms of Exhibit E. Tenant may, from time to time, convert up to twenty (20) of its non-reserved parking spaces to reserved parking spaces in the Parking Facility at a charge of $50.00 per month per reserved parking space, and the Parking Charges shall be modified accordingly.

Permitted Use:	Solely for the purpose of general business offices. In no event shall the Leased Premises be used as a Healthcare facility which utilizes Future Technology that is either (i) then available for use at the Memorial Hermann Memorial City Hospital or which will be available within 180 days pursuant to then existing written expansion plans or other written agreements approved in writing by Memorial Hermann Hospital System (and its successors and assigns, “MHHS”) and for which funds have previously been allocated by MHHS, or (ii) prohibited by the then current competitive use policy of MHHS, nor shall the following be permitted in the Leased Premises: (1)in-patient care, (2)medical procedures in which either general anesthesia or conscious sedation are utilized, (3) the use of MRI, CT or PET equipment, or (4) other uses that are not permitted by the then current competitive use policy of MHHS. As used herein, the term “Healthcare” shall mean the prevention, treatment, and management of illness and the preservation of physical well-being through the services offered by the medical and allied health professions for the preservation or improvement of the health of individuals, or the treatment or care of individuals who are injured, sick, disabled, or infirm. As used herein, the term “Future Technology” shall mean technology, equipment, machinery, tools or other means for providing Healthcare services or procedures of any kind, whether preventive, diagnostic, treatment or therapy which is not permitted by the then current competitive use policy of MHHS and which (A) is approved by all applicable governmental or regulatory authorities after July 17, 2006 and authorized or permitted by law to be used in the State of Texas, or (B)is approved by all applicable governmental or regulatory authorities as of July 17, 2006 but was not then authorized or permitted by law to be used in the State of Texas, and becomes authorized or permitted by law to be used in the State of Texas after July 17, 2006.

Guarantor(s):	N/A

Tenant’s Notice	Southwest Insurance Partners,Inc.
Address after Rent	800 Gessner, Suite 600
Commencement Date:	Houston, Texas 77024
Attn.: Managing Director

With a copy to:
Christopher L. Martin
Nathan Sommers Jacobs
2800 Post Oak Boulevard 61st Floor
Houston, Texas 77056

Tenant’s Notice	Southwest Insurance Partners,Inc.
Address prior to Rent	7941 Katy Freeway, No.518
Commencement Date:	Houston, Texas 77024
Attn.: President

Landlord’s Notice	Memorial City Towers, Ltd.
Address:	820 Gessner, Suite 1800
Houston, Texas 77024
Attn: Legal Department

Landlord’s Payment	Memorial City Towers,Ltd.
Address:	P.O.Box 203356
Houston, Texas 77216-3356

Special Provisions:	(1) Provided there is then no uncured Event of Default in existence, Tenant shall be entitled to an abatement of Base Rent in the total amount of $127,387.50 applicable towards the first three (3)months of Base Rent, commencing on the Rent Commencement Date.

(2)	Landlord and Tenant further agree that Tenant shall be entitled to an abatement of Parking Charges for the first twenty-four (24) months of the original Term of the Lease for non-reserved parking spaces only.

(3)	Tenant is granted a right to terminate the Lease as provided in Exhibit F, Paragraph 1.

(4)	Tenant is granted one (1) option to extend the Term for five (5) years as provided in Exhibit F, Paragraph 2.

(5)	Tenant is granted a right of first refusal to lease space on the seventh (7th) floor of the Building as provided in Exhibit F, Paragraph 3.

Exhibits:	A — Leased Premises
B — Rules
C — Construction
D — Operating Expenses
E — Parking
F — Special Provisions

Section 1.2       In the event of any conflict between these Reference Provisions on the one hand and the balance of this Lease on the other, the latter shall control. Each of the foregoing Reference Provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing Reference Provisions shall be construed to incorporate each term set forth above under such Reference Provision.

Section 1.3       Index of Defined Terms. Definitions for selected terms in this Lease may be found where set forth below.

Additional Electrical Equipment	6	Landlord’s Work	Ex. C
Additional Rent	4	Lease	1
Adjustable Operating Expenses	Ex. D	Leased Premises	2
Bankruptcy Code	14	Master Lease	22
Bankruptcy Laws	14	Master Lessor	22
Base Rent	4	Operating Expense Component	Ex. D
Basic Cost	Ex. D	Operating Expenses	Ex. D
Building Common Areas	3	Parking Charges	1
Building Holidays	6	Parking Facility	1
Building Hours	6	Payment Window	4
Building Standard	Ex. C	Permitted Use	11
Building Standard Rated Electrical Design Load	6	Plans	Ex. C
Common Areas	7	Project	8
Construction Allowance	Ex. C	Reference Provisions	1
Construction Documents	Ex. C	Rent	4
Event of Default	18	Rentable Area	3
Floor Common Areas	3	Security Deposit	5
Force Majeure	26	Service Areas	3
Hazardous Material	12	Stipulated Interest Rate	25
Hazardous Materials Indemnity	12	Substandard Work	Ex. C
Landlord	1	Tenant	1
Landlord’s Indemnified Parties	12	Tenant Delays	Ex. C
Landlord’s Mortgagee	22	Tenant’s Related Parties	20
Landlord’s Overhead Recovery	25	Tenant’s Work	Ex. C
Landlord’s Permittees	10	Tenant’s Permittees	9
Landlord’s Related Parties	20	Tenant’s Proportionate Share	Ex. D
Landlord’s Tender	Ex. C	Term	4
		Usable Area	3

ARTICLE 2

Leased Premises

Section 2.1       Leased Premises. In consideration of the payment of Rent and the performance of the covenants contained herein by Tenant and subject to the terms hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease, the “Leased Premises” described in the Reference Provisions. The Leased Premises consists of the space within the walls, floor and ceiling or drop ceiling, if any. Notwithstanding the foregoing, Landlord expressly reserves: the roof and exterior faces of the walls of the Leased Premises and the land or lower surface of the floor or slab under the Leased Premises; the right to install, maintain, use, repair, relocate and replace (in such manner as not to interfere materially with Tenant’s use of the Leased Premises for the Permitted Use) utility lines, pipes, conduits, wires and other interconnecting utility facilities over and under the Leased Premises to serve the other premises in the Building; an easement above Tenant’s finished ceiling to the roof, or to the bottom of the floor deck above the Leased Premises, for general access purposes and in connection with the exercise of Landlord’s other rights under this Lease.

Section 2.2       Definition of Rentable Area.

(a)            The term “Rentable Area” shall mean all floor areas within the Building determined by adding together the following:

 (i)       The Usable Area (as defined below) of the area being measured; and

 (ii)      The portion of the Service Areas (as defined below) allocable to the area being measured; and

 (iii)     The portion of the Building Common Areas (as defined below) allocable to the area being measured; and

 (iv)     The portion of the Floor Common Areas (as defined below) allocable to the area being measured.

(b)            “Usable Area” means the square footage of all floor area within the premises being measured, as measured from the inside surface of the outer glass, finished column or exterior wall of the Building enclosing the premises to the inside surface of the opposite outer glass, finished column or exterior wall, or to the mid point of the demising walls separating the premises from (i) areas leased to or held for lease to other tenants, (ii) the finish surface of the office side of corridor and other permanent walls at Building Common Areas, (iii) Floor Common Areas, and (iv) Service Areas (all as defined below), as the case may be. No deductions from Usable Area shall be made for columns or projections necessary to the Building. The Usable Area of the Leased Premises is stipulated to be 18,962 square feet.

(c)            “Service Areas” means the square footage of the areas within (and measured from the finish surface of the office side of the walls enclosing) the Building’s stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, vertical ducts and other vertical penetrations. The allocation of the Service Areas to each premises within the Building (including the Leased Premises) shall be equal to the total Building Service Areas within the Building multiplied by a fraction, the numerator of which is the Usable Area of the subject premises and the denominator of which is the Usable Area of the Building. Areas for the specific use of any tenant and installed at the request of such tenant such as special stairs or elevators are not included within the definition of Service Areas (i.e., such areas will be included in the Usable Area of the space being measured).

(d)            “Building Common Areas” means the square footage of the areas within (and measured from the finish surface of the office side of the walls enclosing) the Building’s elevator machine rooms, main mechanical and electrical rooms, public lobbies, and other areas not leased or held for lease within the Building but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Building. The allocation to each premises within the Building of the Building Common Areas shall be equal to the total Building Common Areas within the Building (excluding the Floor Common Areas multiplied by a fraction, the numerator of which is the Usable Area of the subject premises and the denominator of which is the Usable Area of the Building.

(e)            “Floor Common Areas” means the square footage of the areas within (and measured from the finish surface of the office side of the walls enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on each floor of the Building. In the case of a floor leased to more than one tenant, the allocation of the Floor Common Areas to each premises on said floor shall be equal to the total Floor Common Areas on said floor multiplied by a fraction, the numerator of which is the Usable Area of the premises located on said floor and the denominator of which is the total Usable Area of said floor.

(f)            The Rentable Area of the Leased Premises and the Building has been calculated on the basis of the foregoing definitions, and is stipulated for all purposes to be the number of square feet for same specified in the Reference Provisions, whether the same should be more or less (unless the same changes as a result of future changes affecting the Building) as a result of minor variations, including minor variations in the Rentable Area resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is in accordance with the terms and provisions of this Lease. The Rentable Area of the Building shall exclude any basement area in the Building. Notwithstanding the foregoing, the combined portions of the Floor Common Areas, Service Areas and Building Common Area allocated to the Usable Area for each leased premises now or hereafter occupied by Tenant in the Building during the Term of this Lease is stipulated to be 10.50% for occupancy of a full floor and 17.50% for occupancy of a multi-tenant floor.

ARTICLE 3

Term; Quiet Enjoyment

Section 3.1       Term. The “Term” of this Lease shall commence on the date of execution hereof and shall expire at 11:59 p.m. on the Expiration Date set forth in the Reference Provisions. Upon Landlord’s written request, Tenant shall execute an instrument which states the Rent Commencement Date, Expiration Date and other matters related thereto.

Section 3.2       Covenant of Quiet Enjoyment. Tenant, subject to the terms and provisions of this Lease, its payment of Rent and its observing, keeping and performing all of the terms and provisions required of it, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Leased Premises during that portion of the Term following Landlord’s Tender without hindrance or ejection by any persons lawfully claiming under Landlord (but not otherwise), subject to all matters of record and all laws, ordinances, rules and regulations of any governmental body or agency.

ARTICLE 4

Rent

Section 4.1       Rent. Beginning on the Rent Commencement Date, Tenant covenants to pay Landlord rent for the Leased Premises, in lawful money of the United State of America, the “Base Rent” set forth in the Reference Provisions, payable monthly in advance on the first day of each calendar month for each and every month in the term of this Lease. The term “Rent” shall mean all Base Rent, Additional Rent and all other sums to be paid by Tenant to Landlord. Tenant covenants to pay all Rent without deduction or offset, prior notice or demand, and at Landlord’s Payment Address set forth in the Reference Provisions or such other place or places as may be designated from time to time by Landlord. If the Rent Commencement Date does not fall on the first day of a calendar month or the Term does not expire on the last day of a calendar month, Tenant will, in lieu of a full month’s Rent, pay in advance a pro rata part of such sum as Rent for such partial month.

Section 4.2       Additional Rent. In addition to Base Rent, Tenant agrees to pay as “Additional Rent” the amounts with respect to the Operating Expense Component that are set forth in Exhibit D. “Additional Rent” shall also mean all other charges, expenses (other than Base Rent) or other items required to be paid by Tenant hereunder including, without limitation, those pertaining to taxes, insurance or maintenance or arising from an Event of Default or Landlord’s performance of any obligation of Tenant. Other provisions of this Lease require Tenant to pay to Landlord various charges, expenses and other items on or before expiration of the Payment Window. For any of such charges, expenses and other items, the term “Payment Window” shall mean a period of time beginning on the date Landlord sends Tenant a bill or otherwise requests payment in writing of such item (which may in this instance be sent via regular mail, facsimile or other unofficial means) and ending on that date which is ten (10) days after receipt of same by Tenant.

Section 4.3       Late Payment Processing Fee. If (a) any payment of Base Rent or other Rent which is due simultaneously as such payment of Base Rent is not received by Landlord on or before the tenth (10th) day of the month or (b) any other payment of Rent is not received by Landlord within ten (10) days after the last day of the Payment Window applicable to such payment, Tenant shall also pay to Landlord a late payment processing fee equal to the greater of (i) three percent (3%) of the amount of such delinquent Rent or (ii) One Hundred Fifty Dollars ($150.00). Since the exact damage incurred by Landlord on account of any such late payment is difficult to ascertain, the parties acknowledge and stipulate that this amount is a reasonable estimate of the cost and expense incurred by Landlord processing and otherwise handling late payments of Rent. The parties further stipulate that this late payment processing fee does not constitute interest or compensation for the use, forbearance or detention of money. The payment or assessment of a late payment processing fee shall not excuse Tenant from the timely payment of Rent. If such amounts of delinquent Rent are not paid within ten (10) days after written notice from Landlord, such amounts may also bear interest at the Stipulated Interest Rate in accordance with the other provisions hereof.

Section 4.4       Security Deposit. [Intentionally deleted].

ARTICLE 5

Condition of the Leased Premises

Subject to the representations of Landlord in Section 16.10 hereof, Landlord shall tender and Tenant shall accept the Leased Premises on the date of Landlord’s Tender in their then current AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Leased Premises shall be conclusive evidence of the foregoing; provided, however, notwithstanding the foregoing, Tenant does not waive the right to cause Landlord to (a) correct any defects in Landlord’s Work, (b) complete any punch-list items in accordance with the terms of the Exhibit C, and (c) comply with Landlord’s repair and maintenance obligations under this Lease. Additionally, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Project, the Building, the Leased Premises or any construction, fixtures or personal property leasehold improvements. Except where expressly provided in this Lease to the contrary, Tenant’s obligation to pay Rent is not dependent upon the condition of the Leased Premises or the performance by Landlord of its obligations under this Lease and Tenant shall continue to pay Rent, without demand, abatement, deduction, offset or counterclaim, notwithstanding any breach by Landlord or Tenant of any of their respective duties and obligations under this Lease, whether express or implied.

ARTICLE 6

Building Services; Utilities

Section 6.1       While Tenant is occupying the Leased Premises, Landlord shall furnish the following services, the costs of which are to be included as Operating Expenses; provided, however, to the extent the services described below require electricity, gas, water, sewer or other utilities, Landlord shall only be obligated to use reasonable efforts to cause the providers of such utilities to furnish such services, and Landlord’s obligations under this Section 6.1 shall be subject to any curtailment of such services or utilities and any other cause beyond Landlord’s control:

(a)            Water (hot and cold) at those points of supply provided for general use of tenants and occupants of the Building. Water supplied to the Leased Premises and Building shall be billed as an Operating Expense and allocated to the Leased Premises as provided in Exhibit D.

(b)            Central air conditioning ventilation and heating, in season, from 7:00 a.m. to 6:00 p.m. Monday through Friday, and from 8:00 a.m. to 12:00 p.m. on Saturday (collectively, the “Building Hours”) by prior written request (which may be delivered by electronic mail) from Tenant to Landlord (but in all cases excluding New Year’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (collectively, the “Building Holidays”) at such temperatures and in such amounts as are generally standard for the Building. Landlord shall, upon at least two (2) hours prior written request from Tenant (or as otherwise directed by Building management for service during Building Holidays), supply such central air conditioning and heating at such temperatures and in such amounts as are generally standard for the Building for such additional hours or days as Tenant may from time to time designate in writing. Tenant shall pay Landlord, prior to the expiration of the Payment Window, the cost for such additional air conditioning and heating currently at the rate of $48.00 per hour, which rate is subject to change by Landlord. In no event shall the additional air conditioning or heating rate charged to Tenant exceed the lowest rate charged to any other tenant in the Building.

(c)            Non-exclusive automatic passenger elevator service to the floor on which the Leased Premises are located twenty-four (24) hours per day, seven (7) days per week, and non-exclusive freight elevator service during the Building Hours and at such other reasonable times as Tenant may from time to time reasonably request in writing (but in no event less than two (2) hours prior written request from Tenant or as otherwise directed by Building management for use during Building Holidays) subject to Landlord’s reasonable approval of the scheduling thereof.

(d)            Janitorial services on all days except Saturdays, Sundays and Building Holidays; provided, however, if any of Tenant’s floor coverings or other improvements are composed or constructed of materials other than Building Standard and which require special cleaning, Tenant shall pay Landlord, prior to the expiration of the Payment Window, the additional cleaning cost (as determined by an estimate or invoice of the cost therefore from the company providing such janitorial services) attributable thereto plus Landlord’s Overhead Recovery.

(e)            Electrical facilities sufficient for a connected load of seven (7) watts (combined three-phase low and high voltage) per square foot of Rentable Area served (the “Building Standard Rated Electrical Design Load”).

 (i)             Should Tenant’s total rated electrical design load or Tenant’s electrical design require additional panels or low voltage or high voltage circuits in excess of the Building standard circuits currently existing in the Leased Premises, Landlord will, at the option of Landlord, install (at Tenant’s sole cost and expense) or require Tenant to install at Tenant’s sole cost and expense, additional low voltage panels with associated transformers, switches, wiring and conduit (such additional panels, transformers, switches, wiring, conduit and any related equipment is collectively referred to as the “Additional Electrical Equipment”). If the Additional Electrical Equipment is installed, then a submeter (of a type selected by Landlord) shall also be added by Landlord, at Tenant’s sole cost and expense (including Landlord’s Overhead Recovery), to measure the electricity used through the Additional Electrical Equipment.

 (ii)            The design and installation of any Additional Electrical Equipment (as well as any related submeters) required by Tenant shall be subject to the provisions of Section 8.3. All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment (as well as any related submeters) shall also be reimbursed to Landlord by Tenant on or before expiration of the Payment Window. Tenant shall also pay to Landlord prior to the expiration of the Payment Window the metered cost of electricity consumed through the Additional Electrical Equipment, if applicable, plus any actual, out-of- pocket accounting and administrative expenses incurred by Landlord in connection with the metering thereof, which shall, in no event, exceed five percent (5%) of the metered cost of electricity.

 (iii)           If any of Tenant’s electrical equipment require conditioned air in excess of Building standard air conditioning, then Landlord may, but shall not be obligated to, install the equipment that Landlords deems necessary for such excess air conditioning, and Tenant shall pay to Landlord, prior to the expiration of the Payment Window, all costs and expenses incurred from time to time in connection with such excess air conditioning equipment, including, without limitation, all costs and expenses relating to the design, installation, metering and operation thereof, including payment of Landlord’s Overhead Recovery. Notwithstanding the foregoing sentence, all connections into the existing life safety and fire alarm systems into the base Building shall be completed by Landlord at Tenant’s sole cost and expense, including the payment of Landlord’s Overhead Recovery, and all other connections into a base Building system shall be completed by Landlord at Tenant’s sole cost and expense, including the payment of Landlord’s Overhead Recovery.

 (iv)           Additionally, in the event that Landlord reasonably suspects that Tenant’s low voltage electricity usage exceeds 0.70 kilowatt hours per month per square foot of Rentable Area, then a submeter (of a type selected by Landlord) shall also be added by Landlord, at Tenant’s sole cost and expense (including Landlord’s Overhead Recovery), to measure the low voltage electricity used by Tenant. High voltage power consumption for Building Standard lighting will not be metered unless the Building Standard for lighting (defined as one recessed fluorescent lighting fixture for each 80 square feet of Usable Area in the Leased Premises) is exceeded. Tenant shall also pay to Landlord prior to the expiration of the Payment Window the metered cost of any such excess electricity consumed, plus any accounting and administrative expenses incurred by Landlord in connection with the metering thereof.

(f)            All fluorescent bulb and ballast replacement for Building Standard lighting in all areas and all incandescent bulb replacement in all Building corridors, lobbies, rest rooms, janitor closets, Service Areas and other areas not for the exclusive use of any particular tenant.

Section 6.2       No interruption or malfunction of any of the services listed in Section 6.1 shall constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises or Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay Rent) or grant Tenant any right of setoff or recoupment, unless an essential service to substantially all the Leased Premises (the essential services being defined as electricity, water or air conditioning service) is interrupted due to the act or omission of Landlord, its agents, employees and/or contractors, in which event if there is an interruption to essential services which reasonably prevents Tenant’s use and enjoyment of the Leased Premises for the use permitted hereunder, (a) Base Rental and Tenant’s share of Building Operating Costs shall abate commensurate with the portion of the Leased Premises Tenant is unable to use as a result of such interruption, calculated on a per square foot basis, commencing at the beginning of the third (3rd) consecutive day of such interruption and continuing until such services are resumed and (b) after thirty (30) consecutive days of an interruption to essential services Tenant may terminate this Lease by written notice to Landlord with the same effect as if it were the stated expiration hereof, but otherwise any other rights or remedies Tenant may have against Landlord with respect to any interruption or malfunction of the foregoing services are hereby waived. In the event of any such interruption, however, Landlord shall use commercially reasonable diligence to restore such service, in any circumstances in which such restoration is within the reasonable control of Landlord.

ARTICLE 7

COMMON AREAS; PARKING

Section 7.1       Description of Common Areas. All areas, space, facilities, equipment, and signs, designated by Landlord for the common and joint use and benefit of Tenant, and/or other tenants or occupants of the Building, and/or their respective employees, agents, subtenants, concessionaires, licensees, customers and/or other invitees, are collectively referred to herein as the “Common Areas”. The Common Areas shall include, but not be limited to, the sidewalks, parking areas, access roads, drives, driveways, parking decks, bridges, landscaped areas, truck service ways, loading docks, pedestrian walkways providing access to the Leased Premises, courts, utility lines, ground floor lobby areas of the Building, Floor Common Areas, and the Parking Facility as such generally exist on the date of this Lease.

Section 7.2       Control of Common Areas by Landlord.

(a)            All Common Areas shall at all times be subject to the exclusive but reasonable control and management of Landlord. Landlord shall operate, manage, equip, light, surface and maintain the Common Areas all in such manner as Landlord, in its sole but reasonable discretion, may from time to time determine consistent with other Class A office buildings in the Katy Freeway area of suburban west Houston, Harris County, Texas. Without limiting the scope of such discretion, Landlord shall have the sole right and exclusive authority from time to time to employ and discharge all personnel with respect thereto and to establish, modify and enforce rules and regulations with respect to the Common Areas for the proper and efficient use, operation and maintenance of the Common Areas, which rules and regulations may include the hours during which the Common Areas will be open for use (provided the hours designated for such use shall not preclude use of the Parking Facility or access to the Leased Premises). Tenant shall abide by and conform with such rules and regulations; cause its concessionaires, suppliers, agents, officers, directors, shareholders, employees and contractors so to abide and conform; and use its best efforts to cause its customers and invitees so to abide and conform. WITHOUT LIMITING THE FOREGOING, LANDLORD MAY PROVIDE SUCH SECURITY SERVICES, PERSONNEL, EQUIPMENT, SYSTEMS OR PROCEDURES AS LANDLORD MAY FROM TIME TO TIME THEN DEEM TO BE appropriate. Notwithstanding anything contained in this Lease to the contrary, Tenant acknowledges and agrees that Landlord is not warranting the efficacy of ANY SUCH SECURITY, SERVICES, PERSONNEL, EQUIPMENT, SYSTEMS OR PROCEDURES, AND THAT TENANT IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH SERVICES, PERSONNEL, EQUIPMENT, SYSTEMS OR PROCEDURES. LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER, UNLESS RESULTING FROM THE WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES OR AGENTS, FOR FAILURE OF ANY SUCH SECURITY SERVICES, PERSONNEL, EQUIPMENT, SYSTEMS OR PROCEDURES, TO PREVENT OR CONTROL CRIMINAL OR SUSPICIOUS ACTIVITY IN, ON, AROUND OR near THE Building OR Project. Tenant agrees to look solely to police and other governmental agencies for personal safety and the safety of Tenant’s belongings.

(b)            Without limiting Section 7.2(a), Landlord shall have the right to: construct, maintain and operate lighting and other facilities, equipment and signs, in and on the Common Areas; from time to time change the size, area, level, location and arrangement of the Common Areas provided Tenant’s use of the Leased Premises and Parking Facility are not materially and adversely affected; dedicate to public use all or part of the access roads and utility lines and necessary easements appurtenant thereto; use and allow others to use the Common Areas for any purpose or prohibit any use by others; construct additional levels, buildings or improvements on the Common Areas or add or delete stories on any building; construct walls, roofs or other improvements over or in connection with any part of the Common Areas; construct multilevel or underground parking, restrict parking by tenants and their employees to designated employee parking areas as hereafter stated; enforce parking charges (by operation of meters or otherwise) with appropriate provisions for free parking ticket validating by tenants and other occupants; temporarily close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord’s counsel, be advisable to prevent a dedication thereof or the accrual of any rights to any person or the public therein; segregate all or any portion of the parking areas or parking facilities to discourage parking by those not authorized to do so; and do and perform such other acts in and to the Common Areas as the Landlord, in its sole reasonable discretion, shall determine to be advisable with a view to the improvement of the Building and the convenience and use thereof by tenants and other occupants of the Building and Project, and their respective agents, employees and customers. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize any negative, monetary impact to Tenant’s business resulting from Landlord’s actions pursuant to this Section 7.2(a). Landlord shall have the right at any time and from time to time to change the Building name.

Section 7.3       License. Tenant is hereby granted for the term of the Lease a non-exclusive license to use the Common Areas, as they may exist from time to time, for their respective intended purposes, in common with others to whom Landlord has granted or may hereafter grant rights to use same. The size, area, level, location or arrangement of such Common Areas or type of facilities at any time forming a part thereof may be changed, altered, rearranged or diminished provided Tenant’s access to and use of the Leased Premises and Parking Facility is not materially and adversely affected by such change, alteration, rearrangement or diminution, and Landlord shall not be subject to any liability therefor nor shall Tenant be entitled to any compensation or diminution or abatement of Rent (except as otherwise expressly provided elsewhere herein in the event of damage or condemnation), nor shall such alteration, rearrangement, revocation, change or diminution of the Common Areas be deemed constructive or actual eviction or otherwise be grounds for the termination or modification of this Lease. Tenant shall keep the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s occupancy of the Leased Premises.

Section 7.4       The Project. The term “Project” shall mean the entire development described in the Reference Provisions, including any and all proposed structures, parking facilities, common facilities and the like built and to be built on the aforementioned tract of land, as the same may from time to time be reduced by eminent domain takings or dedications to public authorities, or increased by the addition of other improvements or other lands together with structures and the like thereon which may from time to time be designated by Landlord by written notice to the Tenant as part of the Project. Landlord expressly reserves the right, from time to time, to add, remove or alter improvements and property to or from the Project and accordingly Landlord shall not be bound by any specific configuration of the Project or the Common Areas as same exist now or in the future provided there is no material and adverse change in access to the Leased Premises from parking facilities and no material dilution of the ratio of parking spaces to Usable Square Feet in the Project. Tenant expressly acknowledges that Tenant’s rights and duties under this Lease are independent of and bear no relation to the existence or operation of any other tenant and/or other occupier in the Project or on surrounding tracts.

Section 7.5       Parking. Tenant’s parking rights are set forth in Exhibit E.

ARTICLE 8

REPAIRS, MAINTENANCE, ALTERATIONS, ACCESS

Section 8.1       Landlord’s Responsibilities. Landlord shall at all times, at its sole cost and expense, keep, replace and maintain in good condition, order and repair the Project, including the Building, Parking Facility and Common Areas, in a manner consistent with first class office buildings in the west Houston area. All repairs, alterations or additions that affect the Common Areas, the Building’s structural components, roof, slab, foundation, exterior walls and finish, exterior windows, doors and plate glass, and major mechanical, electrical, telecommunication and plumbing systems shall be made by Landlord, at its sole cost and. In the case of any damage to such components or systems caused by Tenant or Tenant’s employees, contractors, officers, partners, shareholders, or agents (collectively, “Tenant’s Permittees”), and any such costs, to the extent not insured (or required to be insured hereunder), shall be paid by Tenant and such repair work shall be made by Landlord. Unless otherwise provided in this Lease, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Leased Premises during the Term, except such repairs to Building Standard improvements as may be deemed necessary by Landlord for normal maintenance (which maintenance shall not include painting, carpeting or decorating, or replacements, repairs or maintenance of leasehold improvements), any damage caused by Landlord, its agents, employees or contractors, and any repairs or alterations necessary to cause the Building (including those portions of the Leased Premises which would otherwise be part of the Floor Common Areas on a multi-tenant floor, or which will remain as part of the Building upon termination of this Lease) to be in compliance with all federal, state and local laws, ordinances, rules, regulations and guidelines promulgated thereunder with respect to the structure, safety and accessibility to the Building, including, without limitation, the Texas Accessibility Standards (“TAS”), the Americans With Disabilities Act (42 U.S.C. §12101 et seq.) (“ADA”), the Accessibility Guidelines for Buildings and Facilities (“ADAAG”) and the Texas Elimination of Architectural Barriers Act (“TEABA”), as any of the same may be amended or replaced from time to time (the “Accessibility Laws”). Tenant will promptly give Landlord written notice of any matter affecting the Leased Premises requiring repair by Landlord pursuant to this Section 8.1.

Section 8.2       Tenant’s Responsibilities. Subject to Section 8.1, Tenant shall, at its expense, (a) maintain and repair the Leased Premises and otherwise keep the Leased Premises in clean condition and in good order and repair (ordinary wear and tear excepted) and (b) repair or replace any damage to the Project, or any part thereof, caused by Tenant or any of Tenant’s Permittees; provided, however, that (i) Tenant must obtain Landlord’s prior written consent prior to beginning any such repair or replacement, (ii) all workmen, artisans, and contractors employed for such purposes shall be obtained through or specifically approved by Landlord in its sole discretion prior to the commencement of any work in the Project and (iii) such workmen, artisans and mechanics must furnish evidence of insurance acceptable in all respects to Landlord prior to the commencement of any work in the Project and comply with any other requirements that Landlord may deem appropriate. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall repay the cost thereof plus Landlord’s Overhead Recovery on or before expiration of the Payment Window. Upon termination or expiration of this Lease, Tenant will surrender and deliver up the Leased Premises to Landlord in the same condition in which they existed at Landlord’s Tender, excepting only permissible alterations and ordinary wear and tear not required to be repaired by Tenant and damage arising from any cause not required to be repaired by Tenant.

Section 8.3       Alterations, Improvements, Additions, Fixtures and Property. Except as otherwise provided in this Lease, Tenant shall not perform any construction in or make or allow to be made any alterations, improvements or physical additions in or to the Leased Premises, or place safes, vaults, or other heavy furniture or equipment within the Leased Premises; provided, however, that if Tenant shall desire to do any of the foregoing then (i) Tenant must first submit plans for the same to Landlord for Landlord’s prior approval in form and detail reasonably requested by Landlord, and Tenant must construct the same in strict accordance with the plans approved by Landlord and any criteria promulgated by Landlord in connection therewith, (ii) Tenant must get Landlord’s prior written consent prior to beginning any such construction, alteration, improvement, addition or placement, such consent to be given at Landlord’s sole but reasonable discretion, (iii) all workmen, artisans, and contractors employed for such purposes shall be obtained through or specifically approved by Landlord in its sole discretion prior to the commencement of any work in the Project and (iv) such workmen, artisans and mechanics must furnish evidence of insurance acceptable in all respects to Landlord prior to the commencement of any work in the Project and comply with any other requirements that Landlord may deem appropriate. All alterations, physical additions, and improvements in or to the Leased Premises (excluding trade fixtures) shall, at the option of Landlord, exercisable at any time during or after the Term, either become the property of Landlord and shall be surrendered to Landlord without compensation to Tenant upon termination or expiration of this Lease, whether by lapse of time or Otherwise. At the end of the Term Tenant shall remove its easily removable fixtures, equipment, furniture and other personal property owned by Tenant or leased from a party other than Landlord or its affiliates unless an Event of Default (or an event which would constitute an Event of Default except that the applicable cure period had not yet elapsed) shall have occurred, in which event Tenant shall at the option of Landlord, exercisable by Landlord at any time, either (a) not have the right to remove such fixtures, equipment, furniture and other personal property, excluding items not owned or leased by Tenant, files, computer equipment and servers which may contain confidential information, or (b) be required to remove such fixtures, equipment, furniture and other personal property. Tenant shall bear the costs of all removal of Tenant’s property, and Tenant shall bear the cost of repairing any damage to the Leased Premises, the Building or the Project caused by such removal (including Landlord’s Overhead Recovery). Tenant agrees that any cabling or wiring installed in the Leased Premises, the Building or the Project which serves the Leased Premises and which was installed by or at the request of Tenant shall meet the requirements of the National Electric Code, as amended, or as the same may be adopted by the City of Houston. In connection therewith, upon the expiration or earlier termination of the Term, Tenant agrees that it will remove all wiring and cabling installed in the Leased Premises, the Building or the Project which serves the Leased Premises and which was installed by or at the request of Tenant, unless Landlord shall expressly permit in writing for such wiring and cabling to remain in the Leased Premises, the Building or the Project, as applicable. If Tenant fails to so remove this wiring, Tenant shall reimburse Landlord the cost to have the same removed, and this obligation shall survive the expiration or earlier termination of the Lease. If any personal property not belonging to Landlord remains in the Leased Premises after the expiration of the term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant and in the event that such property is the property of someone other than Tenant and Tenant agrees to indemnify, defend and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise or dominion over and/or disposition of such property by Landlord EVEN IF Landlord IS NEGLIGENT IN CONNECTION THEREWITH. THE FOREGOING INDEMNIFIES LANDLORD IN THE EVENT OF ITS OWN ORDINARY NEGLIGENCE (BUT NOT ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

Section 8.4       Landlord’s Consent. In any instance referred to in Sections 8.2 and 8.3 where Landlord grants its consent, Landlord may grant such consent contingent and conditioned upon Tenant’s contractors, laborers, materialmen and others furnishing labor or materials for Tenant’s job working in harmony and not interfering with any labor utilized by Landlord, Landlord’s contractors or mechanics or by any other tenant or such other tenant’s contractors or mechanics; and if at any time such entry by one or more persons furnishing labor or materials for Tenant’s work shall cause disharmony or interference, the consent granted by Landlord to Tenant may be limited or conditioned.

Section 8.5       Mechanics’ and Materialmen’s Liens. Tenant shall not permit a lien or claim to attach to the Leased Premises, Building or Project and shall promptly cause the lien or claim to be released or bonded off the Leased Premises, Building or Project. If Tenant contests the lien or claim, Tenant shall defend and indemnify Landlord and, if requested, deposit with Landlord a surety bond in a form and with a company satisfactory to Landlord in an amount sufficient to bond off the contested lien or claim in accordance with Section 53.171 et seq. of the Texas Property Code. If Tenant shall fail to cause a lien to be discharged or bonded off, within thirty (30) days (such thirty (30) days being a part of, and not separate from or in addition to, the number of days referred to in Section 13.1(b)) after being notified of the filing of the lien, in addition to any other right or remedy, Landlord may discharge the lien by paying the amount claimed to be due or Landlord may bond off the lien as provided in the previous sentence. The amount paid by Landlord, together with Landlord’s Overhead Recovery and interest at the Stipulated Interest Rate and all costs and expenses, including reasonable attorneys’ fees incurred by Landlord, shall be due and payable by Tenant to Landlord on or before the expiration of the Payment Window. Tenant shall immediately give Landlord written notice of the recording of a lien against the Leased Premises, the Building or Project arising out of work done by or at the direction of Tenant.

Section 8.6       Landlord’s Access. Landlord and Landlord’s employees, contractors, business invitees, officers, partners, shareholders or agents (collectively, “Landlord’s Permittees”), shall have access to and the right to enter upon the Leased Premises accompanied by a representative of Tenant at any reasonable time after not less than 24 hours written notice to Tenant (except in the event of an emergency in which event Landlord shall provide such notice as is reasonably possible) to examine the condition thereof, to make any repairs or alterations required or permitted to be made by Landlord hereunder, irrespective of whether the same shall be for the Leased Premises or other parts of the Building (which repairs or alterations may necessitate a temporary interruption in Tenant’s use of the Leased Premises, but the same shall not constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises or Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including the obligation to pay Rent except as provided otherwise in Section 6.2 above) or grant Tenant any right of setoff or recoupment), to show the Leased Premises to prospective purchasers or tenants and for any other purpose deemed reasonable by Landlord, provided, however, that no entry by Landlord, its agents and employers or any showing by Landlord of the Leased Premises for any reason shall in any way be a waiver of Landlord’s rights under the Lease or of Tenant’s duties, obligations, covenants or conditions under the Lease. Landlord and Tenant agree that electronic mail shall constitute written notice with regard to this Section 8.6 of the Lease.

ARTICLE 9

USE, COMPLIANCE WITH LAWS AND HAZARDOUS MATERIALS

Section 9.1       Permitted Use. The Leased Premises shall be used only for the “Permitted Use” set forth in the Reference Provisions. All other uses of the Leased Premises are prohibited. Tenant acknowledges that an actual and substantial detriment will result to Landlord and the other tenants of the Building in the event there is a deviation from the Permitted Use. Tenant shall occupy the Leased Premises and conduct its business in a professional and lawful manner consistent with the Permitted Use, and shall not commit, or suffer to be committed, any waste on the Leased Premises or the Project, nor shall Tenant use the Leased Premises or the Project in any way which would increase or render void any insurance maintained by Landlord or Tenant relating to the Leased Premises or the Project. Tenant shall not cause, maintain, or permit any nuisance in, on, or about the Project, or unreasonably interfere with, annoy, or disturb any other tenant, occupant, Landlord or Landlord’s Permittees in their use or enjoyment of rights in and to the Project, nor will Tenant commit any act which in the reasonable judgment of Landlord will appreciably damage Landlord’s goodwill or reputation. Tenant will not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building. Tenant will comply with the Building rules and regulations set forth on Exhibit B as well as any other reasonable building rules from time- to-time enacted by Landlord. Tenant shall have the right to cease operations in the Leased Premises and vacate all or part of the Leased Premises provided that Tenant shall continue to pay all Rent and other payments due under this Lease, except as expressly permitted otherwise, and to fulfill all its other obligations and covenants under this Lease.

Section 9.2       Compliance with Laws. Subject to Landlord’s obligations set forth in Section 8.1 above, Tenant will comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to Tenant’s use of the Leased Premises and the business conducted therein by Tenant (including, without limitation, any temperature and/or lighting control regulations and Accessibility Laws). Landlord will comply with all federal state, municipal and other laws, ordinances, rules and regulations applicable to the structure and safety (including life-safety system requirements) of the Project, Building and Leased Premises, and access thereto. Tenant shall not use the Leased Premises for any purpose without first obtaining any and all governmental licenses and permits required for the conduct of Tenant’s business in the Leased Premises. Tenant shall not have a claim against Landlord, nor shall Rent abate or this Lease terminate if Tenant’s Permitted Use is prohibited or substantially impaired by any law, ordinance, regulation or by legal, governmental or other public authority.

Section 9.3       Hazardous Materials.

(a)            Except as provided in this Section 9.3(a), Tenant shall not cause or permit any Hazardous Material to be brought upon, transported from, stored, kept, used, discharged or disposed in or about the Leased Premises or the Project by Tenant or Tenant’s Permittees. Tenant shall notify Landlord immediately of the presence of or disposal of Hazardous Material on or near the Leased Premises, and of any notice by a party alleging the presence of Hazardous Material on or near the Leased Premises. Hazardous Materials which Landlord permits to be brought upon, transported from, used, kept or stored in or about the Project shall only be permitted to the extent they are necessary for Tenant to operate its business for the Permitted Use and after Landlord has granted its permission for the transport, use or storage thereof and then such Hazardous Materials shall be brought upon, transported, used, kept, stored and disposed of only in the quantities necessary for the usual and customary operation of Tenant’s business and in a manner that complies with: (i) all laws, rules, regulations, ordinances, codes or any other governmental restriction or requirement of all federal, state and local governmental authorities having jurisdiction and regulating the Hazardous Material; (ii) permits (which Tenant shall obtain prior to bringing the Hazardous Material in, on or about the Leased Premises or Project) issued for the Hazardous Material; and (iii) all producers’ and manufacturers’ instructions and recommendations, to the extent they are stricter than laws, rules, regulations, ordinances, codes or permits. Tenant shall not dispose of any Hazardous Material in the trash or plumbing systems of the Building, but rather Tenant shall have a separate contractor (approved by Landlord as otherwise provided in this Lease) dispose of the same.

(b)            If Tenant or Tenant’s Permittees in any way breaches the obligations in Section 9.3(a) or if the presence of Hazardous Material on the Leased Premises or Project caused or permitted by Tenant or Tenant’s Permittees results in the release or threatened release of Hazardous Material on, from or under the Project or if the presence on, from or under the Project of Hazardous Material otherwise arises out of the operation of Tenant’s business then, without limitation of any other rights or remedies available to Landlord under this Lease or at law or in equity, Tenant shall indemnify, defend and hold harmless (the “Hazardous Materials Indemnity”) Landlord (and Landlord’s parents, subsidiaries, affiliates, employees, partners, agents, mortgagees or successors to Landlord’s interest in the Leased Premises) (collectively “Landlord’s Indemnified Parties”) from any and all claims, sums paid in settlement of claims, judgments, damages, clean-up costs, penalties, fines, costs, liabilities, losses or expenses (including, without limitation, attorneys’, consultants’ and experts’ fees and any fees by Landlord to enforce the Hazardous Materials Indemnity) which arise during or after the Term as a result of Tenant’s breach of its obligations hereunder, such damages and losses to include, without limitation: diminution in value of any part of the Project; damages for the loss of, or the restriction on the use of, rentable or usable space or any amenity of the Project; damages arising from any adverse impact on the sale or lease of the Project; and damage and diminution in value to the Project or other properties, whether owned by Landlord or by third parties. The Hazardous Materials Indemnity includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on, under or originating from the Project. Without limiting the foregoing, if the presence of Hazardous Material on the Project caused or permitted by Tenant or Tenant’s Permittees results in the contamination, release or threatened release of Hazardous Material on, from or under the Project or other properties, Tenant shall promptly take all actions at its sole cost and expense which are necessary to return the Project and other properties to the condition existing prior to the introduction of the Hazardous Material; provided that Landlord’s written approval of the actions shall be obtained first and so long as such actions do not have or would not potentially have any material, adverse long-term or short-term effect on Landlord or on the Project or other properties. The Hazardous Materials Indemnity shall survive the Expiration Date or earlier termination of this Lease and shall survive any transfer of Landlord’s interest in the Project.

(c)            “Hazardous Material” means any hazardous, radioactive or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes (whether or not mixed, commingled or otherwise combined with other substances, materials or wastes) listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) a petroleum product, crude oil or any faction thereof, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to §311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to §307 of the Clean Water Act (33 U.S.C. §1317), (v) defined as a “hazardous waste” pursuant to §1004 of the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (42 U.S.C. §6903), (vi) defined as a “hazardous substance” pursuant to §101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq. (42 U.S.C. §9601) or (vii) medical or biological waste. Hazardous Materials shall not include any of the foregoing in amounts which, because of the quantity or condition in which they exist or, because they are otherwise permitted by applicable law or regulation, are commonly found in places of business similar to Tenant’s Permitted Use (such as copier toner, cleaning supplies and the like), the quantities are normal and customary for such use and the materials are handled, stored, disposed of and released in accordance with all applicable environmental laws.

(d)            Notwithstanding the foregoing, Landlord represents and warrants to Tenant that at the time the Leased Premises are delivered to Tenant (i) the Leased Premises shall be free from Hazardous Materials other than those Hazardous Materials permitted to remain within the Leased Premises in accordance with applicable law, if any, identified in the Asbestos Air Monitoring Report dated April 4, 2006, prepared by Envirotest, Ltd. (Job No. HOU 06 0358) and (hereinafter referred to as the “Environmental Report”) and (ii) except as identified in the Environmental Report, Landlord has received no notice of, and otherwise has no actual knowledge of, any Hazardous Materials within or upon the Project or the Leased Premises. Notwithstanding the foregoing, if Landlord breaches the previous representation and warranty, or if any laws, ordinances, rules or regulations applicable to the Project or Leased Premises hereafter require, Landlord shall remove, dispose of or encapsulate such Hazardous Materials (“Abate” or “Abatement”) at Landlord’s sole cost and expense. Landlord shall notify Tenant of Landlord’s anticipated commencement date of such work, and if required by law, Tenant shall close for business not later than such date and remain closed until notified by Landlord to reopen whereupon Tenant shall promptly reopen for business. If Tenant is forced to close for business and such closure is not the result of Abatement of Hazardous Materials brought upon, transported through, stored, kept, used, discharged or disposed in or about the Leased Premises by Tenant or Tenant’s Permittees, then all Rent and other routinely recurring charges due hereunder shall abate for each day that Tenant is closed as required by this paragraph. LANDLORD WILL INDEMNIFY AND HOLD TENANT HARMLESS AGAINST ALL INJURY, LOSS, COST, DAMAGE OR CLAIMS TO ANY PERSON OR PROPERTY ARISING OUT OF THE PRESENCE OR EXISTENCE OF HAZARDOUS MATERIALS FOUND IN THE LEASED PREMISES WHICH ARE NOT ATTRIBUTABLE TO THE ACTIVITIES OF TENANT OR TENANT’S PERMITTEES.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

Section 10.1     Assignment and Subletting Prohibited. Tenant will not assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest, grant any concession or license within the Leased Premises or allow any party other than Tenant, its subsidiaries, and affiliated entities (which shall mean any entity which controls, is controlled by, or is under common control with Tenant) to occupy all or any part of the Leased Premises (which, for purposes of this Article 10, shall include any form of (i) co-occupancy arrangement, (ii) office sharing arrangement, and (iii) license arrangement) without the prior express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do any of the foregoing without Landlord’s consent shall be void. Tenant acknowledges that this Lease is personal to Tenant, its subsidiaries and affiliated entities for the Permitted Use, and that Landlord may condition any consent on an increase in Rent or any other changes in the terms, covenants, or conditions hereof. The consent by Landlord to any transfer, assignment, subletting or other occupancy shall not be deemed or consent to any other or subsequent transfer or to be a waiver on the part of Landlord of its rights regarding any future transfers, assignments, sublets or occupancies. If Landlord consents to an assignment, subletting or other occupancy, such consent shall not be effective unless and until Landlord approves in writing the executed assignment, sublease agreement or other agreement evidencing same, which agreement shall provide that it is subject to Landlord’s consent and for the assignee to assume all of the obligations and liabilities of Tenant under this Lease or for the sublessee or other occupant to be subject to all the terms and provisions of the Lease. Notwithstanding any such consent, the undersigned Tenant will remain jointly and severally liable (along with each approved assignee, who shall automatically become liable for all obligations of Tenant hereunder) and Landlord shall be permitted to enforce the provisions of this instrument directly against the undersigned Tenant and/or any assignee or sublessee without proceeding in any way against any other person. This prohibition shall be construed to include a prohibition against any assignment, subletting or other occupancy by operation of law.

Section 10.2     Recapture. In the event of any such attempted assignment or attempted sublease which is made or attempted to be made without Landlord’s prior written consent in violation of this Lease (but specifically excluding any Permitted Transfers), or should Tenant, in any other nature of transaction, permit or attempt to permit anyone to occupy the Leased Premises (or any portion thereof) without the prior express written permission of Landlord required by this Lease then, in addition to being an Event of Default entitling Landlord to exercise the remedies provided in Article 13, Landlord shall thereupon have the right and option to cancel and terminate this Lease effective upon fifteen (15) days’ notice to Tenant given by Landlord at any time thereafter either as to the entire Leased Premises or as to only the portion thereof which Tenant shall have attempted to assign or sublease or otherwise permitted some other party’s occupancy without Landlord’s prior express written permission; and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the Rent payable hereunder shall thereafter be proportionately reduced as determined by Landlord.

Section 10.3     Permitted Transfers. Notwithstanding the foregoing provisions of this Article 10, Tenant may assign the Lease or sublease all or any portion of the Leased Premises without Landlord’s consent to any of the following (a “Permitted Transferee”) and without Landlord’s right to recapture, provided that the Permitted Transferee’s financial condition (in Landlord’s reasonable judgment) following the transfer is equal to or greater than that of the Tenant as of the date of this Lease: (a) any successor corporation or other entity resulting from a merger or consolidation of Tenant so long as Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; (b) any purchaser of all or substantially all of Tenant’s stock or assets; or (c) any entity which controls, is controlled by, or is under common control with Tenant. Any Permitted Transferee shall assume in writing all of Tenant’s obligations under the Lease. Not less than ten (10) business days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instruments effecting any of the foregoing Permitted Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (C) evidence of insurance and financial condition with respect to the Permitted Transferee as required under this Lease. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent transfer.

Section 10.4     Requirements Applicable to All Transactions. Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained or the Leased Premises assigned to a Permitted Transferee, the following shall apply:

(a)            In the event of an assignment, contemporaneously with the granting of Landlord’s consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefor along with Tenant; and Tenant shall further cause such assignee to grant Landlord an express first and prior contractual lien and security interest in the manner in which Tenant has granted Landlord such a lien;

(b)            A signed counterpart of all instruments relative thereto (executed by all parties to such transaction with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord’s written consent thereto (it being understood that no such instrument shall be effective without the written consent of Landlord);

(c)            Tenant shall subordinate to Landlord’s statutory lien and Landlord’s aforesaid contract lien and security interest any liens or other rights which Tenant may claim with respect to any fixtures, equipment or other property owned by or leased to the proposed assignee or sublessee or other party intending to occupy the Leased Premises;

(d)            No usage of the Leased Premises different from the Permitted Use shall be permitted and all other terms and provisions of this Lease shall continue to apply after any such assignment or subleasing;

(e)            In any case where Landlord consents to an assignment, sublease, grant of a concession or license or mortgage, pledge or hypothecation of the leasehold or other transaction, Tenant will nevertheless remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant and/or any assignee without demand upon or proceeding in any way against any other person; and

(f)             In the event that the rent per square foot due and payable on a monthly basis by a sublessee under any such permitted sublease (or a combination of the Rent payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant or occupancy arrangement permitted by Landlord, the rent payable to Tenant by the assignee, licensee or other transferee exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as Additional Rent under this Lease all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee or occupant.

Section 10.5     Bankruptcy Provisions. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”) or any other federal or state debtor relief laws (collectively, the “Bankruptcy Laws”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of any Bankruptcy Laws. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of any Bankruptcy Laws shall be deemed without further act or deed to have assumed all of the obligations under this Lease whether they arise before or after the date of such assignment. If Landlord is not permitted to terminate this Lease because of the provisions of Bankruptcy Laws, Tenant agrees, as a debtor in possession or any trustee for Tenant, within fifteen (15) days upon Landlord’s request to the applicable court, to assume or reject this Lease. If a filing of a petition under any Bankruptcy Law occurs, Landlord shall not have an obligation to provide Tenant with services or utilities unless Tenant has paid and is current in all payments of Rent due for the period of time following the date of a commencement of a petition under such Bankruptcy Law.

ARTICLE 11

CASUALTY AND CONDEMNATION

Section 11.1     Casualty.

(a)            In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give oral or written notice thereof to Landlord. If at any time during the Term, the Leased Premises or the twenty-five percent (25%) or more of the Building shall be substantially damaged or destroyed by fire or other casualty, then Landlord, upon not later than thirty (30) days’ written notice after the date of such fire or other casualty, shall elect to terminate this Lease or to repair and reconstruct (i) the Leased Premises (if the Leased Premises are damaged, including by smoke or water) to the extent it was originally constructed by Landlord but excluding those things which Tenant is required to insure pursuant to Section 12.2 and (ii) the other parts of the Building and Parking Facility to substantially the same condition that they existed immediately prior to such damage or destruction or to reasonably comparable condition. In any of the aforesaid circumstances, scheduled payments of all Rent shall abate proportionately during the period and to the extent that the Leased Premises are unfit for use by Tenant in the ordinary conduct of its business, access to the Leased Premises is substantially impeded, and more than fifty percent (50%) of the parking spaces provided for in this Lease are unavailable to Tenant; provided, no substitute parking spaces been made available by Landlord. If Landlord has elected to repair and restore the Leased Premises and the Building and such restoration will be accomplished within one hundred eighty (180) days from the date of the casualty, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter, subject to Force Majeure or other conditions beyond Landlord’s reasonable control. In the event that this Lease is terminated as herein permitted Landlord shall refund to Tenant any prepaid Rent (prorated as of the date of damage or destruction), less any sum then owing Landlord by Tenant. If the Leased Premises, Building or Parking Facility is not restored within the requisite time period this Lease may be terminated by Tenant, at its option, within thirty (30) days from the expiration of the one hundred eighty (180) day period. If Landlord has elected to repair and reconstruct the Leased Premises, then at Landlord’s election by written notice to Tenant, the Term shall, at the option of Landlord, be extended by a period of time equal to the period of such repair and reconstruction and Tenant’s Rent shall commence to accrue upon completion of restoration of the Building, Leased Premises and Parking Facility and delivery of the Leased Premises for occupancy by Tenant in the same condition existing as of the date of execution of this Lease.

(b)            If any item which Tenant is required to insure pursuant to Section 12.2 is damaged or destroyed, and this Lease is not terminated as provided in this Section 11.1, Tenant shall no later than thirty (30) days after Landlord gives Tenant written notice that it has substantially reconstructed or repaired that portion of the Leased Premises as Landlord is obligated to reconstruct or repair under Section 11.1(a) (if such reconstruction or repair be necessary), commence to repair, reconstruct, restore or replace such items and prosecute the same diligently and continuously to completion. In the event Tenant fails to perform its obligations under this Section 11.1(b) (for whatever reason, including without limitation, Tenant’s failure to carry the insurance coverage required to be carried by Tenant and whether or not the same constitutes an Event of Default), Landlord shall be deemed to own such improvements and items which Tenant is required to reconstruct or repair hereunder, and Landlord shall have the right, but not the obligation, to reconstruct and/or repair the items which Tenant was obligated to reconstruct and/or repair hereunder. Furthermore, Tenant shall reimburse Landlord for any out-of-pocket costs (including any additional insurance deductible) incurred by Landlord in connection therewith.

Section 11.2     Condemnation. If any portion of the Building or Project shall be taken or condemned (or there shall be a conveyance in lieu thereof) for any public purpose to such an extent as to render the continued operation of the Building or Project impractical or unfeasible as reasonably determined by Landlord, this Lease shall cease and terminate as of the date of such taking or condemnation (or conveyance in lieu thereof), whereupon all Rent owed up to the date of such taking or condemnation (or conveyance in lieu thereof) shall be paid by Tenant to Landlord. If any portion of the Building or the Parking Facility shall be taken or condemned (or there shall be a conveyance in lieu thereof) so as to materially and adversely impact Tenant’s use of or access to the Leased Premises or Parking Facility, Tenant may at its option terminate this Lease by written notice to Landlord. All proceeds from any taking or condemnation of the Leased Premises, Building or Project shall belong to and be paid to Landlord; provided, however that Tenant may make any separate claim in a separate proceeding which it is otherwise entitled to make for moving expenses or loss of business so long as the same does not diminish the condemnation proceeds payable to Landlord. Notwithstanding the foregoing, solely for the purpose of preserving Tenant’s claims for moving expenses or damages for loss of business against the condemning authority, Tenant may join in Landlord’s condemnation proceeding if separate proceedings are no longer authorized under applicable law. Tenant shall have no claim against the condemning authority or Landlord for the value of any unexpired portion of the Term.

ARTICLE 12

INSURANCE, RELEASE, WAIVER AND INDEMNIFICATION

Section 12.1     Landlord’s Insurance. Landlord shall maintain (i) Commercial General Liability Insurance on an occurrence basis with a minimum limit of liability in the amount of Five Million Dollars ($5,000,000.00), and (ii) Causes of Loss — Special Form Property Insurance (or All Risk Property Insurance) at least as broad as the Insurance Services Office’s Causes of Loss Special Form and including fire, extended coverage, vandalism, malicious mischief and such coverages as are typically carried by the owners of office buildings comparable to the Building in the greater Houston metropolitan area, in an amount equal to one hundred percent (100%) of the full replacement cost thereof (including Landlord’s Work installed as part of the Leased Premises, but excluding foundations, footings and other uninsurable parts) and (iii) such other insurance typically carried for similar developments as determined by Landlord in its commercially reasonable judgment. The Operating Expenses includes the cost of such insurance, and Tenant shall have no other obligation to reimburse Landlord for the cost of any insurance maintained by Landlord. Landlord’s insurance shall be carried by insurers licensed to do business in Texas having a rating of no less than A/XII as rated by Best’s Rating Service. Tenant understands and acknowledges that Landlord may have a blanket and/or umbrella insurance policy which may be fairly allocated by Landlord among the properties owned or managed by Landlord and/or Landlord’s affiliates as Landlord deems appropriate. Landlord’s Commercial General Liability Insurance policy shall name Tenant as an Additional Insured, shall be written as a primary policy with respect to the Project (excluding the Leased Premises) and shall be endorsed to waive rights of subrogation against Tenant. On or before the commencement of Landlord’s Work, Landlord shall provide the appropriate certificate of insurance and copies of any relevant endorsements.

Section 12.2     Tenant’s Insurance.

(a)            Tenant shall maintain at all times during the Term of this Lease, at Tenant’s expense:

 (i)             Special Causes of Loss Form Property Insurance, including fire, extended coverage, vandalism and malicious mischief, insuring for an amount not less than the current replacement cost of all improvements, alterations or additions made to the Leased Premises by Tenant, and Tenant’s fixtures, furniture, equipment and personal property owned, controlled or in use by Tenant and situated in the Leased Premises (Landlord is not obligated to carry insurance on Tenant’s property or improvements to the Leased Premises made by Tenant.). A deductible of not more than $5,000 will be permitted for such insurance. Such insurance shall name Landlord as a loss payee as its interests may appear. The policy shall be endorsed to WAIVE SUBROGATION AGAINST LANDLORD.

 (ii)            Commercial General Liability Insurance, including Bodily Injury and Property Damage Liability and Personal and Advertising Injury Liability on an occurrence basis with respect to Tenant’s business and occupancy of the Leased Premises for any one occurrence or claim of not less than $1,000,000, combined single limit for Bodily Injury and Property Damage, $1,000,000 Personal Injury and Advertising Injury, $1,000,000 Aggregate for Products and Completed Operations and $2,000,000 General Aggregate or such greater amount as Landlord may require in writing from time to time. A deductible of not more than $5,000 will be permitted for such insurance. Such insurance shall contain a provision including COVERAGE FOR ALL LIABILITIES ASSUMED BY TENANT UNDER THIS LEASE AND SHALL NAME Landlord as an additional insured. The policy shall be endorsed to waive SUBROGATION AGAINST LANDLORD.

 (iii)           Business Automobile Liability Insurance covering owned, non-owned and leased vehicles for limits not less than $1,000,000 per occurrence. Such insurance shall name Landlord as an additional insured. The policy shall be endorsed to waive SUBROGATION AGAINST LANDLORD.

 (iv)           Worker’s Compensation Insurance for all of Tenant’s employees working in the Leased Premises in an amount sufficient to comply with applicable laws or regulations. The policy shall include Employer’s Liability with minimum limits of $500,000 per accident, $500,000 per employee for disease, with a $500,000 policy limit for disease. The policy shall BE ENDORSED TO WAIVE SUBROGATION AGAINST LANDLORD.

 (v)            Business Interruption Insurance in an amount sufficient (which shall be deemed to require coverage for at least six months of income loss) to reimburse Tenant for direct or indirect loss of earnings attributable to matters covered by Special Causes of Loss Form Property Insurance and such other perils as are commonly insured against by prudent tenants or attributable to prevention of access to the Building or Leased Premises as a result of such perils. The policy shall be endorsed to waive subrogation against Landlord.

 (vi)           If any Hazardous Material (including, without limitation, medical waste but excluding general office and cleaning supplies in usual and customary quantities) is being used in, kept in, brought upon or disposed from or within the Leased Premises, then Pollution Liability Insurance of not less than $1,000,000 per occurrence. Such insurance shall name Landlord as an additional insured. The policy shall be endorsed to waive SUBROGATION AGAINST LANDLORD.

 (vii)          Insurance against such other perils and in such amounts as Landlord may from time to time require in writing. Such request shall be made on the basis that the insurance coverage requested is reasonable and customary at the time for prudent office building tenants in a business of the type and size of Tenant’s business.

(b)            All policies of insurance maintained by Tenant shall be in a form and with an insurer acceptable to Landlord, having a rating of no less than A/XII as rated by Best’s Rating Service, shall be issued by an insurer licensed to do business in Texas, and shall require at least thirty (30) days written notice to Landlord of termination or material alteration. Notwithstanding anything to the contrary contained herein, all such liability, property damage and other casualty policies shall be written as primary policies with respect to the Leased Premises only which do not contribute to and are not to be merely as excess coverage over that which Landlord may carry.

(c)            Tenant shall, at least five (5) days before Tenant receives the Leased Premises, and thereafter at least thirty (30) days prior to the expiration of each such policy, promptly deliver to Landlord certified copies of such policies or original evidence of insurance which reflects (i) that all premiums have been paid and the policies are in full force and effect, (ii) that Landlord and entities which Landlord may from time to time designate are named as an additional insured as required above, (iii) that the policy is endorsed to waive subrogation against Landlord, (iv) the type of coverage, (v) the limits of coverage, (vi) the name, address and phone number of the insurance company, (vii) the name, address and phone number of the insurance agent, (viii) the commencement date and expiration date of the policy, and (ix) that the terms of the policy will be applicable with respect to Landlord through the stated expiration date of the policy unless Landlord is given at least thirty (30) days prior written notice of any revision or earlier cancellation of the policy. Additionally, Tenant shall be obligated to submit to Landlord evidence of insurance as provided above which covers any additional space leased hereunder or any extension of Term at least five (5) days prior to Tenant receiving such additional space or the extension of the Term. The delivery of the evidence of insurance as provided above shall be a condition precedent to Tenant receiving the Leased Premises, but this shall not delay the Rent Commencement Date or otherwise cause any abatement of Rent.

(d)            If Tenant fails to maintain any insurance required to be maintained by Tenant as required in this Section 12.2 or fails to submit either a certified copy of all such policies or any original evidence of insurance which complies with the foregoing provisions of this Section 12.2, then Landlord, in addition to Landlord’s remedies set forth in Article 13, shall have the right (but not the obligation) to cause such insurance to be issued, and in such event, Tenant shall pay to Landlord on or before expiration of the Payment Window, the premium therefor plus Landlord’s Overhead Recovery.

Section 12.3 Release and Waiver of Subrogation. Notwithstanding anything to the contrary contained within this Lease (except for the terms of this Section 12.3), Landlord and Tenant hereby mutually agree that in the event that either Landlord or Tenant sustains a loss (including, without limitation death, injury or property damage) (WHETHER OR NOT SUCH LOSS, DAMAGE, OR INJURY IS CAUSED BY THE FAULT OR THE SOLE OR CONTRIBUTORY NEGLIGENCE OF A PARTY HERETO OR ANY THIRD PARTY) which is covered by any insurance policy that such party is required to provide and maintain under this Lease, then such party sustaining the loss agrees that such party shall have no right of recovery against the other party (the same to specifically include Landlord’s Indemnified Parties and Tenant’s Permittees), and such party sustaining the loss hereby WAIVES any right of subrogation which might otherwise exist in or accrue to any third party; provided, however, that in all events, the party sustaining any loss which is covered or required to be covered by property or liability insurance pursuant to the other provisions of this Lease may recover from the other party (assuming such other party otherwise has liability for the loss suffered) the amount of any deductible (provided such deductible does not exceed $25,000) under any applicable policy insurance, to the extent of the deductible under such policy. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to this Lease shall contain provisions or endorsements thereto waiving the insurer’s rights of subrogation with respect to claims again the other, and, unless the insurance policies permit waiver of subrogation without notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease. Notwithstanding the foregoing, however, the provisions of this Section 12.3 shall not limit Landlord’s or Tenant’s obligations under Sections 9.3 or 12.4 and the mutual waivers contained in this Section shall not impose any other or greater liability upc either Landlord or Tenant than would have existed in the absence of such waivers.

Section 12.4     Release and Indemnification.

(a)            Tenant’s Indemnification and Release. To the fullest extent permitted by law, but subject to the waiver of subrogation provided for elsewhere in this Lease, Tenant agrees indemnify, defend and hold harmless Landlord and Landlord’s Indemnified Parties from all claims, losses, costs, damages and expenses (including but not limited to attorney’s fees and court costs) resulting or arising or alleged to arise from any and all injuries or death of any person or damage to any property (i) in, on or about the Leased Premises from the date of Landlord’s Tender until Tenant fully vacates the Leased Premises (unless due to the so negligence, gross negligence or willful misconduct of Landlord or Landlord’s Indemnified Parties) or (ii) in, on or about the Project caused by the sole negligence, gross negligence willful misconduct of Tenant or Tenant’s Permittees.

(b)            Landlord’s Indemnification. To the fullest extent permitted by law, but subject the waiver of subrogation provided for elsewhere in this Lease, Landlord agrees to indemnify, defend and hold harmless Tenant and Tenant’s Permittees from all claims, losses, costs, damages and expenses (including but not limited to attorney’s fees and court costs) resulting or arising alleged to arise from any and all injuries or death of any person or damage to any property (i) in on or about the Common Areas of the Building or the Project (unless due to the sole negligence, gross negligence or willful misconduct of Tenant’s or Tenant’s Permittees) or (ii) in, on or about the Leased Premises caused by the sole negligence, gross negligence or willful misconduct Landlord or Landlord’s Permittees.

(c)            Notwithstanding the foregoing, in the event that either party is obligated to indemnify the other under this Section 12.4 and such other party is determined to be responsible in whole or in part for the same, then in order to provide a mechanism for apportioning the responsibility of Landlord and Tenant for any such liability, Landlord and Tenant agree follows:

 (i)             Should a final judgment be entered, which recites the proportionate responsibility of Landlord and Tenant with respect to such matter, Landlord and Tenant agree to bear the responsibility for damages, costs, and expenses in the proportion assigned by such judgment; and

 (ii)            In the event a claim is settled without entry of a judgment apportioning responsibility, Landlord and Tenant agree to submit the issue of their proportionate responsibility to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and Mediation Procedures. The arbitration proceedings must be conducted in Houston, Texas. The arbitrator appointed to hear and decide disputes under this provision must be a citizen of the United States.

ARTICLE 13

DEFAULT AND REMEDIES

Section 13.1     Events of Default. Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

(a)            Failure or refusal by Tenant to pay any Rent (including, without limitation, any Base Rent, Additional Rent or other payments due under this Lease) on or before ten (10) days after written notice from Landlord;

(b)            Failure to perform or observe any other covenant or condition of this Lease by Tenant to be performed or observed upon the expiration of a period of thirty (30) days following written notice to Tenant of such failure unless the nature of such failure is such that it cannot reasonably be cured within such 30 day period, then Tenant shall have such additional time as is reasonably required to cure such failure provided Tenant commences to cure such failure within such 30 day period and proceeds to prosecute such cure with diligence and continuity; provided, however, that in the event such failure by Tenant relates to a matter which can cause Landlord to be in default under or breach the terms of any other lease, agreement affecting the Project or the terms of any loan or subject Landlord to criminal or civil liability for the violation of any governmental law or which prevents Landlord from consummating another business transaction or obtaining a governmental approval, then Tenant shall be entitled to only such cure period as is reasonable if less than thirty (30) days and shall immediately perform or observe such covenant or condition of this Lease, and the failure by Tenant to do so immediately shall be an Event of Default;

(c)            [Intentionally deleted];

(d)            The assignment of the Lease or the subleasing of any portion of the Leased Premises in violation of the terms of Article 10;

(e)            The filing of a request which is not dismissed in thirty (30) days or the commencement by Tenant or any Guarantor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, debtor relief or other similar law, or the consent by either of said parties to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any substantial part of the property of Tenant or any Guarantor, or to the taking possession of any such property by any such functionary or the making of any assignment for the benefit of creditors by either Tenant or any Guarantor, or the failure of Tenant or any Guarantor generally to pay its debts as such debts become due, or the taking of corporate action by any corporate Tenant or any corporate Guarantor in furtherance of any of the foregoing;

(f)             The entry of a decree or order for relief by a court having jurisdiction over Tenant or any Guarantor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any Guarantor or for any substantial part of either of said parties’ property, or ordering the winding up or liquidation of either of said parties’ affairs; or

(g)            The dissolution or winding up of Tenant.

Section 13.2     Landlord’s Remedies.

(a)            If any Event of Default occurs, in each such case, and in addition to any and all other rights or remedies of Landlord provided in this Lease or at law or equity, Landlord may immediately, or at any time thereafter, and without demand or notice (except as specifically provided herein):

 (i)             [Intentionally deleted];

 (ii)            if the Event of Default pertains to work to be performed by Tenant, enter upon the Leased Premises and perform such work, or cause such work to be performed, for the account of Tenant, and without waiving such Event of Default, Tenant shall pay to Landlord the cost of such work plus Landlord’s Overhead Recovery on or before the expiration of the Payment Window;

 (iii)           terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord;

 (iv)           without terminating this Lease, terminate Tenant’s right to possession of the Leased Premises (upon which Tenant’s possessory rights (but not its obligations) under this Lease shall terminate), in furtherance of which Landlord may enter upon the Leased Premises or any part thereof and change the locks (and/or other security devices), terminate any utility or other services to the Leased Premises, repossess the same and expel the Tenant and those claiming through or under Tenant and remove Tenants or their effects without a breach of the peace, all without being deemed guilty of any manner of trespass, all without any liability to Tenant or to any third party for which liability Tenant hereby releases Landlord and the Landlord Indemnified Parties and for which third party claims Tenant agrees to indemnify, defend and hold harmless Landlord and the Landlord Indemnified Parties UNLESS SUCH THIRD PARTY CLAIMS ARE ATTRIBUTABLE IN WHOLE OR IN PART TO THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF LANDLORD OR LANDLORD’S INDEMNIFIED PARTIES, and all without prejudice to any remedies which might otherwise be used for the collection of arrears of rent or damages for a default;

 (v)            bring an action for forcible entry, forcible detainer or forcible entry and detainer or other legal proceedings as Landlord may elect.

(b)            Notwithstanding any such termination or entry by the Landlord whether by summary proceedings, or otherwise, Tenant shall pay and be liable for (on the days originally fixed herein for the payment thereof) the several installments of Rent as if this Lease had not been terminated and as if the Landlord had not entered and whether the Leased Premises are relet or remain vacant in whole or in part, but if Landlord has then relet the Leased Premises, Landlord shall offer credit to Tenant in the net amount of rent received by Landlord with any replacement tenant occupying the Leased Premises, computed in accordance with the deductions therefrom and in the order of application set forth in Sections 13.2(e) and 13.2(f). Alternatively, at Landlord’s election, Tenant shall pay to Landlord, as damages, a sum which as of the time of Landlord’s election equals the excess, if any, of the present value of the total rentals and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term if this Lease had been fully complied with by Tenant, over and above the current rental value of the Leased Premises for the balance of the Term discounted to present value as provided below. For the purposes of this Section 13.2(b), and because of the difficulty of ascertaining such amount, Tenant and Landlord stipulate that:

 (i)             The Rent for any period after any such termination or entry by Landlord would have been at a monthly rate equal to the monthly average of the Rent which Tenant was obligated to pay to the Landlord under this Lease during the three hundred sixty-five (365) days immediately preceding the date of such termination or entry; provided, however, that this average Rent shall be increased to reflect any increases in Base Rent which are scheduled to occur after such termination or entry; and

 (ii)            The appropriate discount rate for determining the present value of the income streams described above shall be six percent (6%).

(c)            Notwithstanding anything contained herein to the contrary, to the full extent permitted under applicable law, Tenant hereby releases Landlord from any and all duty to relet the Leased Premises or otherwise mitigate damages. Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished, because of Landlord’s failure to relet the Leased Premises or collect rent due with respect to such reletting. In the event and only in the event that, despite such waiver, applicable law requires Landlord to attempt to mitigate damages, Landlord shall use reasonable efforts to relet the Leased Premises on such terms and conditions as Landlord in its good faith judgment may determine (including without limitation a term different than the term of this Lease, rental concessions, as may be required by current market conditions, and repair of the Leased Premises) provided, however that Landlord shall not be obligated to give priority to reletting the Leased Premises over other unoccupied portions of the Project owned by Landlord. In no event shall Tenant be entitled to any excess rents received by Landlord.

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE is made hereto by and between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (hereinafter called “Landlord”), and SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant heretofore entered into a Lease Agreement dated December 1, 2008 (hereinafter called the “Lease”), covering approximately 20,382 square feet of Rentable Area on the sixth (6th) floor, Suite 600 (hereinafter called the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA (hereinafter called the “Building”) located at 800 Gessner in Houston, Harris County, Texas; and

WHEREAS, the parties wish to amend the Lease as hereinafter set forth;

WHEREAS, the parties agree that capitalized terms not defined herein should have the meanings given to such terms in the Lease;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the undersigned parties agree as follows:

I.

Landlord and Tenant agree to delete the definition of the Rent Commencement Date set forth in Article I of the reference provisions of the Lease and substitute in lieu thereof the following:

“The later to occur of the date which is two (2) weeks after the date of (i) Landlord’s Tender (as defined in Exhibit C, Paragraph 8) or (ii) May 15, 2009; provided, however, in the event Tenant opens for business in the Premises prior to such date, the Rent Commencement Date shall be the date on which Tenant initially opens for business in the Premises.”

II.

Landlord and Tenant agree to delete Paragraph 1 of Exhibit C to the Lease and substitute in lieu thereof the following:

“1.          Landlord or Landlord’s contractors, at Landlord’s cost and expense, shall perform the following “Landlord’s Work” to the Leased Premises, the Restrooms and Elevator Lobby (as designated on Exhibit A to the Lease):

(a)          Construct improvements to the Leased Premises in accordance with those plans dated February 6, 2009, prepared by Landlord and as approved by Philip Ewald Architecture Inc. (the “Plans”), the Construction Documents (as defined in Section 2 below) to be prepared by Landlord based on the Plans, the Lease and this Exhibit C, including Building Standard improvements as defined in Section 3 below, and necessary demolition of any existing improvements in the Leased Premises. Notwithstanding the foregoing, if the cost of construction of Landlord’s Work per the Plans is less than the construction cost (the “Original Construction Costs”) associated with the proposed plans dated October 16, 2008, which were originally referred to in the Lease, for the portion of the Leased Premises cross-hatched on Exhibit A to the Lease, Tenant shall have the right at Tenant’s written request made timely to Landlord so that there is no delay in commencement or continuation of construction to apply such savings as a credit towards any additional work to be performed by Landlord in the Leased Premises, Restrooms or Elevator Lobby (as provided below). The Original Construction Cost is hereby stipulated to be $565,581.84 as such amount may be adjusted for the $22,000.00 Tenant will pay towards any millwork and tempered glass side lights and the $18,000 allowance towards reception area and large conference room as provided in sheet notes 5 and 6 on sheet A02.06 of the October 16, 2008 proposed plans. Conversely, if the cost of construction per the Plans exceeds the Original Construction Cost, Tenant shall be responsible for paying any such overage within thirty (30) days after Landlord’s Tender. Within seven (7) days from the date of this Agreement, Landlord shall provide Tenant with a reasonably detailed statement of the cost of Landlord’s Work per the Plans ( “Landlord’s Cost Statement”). Within five (5) business days of receipt of Landlord’s Cost Statement by Tenant, Tenant shall approve or disapprove Landlord’s Cost Statement in writing to Landlord including detailed, specific and reasonable reasons for disapproval and detailed and reasonable suggested revisions to Landlord’s Cost Statement (“Tenant’s Price Revision Plan”). If Tenant disapproves such cost and timely gives to Landlord Tenant’s Price Revision Plan, Landlord shall work with Tenant in good faith to reduce the scope of the Landlord’s Work or seek alternative pricing until the cost of such work is approved by Tenant. Each day from the date of the expiration of said five (5) day period until the cost of such work is approved by Tenant in writing delivered to Landlord shall automatically constitute a day of Tenant Delay. If Tenant shall fail to give to Landlord Tenant’s Price Revision Plan within five (5) business days from the date of receipt thereof in writing by Landlord, then Landlord’s Cost Statement shall be deemed approved by Tenant, and Landlord shall be authorized to proceed with construction based upon Landlord’s Cost Statement. To the extent the Plans and Construction Documents are inconsistent with the construction requirements of the Lease and this Exhibit C, the Plans and Construction Documents shall control.

(b)          Construct improvements to the Restrooms and Elevator Lobby adjacent to the Leased Premises in accordance with plans to be prepared by Philip Ewald Architecture Incorporated (the “Restroom and Elevator Lobby Plans”), as provided below, the Construction Documents (as defined in Section 2 below) to be prepared by Landlord based on the Restroom and Elevator Lobby Plans, the Lease and this Exhibit C, including Building Standard improvements as defined in Section 3 below, and necessary demolition of any existing improvements in the Restrooms and Elevator Lobby. Landlord shall provide Tenant an allowance for cost of construction of the Restrooms in an amount equal to the current cost to replicate (including compliance with current ADA standards) the restrooms located on the eleventh (11th) floor of the building located at 820 Gessner (the “Restrooms Allowance”). In addition, Landlord shall provide Tenant an allowance for cost of construction of the Elevator Lobby in an amount equal to the current cost to replicate (including compliance with current ADA standards) the elevator lobby located on the second (2ndth) floor of the building located at 820 Gessner (the “Elevator Lobby Allowance”). If the cost of construction of Landlord’s Work for the Restrooms and the Elevator Lobby per the Restroom and Elevator Lobby Plans described below costs less than the sum of the Restrooms Allowance and the Elevator Lobby Allowance, Tenant shall have the right, at Tenant’s written request made timely to Landlord so that there is no delay in the commencement, continuation of completion of construction, to apply such savings as a credit towards any additional work to be performed by Landlord in the Leased Premises, Restrooms or Elevator Lobby. Conversely, if the cost of construction for the Restrooms and Elevator per the Restroom and Elevator Lobby Plans exceeds the sum of the Restrooms Allowance and Elevator Lobby Allowance, Tenant shall be responsible for paying any such overage, which overage shall be due and payable within thirty (30) days after Landlord’s Tender. On or before February 27, 2009, Landlord shall provide Tenant with a current bid (with line items) evidencing the Restrooms Allowance and Elevator Lobby Allowance. On or before February 27, 2009, Tenant shall provide Landlord with the Restroom and Elevator Lobby Plans, including specified finish details or allowances therefor. Within seven (7) days from the receipt of the Restroom and Elevator Lobby Plans, Landlord shall provide Tenant with reasonably detailed evidence (including line item costs) of the cost of construction of Landlord’s Work per the Restroom and Elevator Lobby Plans (the “Landlord’s R&EL Cost Statement”). Within three (3) business days of receipt of the R&EL Cost Statement by Tenant, Tenant shall approve or disapprove R&EL Cost Statement in writing to Landlord including detailed, specific and reasonable reasons for disapproval and detailed and reasonable suggested revisions (“Tenant’s R&EL Price Revision Plan”) If Tenant shall fail to give to Landlord Tenant’s R&EL Price Revision Plan within three (3) business days from the date of receipt of Landlords R&EL Cost Statement in writing, then the Landlord’s R&EL Cost Statement shall be deemed approved by Tenant, and Landlord shall be authorized to proceed with construction based on Landlord’s R&EL Cost Statement. If Tenant disapproves such cost and timely gives to Landlord Tenant’s R&EL Price Reduction Plan Landlord shall work with Tenant in good faith to reduce the scope of the Landlord’s Work for the Restrooms and Elevator Lobby or seek alternative pricing until the cost of such work is approved by Tenant. Each day from the date of the expiration of said three (3) day period until the cost of such work is approved by Tenant in writing delivered to Landlord shall automatically constitute a day of Tenant Delay. To the extent the Plans and Construction Documents are inconsistent with the construction requirements of the Lease and this Exhibit C, the Plans and Construction Documents shall control.

(c)          The cost of construction of Landlord’s Work in the Leased Premises, Restrooms and Elevator Lobby shall be subject to Tenant’s approval as provided herein. The cost of construction shall not include any construction management fee or other fees payable to Landlord’s property manager, management company or any other party for supervision or administering the construction of Landlord’s Work. The fee payable to Landlord’s general contractor for profit, overhead, general conditions and any other compensation shall not exceed eight percent (8%) of the costs paid to engineering consultants, subcontractors, vendors and suppliers by the general contractor and 8% of the drywall and demolition cost which are performed by the general contractor. The general contactor shall obtain competitive bids from no less than two (2) subcontractors for each trade, excluding drywall and demolition, one of which may be recommended by Tenant, provided such recommendation is timely made to Landlord in writing so that there is no delay in commencement, continuation or completion of construction. The lowest qualified bid for each trade shall be used unless another bid is timely specified by Tenant to Landlord in writing so that there is no delay in commencement, continuation or completion of construction. Upon request, Tenant shall have the right to audit the specified cost of construction, including all bids and supporting documentation, and Landlord agrees to make available all books, documents, record, papers and files of Landlord and the general contractor relating thereto.”

III.

Landlord and Tenant agree to delete Paragraph 4 of Exhibit C to the Lease and substitute in lieu thereof the following:

“4.          The approval of Tenant shall be required for any additions or amendments to the Plans and Construction Documents as originally agreed to by Landlord and Tenant. If Landlord (or Landlord’s contractors) agrees to perform at Tenant’s request, and upon submission by Tenant of necessary plans and specifications, any additional work over and above that shown in the Plans, such work shall be performed by Landlord (or Landlord’s contractors) at Tenant’s sole expense, subject to any credit to Tenant for savings in construction costs as provided in Section 1 above. Prior to commencing any of the foregoing work, Landlord will submit to Tenant written estimates of the cost of any such work and the number of Tenant Delay days, if any, that will occur as a result of such work. If Tenant shall fail to approve any such estimates within five (5) business days from the date of submission thereof in writing by Landlord, then the same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon. Tenant agrees to pay Landlord an amount not to exceed the estimated and approved cost of all such work, within thirty (30) days following completion of the Landlord’s Work and receipt of receipts of copies of invoices from Landlord evidencing the cost of such work performed.”

IV.

Landlord and Tenant agree that Paragraph 9 of Exhibit C shall be deleted in its entirety and the following paragraph substituted therefor:

“Subject to Section 16.26 of the Lease and Tenant Delay, if Landlord fails to so substantially complete the Landlord’s Work on or before September 15, 2009, Tenant shall have the right, at Tenant’s sole option, and as Tenant’s sole remedy, to terminate the Lease with the same effect and in the same manner as if the date of such termination was the expiration date set forth in this Lease; provided, Tenant gives Landlord ten (10) days’ written notice of Tenant’s intent to terminate the Lease.”

V.

Landlord and Tenant each acknowledged that as of the date of this Amendment neither Landlord nor Tenant is in default under any terms of the Lease, nor has any event occurred, which with the passage of time (after notice, if any, required by the Lease) would become an event of default under the Lease.

VI.

This First Amendment of Lease shall not be amended, changed, or extended except by a written instrument executed by the parties hereto.

VII.

Except as modified by this First Amendment of Lease, the Lease remains unchanged and continues unabated in full force and effect.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS DOCUMENT, THIS DOCUMENT SHALL BECOME EFFECTIVE AND BINDING ONLY UPON THE EXECUTION OF THIS DOCUMENT BY TENANT AND BY WAYNE HAYS (PRESIDENT AND CHIEF OPERATING OFFICER), RANDY NERREN (SENIOR VICE PRESIDENT) AND WILLIAM M. MOSLEY, JR. (IN THE FORM OF AN ATTESTATION IN HIS CAPACITY AS SECRETARY OF THE GENERAL PARTNER OF LANDLORD) ON BEHALF OF LANDLORD AND THE DELIVERY OF A FULLY EXECUTED (AS SET FORTH ABOVE) ORIGINAL OF THIS DOCUMENT TO TENANT.

EXECUTED, this the 16th day of February, 2009, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD., a Texas limited partnership

	By:	MEMORIAL CITY TOWERS GP, LLC, a Delaware limited liability company, its Sole General Partner
ATTEST:

/s/ William M. Mosley		By:	/s/ Wayne Hays
William M. Mosley, Jr., Secretary			Wayne Hays, President & COO

		By:	/s/ Randy Nerren
Randy Nerren, Senior Vice President

TENANT:

SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation

	By:	/s/ Rhonda Kemp
Name: Rhonda Kemp
Title: Chief Financial Officer

LEASE COMMENCEMENT AGREEMENT

THIS LEASE COMMENCEMENT AGREEMENT (this “Agreement”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and SOUTHWEST INSURANCE PARTNERS, a Texas corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008 and a First Amendment of Lease dated February 16, 2009 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 20,382 square feet of Rentable Area on the sixth (6th) floor, Suite 600 (the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

Pursuant to the Lease, Landlord has delivered the Leased Premises to Tenant and Tenant has accepted the same and is now occupying the Leased Premises. Landlord and Tenant wish to confirm the Rent Commencement Date and other matters under the Lease.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

A.	The Rent Commencement Date is June 22, 2009. The stated Expiration Date of Term of the Lease is June 21, 2019.

B.	For purposes of Base Rent under the Lease, year six (6) starts on June 22, 2014.

C.	For purposes of the “Special Provisions” of the Lease (i) the first three (3) months of Base Rent abatement shall expire on September 21, 2009 and Tenant shall commence payment of Base Rent on September 22, 2009 and (ii) the first twenty-four (24) months of Parking Charges abatement shall expire on June 21, 2011 and Tenant shall commence payment of Parking Charges for non-reserved parking spaces on June 22, 2011.

II.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. This Agreement shall not be amended, changed or extended except by written instrument signed by the parties hereto. This Agreement together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant are incorporated herein. Except as modified by this Agreement, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS DOCUMENT, THIS DOCUMENT SHALL BECOME EFFECTIVE AND BINDING ONLY UPON THE EXECUTION OF THIS DOCUMENT BY TENANT AND BY WAYNE HAYS (PRESIDENT AND CHIEF EXECUTIVE OFFICER), RANDY NERREN (SENIOR VICE PRESIDENT) AND WILLIAM M. MOSLEY, JR. (IN THE FORM OF AN ATTESTATION IN HIS CAPACITY AS SECRETARY OF THE GENERAL PARTNER OF LANDLORD) ON BEHALF OF LANDLORD AND THE DELIVERY OF A FULLY EXECUTED (AS SET FORTH ABOVE) ORIGINAL OF THIS DOCUMENT TO TENANT.

EXECUTED on August 24, 2009, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD., a Texas limited partnership

ATTEST:	By:	MEMORIAL CITY TOWERS GP, LLC, a Delaware limited liability company, its sole General Partner

/s/ William M. Mosley
William M. Mosley, Jr., Secretary		By:	/s/ Wayne Hays
Wayne Hays, President & CEO

		By:	/s/ Randy Nerren
Randy Nerren, Senior Vice President

TENANT:

ATTEST:	SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation

/s/ [ILLEGIBLE]	By:	/s/ Rhonda N Kemp
(Assistant) Secretary	Name:	RhONDA N KEMP
	Title:	CFO

SUPPLEMENTAL PARKING AGREEMENT

THIS SUPPLEMENTAL PARKING AGREEMENT (this “Agreement”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008 (as amended, collectively, the “Lease”), covering approximately 20,382 square feet of Rentable Area on the sixth (6th) floor, Suite 600 (the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas. Landlord and Tenant wish to make changes to the parking provisions of the Lease.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended as follows:

I.

Tenant shall be entitled to an additional two (2) reserved parking spaces (the “Additional Spaces”) in the Parking Facility commencing effective on August 1, 2009 (the “Parking Change Date”) Tenant shall have the use of the Additional Spaces until the earlier to occur of (i) ten (10) days following receipt by Landlord of written notice from Tenant of Tenant’s cancellation of the use of the Additional Spaces, or (ii) the expiration or termination of the Lease or Tenant’s right to possession of the Leased Premises. Tenant shall have the right to cancel the use of the Additional Spaces by written notice to Landlord. In consideration of the right of Tenant to the Additional Spaces as set forth above, Tenant agrees to pay Landlord the additional sum of $50.00 per month, plus applicable sales tax, for each said reserved parking space as additional Parking Charges, which shall be due and payable by Tenant to Landlord on the dates, in the manner and at the place which Parking Charges are payable and shall be payable monthly in advance commencing on the Parking Change Date. The Additional Spaces are in addition to the seven (7) reserved parking spaces and up to one hundred one (101) total parking spaces to which Tenant is entitled under the Lease.

II.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. This Agreement shall not be amended, changed or extended except by written instrument signed by the parties hereto. This Agreement together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof. Except as modified by this Agreement, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

EXECUTED on 9/24, 2009, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

By:	MEMORIAL CITY TOWERS GP, LLC,
its sole General Partner

	By:	/s/ Randy Nerren
Randy Nerren, Senior Vice President

TENANT:

SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	The Director

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (this “Amendment”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, and a Supplemental Parking Agreement dated September 24, 2009 (collectively, the “Lease”), covering approximately 20,382 square feet of Rentable Area on the sixth (6th) floor, Suite 600 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner, Houston, Harris County, Texas.

Landlord and Tenant now desire to amend the Lease as set forth below.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended as follows:

I.

Landlord leases to Tenant and Tenant leases from Landlord 3,614 additional square feet of Rentable Area (hereinafter called the “Additional Space”) located on the twelfth (12th) floor of the Building identified as Suite 1270, said space being shaded on the floor plan attached hereto as Exhibit A. Except as provided in Paragraphs II and III below, the Term of the Lease with respect to the Additional Space shall commence on the date Landlord tenders possession of the Additional Space to Tenant (the “Effective Date”). Except as provided in Paragraphs II and III below, commencing on the Effective Date and continuing through the remainder of the Term of the Lease, the term “Leased Premises” as used in the Lease shall be 23,996 square feet of Rentable Area, which is comprised of the 20,382 square feet of Rentable Area leased under the Lease prior to this Amendment and the 3,614 square feet of Rentable Area added to the Lease by this Amendment.

II.

(a)          The term “Additional Space Rent Commencement Date” means the earlier of (1) September 15, 2010, or (2) the date on which Tenant occupies the Leased Premises for the purposes of conducting business.

(b)          As a result of the leasing by Tenant of the Additional Space, the sums which Tenant shall be obligated to pay to Landlord as Base Rent shall be increased by the following:

(1)          $7,529.17 per month during the period commencing on the Additional Space Rent Commencement Date and continuing through June 21, 2014; and

(2)          $8,131.50 per month during the period commencing on June 22, 2014 and continuing through the remainder of the Term.

(c)          Provided there is no uncured Event of Default in existence, Tenant shall be entitled to an abatement of Base Rent with respect to the Additional Space in the total amount of $ 19,809.24, to be taken in an amount equal to $7,529.17 per month, beginning on the Additional Space Rent Commencement Date and continuing until the same is fully applied.

(d)          If the Additional Space Rent Commencement Date or any other date for the change of Base Rent occurs on a date other than the first of a month, the increase in Base Rent which occurs on the shall be prorated on a daily basis and in the case of the initial change as a result of the occurrence of the Additional Space Rent Commencement Date, Tenant shall pay the same within ten (10) days after the Additional Space Rent Commencement Date.

III.

In addition to the payment of the Operating Expense Component for the 20,382 square feet of Rentable Area leased by Tenant under the Lease prior to this Amendment, Tenant shall also pay Additional Rent with respect to the Operating Expense Component allocable to the Additional Space during the period commencing on the Additional Space Rent Commencement Date and continuing through the remainder of the Term.

IV.

For purposes of computing the Termination Fee under Paragraph 1 of Exhibit F of the Lease, the Termination Fee shall also include (a) the amount of the Construction Allowance set forth in this Amendment, (b) the prepaid leasing commissions paid by Landlord to Tenant’s Broker in connection with this Amendment and (c) the amount of the abated Base Rent set forth in this Amendment, but only to the extent the same have exceeded a total of $63,389.56, which shall be amortized as otherwise provided in Paragraph 1 of Exhibit F of the Lease, except that the amortization period shall be over that portion of the Term from the Additional Space Rent Commencement Date through the stated Expiration Date of June 21, 2019.

V.

Tenant shall construct improvements to the Additional Space as provided in Exhibit B attached hereto. Landlord shall tender and Tenant shall accept the Additional Space in their AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Additional Space shall be conclusive evidence of the foregoing. In no event shall Landlord be responsible for any costs, expenses or delays incurred by Tenant in bringing the Additional Space or the Building into compliance with all applicable building codes, regulations, laws and ordinances. Additionally, except as expressly provided in the Lease to the contrary, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Building, the Garage, the Leased Premises or the Additional Space or any construction, fixtures or personal property leasehold improvements.

VI.

Other than Yancey-Hausman Interests, Inc. (“Tenant’s Broker”), Tenant represents to Landlord that it has not engaged any real estate or leasing broker, agent or finder in connection with this Lease or the transactions pursuant hereto, and Tenant’s Broker is the only leasing broker, agent or finder who is entitled to a commission in connection with this Amendment or the transactions pursuant hereto, which commission shall be paid by Landlord pursuant only to a separate written agreement between Landlord and Tenant’s Broker. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, costs, losses, damages, fees, fines, commissions, penalties, interest, judgments, amounts paid in settlement or expenses incurred by Landlord by virtue of a breach of this representation made by Tenant.

VII.

Beginning on the Additional Space Rent Commencement Date, the number of parking spaces which Tenant shall entitled to use shall be one hundred ten (110) parking spaces, of which up to thirty (30) of such parking spaces may be in reserved parking spaces, subject to the payment of Parking Charges as provided in the Lease.

VIII.

Capitalized terms not defined herein should have the meanings given to such terms in the Lease. The exhibits, if any, which are referred to in this Amendment and are attached to this Amendment and incorporated by reference herein. This Amendment shall not be amended, changed or extended except by written instrument signed by the parties hereto. This Amendment together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant are incorporated herein. Except as modified by this Amendment, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS DOCUMENT, THIS DOCUMENT SHALL BECOME EFFECTIVE AND BINDING ONLY UPON THE EXECUTION OF THIS DOCUMENT BY TENANT AND BY WAYNE HAYS (PRESIDENT AND CHIEF EXECUTIVE OFFICER), RANDY NERREN (SENIOR VICE PRESIDENT) AND WILLIAM M. MOSLEY, JR. (IN THE FORM OF AN ATTESTATION IN HIS CAPACITY AS SECRETARY OF THE GENERAL PARTNER OF LANDLORD) ON BEHALF OF LANDLORD AND THE DELIVERY OF A FULLY EXECUTED (AS SET FORTH ABOVE) ORIGINAL OF THIS DOCUMENT TO TENANT.

This Amendment is executed on August 17, 2010, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD., a Texas limited partnership

	By:	MEMORIAL CITY TOWERS GP, LLC, a Delaware limited liability company, its sole General Partner
ATTEST:

/s/ William M. Mosley		By:	/s/ Wayne Hays
William M. Mosley, Jr., Secretary			Wayne Hays, President & C.E.O.

		By:	/s/ Randy Nerren
Randy Nerren, Sr. Vice President

TENANT:

SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation
ATTEST/WITNESS:

/s/ [ILLEGIBLE]	By:		/s/ Rhonda N Kemp
	Name:		Rhonda N Kemp
	Title:		CFO

Attached

Exhibit A — Additional Space

Exhibit B — Construction

EXHIBIT A

Additional Space

EXHIBIT B

Construction

1.          Landlord hereby Tenders the Additional Space to Tenant in its current AS-IS, WHERE-IS condition and the term “Landlord’s Tender” shall mean the date hereof.

2.          Upon Landlord’s Tender, Tenant, at its cost and expense, shall perform the following “Tenant’s Work”: (a) immediately (and in no event more than thirty (30) days after Landlord’s Tender commence to) cause all work (including, without limitation, preparation of plans approved in advance by Landlord in accordance with Section 8.3 of the Lease, which when so approved shall be the “Plans” under this Exhibit B) required to complete and place the Additional Space in finished condition for occupancy to be commenced and pursued with due diligence until completion, to make the Additional Space ready for Tenant’s occupancy; and (b) equip the Additional Space with all fixtures and equipment necessary or proper for the operation of Tenant’s business. Thereafter, Tenant shall install all trade fixtures and items of personal property necessary or proper for the operation of Tenant’s business and occupy the Additional Space for the conduct of business as soon as possible. All work performed by Tenant shall be done in a manner which does not interfere with completion of any work being done by Landlord or other tenants or occupants of the Project or with the use of the Project by Landlord, other tenants, occupants or guests, and all such work shall be in compliance with all rules and regulations established by Landlord, any governmental authority, any insurance company insuring Landlord or Tenant, and otherwise in full compliance with the other provisions of the Lease, including, without limitation, Section 8.3. Tenant shall furnish a copy of the building permit and construction contract with Tenant’s contractor prior to commencing construction. References in this paragraph to the commencement of Tenant’s Work shall mean the commencement of actual demolition, construction or installation work within the Additional Space, and not just the bidding of all or any part of such work.

3.          Notwithstanding the as-is nature of Landlord’s Tender, if Landlord (or Landlord’s contractors) further agrees to perform at Tenant’s request and upon submission by Tenant of necessary plans and specifications, any work, such work shall be performed by Landlord (or Landlord’s contractors) at Tenant’s sole expense. Prior to commencing any of the foregoing work, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve any such estimates within five (5) business days from the date of submission thereof in writing by Landlord, then same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon, but the same shall not delay the Rent Commencement Date. Tenant agrees to pay Landlord the cost of all such work on or before expiration of the Payment Window. Prior to Landlord’s (or Landlord’s contractors) commencing any such work, Tenant shall pay to Landlord (or make financial arrangements acceptable in all respects to Landlord to pay for) all (or such portion as Landlord may designate) of the estimated cost of all such work, with such amount to be applied toward the actual cost in accordance with the billing procedure described above.

4.          Construction Allowance.

(a)          In consideration for the performance of Tenant’s Work in the Additional Space by Tenant, provided no uncured Event of Default shall then exist, Landlord agrees to reimburse the lesser of (x) $87,953.01, or (y) the total cost of Tenant’s Work (the “Construction Allowance”), provided the Construction Allowance shall not in any event apply towards Tenant’s trade fixtures or plan review fees. The Construction Allowance shall be paid as follows: (A) if Landlord’s contractor constructs Tenant’s Work, the Construction Allowance shall be paid by Landlord to Landlord’s contractor for credit to the sums due under the construction contract with Tenant; or (B) if Landlord agrees in writing to the selection of a contractor other than Landlord’s contractor for the construction of Tenant’s Work, then Landlord shall pay to Tenant the Construction allowance within thirty (30) days after satisfaction of each of the conditions below:

(i)          Tenant has submitted to Landlord a copy of all building permits with all sign-offs executed;

(ii)         Tenant’s delivery to Landlord of notarized, final, unconditional lien waivers and releases, in statutory form, for all contractors, subcontractors and materialmen who performed work or supplied materials in connection with the completion of Tenant’s Work, and all applicable statutory lien periods have expired and no affidavits of liens have been recorded against the Additional Space, the Building or the Project; provided, that with respect to any affidavit of lien, unpaid bill notice or funds trapping notice received by Landlord, Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to bond around (in accordance with the Texas Property Code) the amount referenced in such instrument;

(iii)        All required inspections of Tenant’s Work by governmental agencies have taken place and the completed Tenant’s Work has passed such inspections;

(iv)        Tenant has completed Tenant’s Work;

(v)         Tenant has commenced business operations for the Permitted Use in the Additional Space;

(vi)        If requested by Landlord, Tenant has submitted to Landlord a copy of Tenant’s timely recorded Affidavit of Completion, prepared and recorded in accordance with statutory requirements and all applicable lien periods have passed;

(vii)       Tenant has delivered to Landlord a final Certificate of Occupancy for the Additional Space;

(viii)      Tenant has submitted to Landlord a copy of all invoices and proof of payment for Tenant’s Work in at least the amount of the Construction Allowance;

(ix)        Tenant has paid to Landlord all amounts owing to Landlord pursuant to the Lease as of the date reimbursement is to be made; provided, that Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to pay for such amounts due and owing to Landlord.

(b)          Landlord’s payment of any or all of the Construction Allowance shall not constitute Landlord’s approval or acceptance of the work furnished or materials supplied for the Additional Space. Landlord may dispute in good faith any request for formal payment based upon material non-compliance of any of Tenant’s Work with the plans approved by Landlord or any criteria promulgated by Landlord in connection therewith or due to any materially substandard work as identified in good faith by Landlord (“Substandard Work’’). If Landlord identifies any Substandard Work, Landlord shall provide Tenant with a detailed statement identifying the Substandard Work, and Landlord may withhold payment from the Construction Allowance until Landlord receives reasonable evidence that the Substandard Work has been corrected. If Tenant disputes Landlord’s determination of Substandard Work, the matter shall be resolved by Landlord’s architect and Tenant’s architect. Landlord’s obligation to disburse the Construction Allowance shall be suspended during any period when Tenant is disputing Landlord’s determination of Substandard Work.

August 26, 2010	RANDY NERREN
SENIOR VICE PRESIDENT

VIA HAND DELIVERY

Southwest Insurance Partners, Inc.

800 Gessner, Suite 600

Houston, Texas 77024

Attn: Managing Director

Re:	Supplemental Letter Agreement to Lease Agreement dated December 1, 2008 (as amended, the “Lease”), between MEMORIAL CITY TOWERS, LTD., as “Landlord”, and SOUTHWEST INSURANCE PARTNERS, INC., as “Tenant”, covering approximately 23,996 square feet of rentable area in the building known as ONE MEMORIAL CITY PLAZA, located at 800 Gessner, Houston, Harris County, Texas 77024 (the “Building”)

Ladies and Gentlemen:

The purpose of this letter is to notify Tenant that Landlord has received and accepted a bona fide offer from a prospective third party tenant with respect to the leasing of the approximately 20,382 square feet of Rentable Area consisting of the entire seventh (7th) floor of the Building. Such space constitutes all or a portion of the Preferential Right Space to which you have a Preferential Right to lease.

Tenant shall have ten (10) days from the date of this letter in which it may elect in writing to lease the portion of the Preferential Right Space which is the subject of such third party offer. In accordance with the Lease, the terms of the third party offer are as follows:

1)	Base Rental commencing on the commencement date of the term of the Preferential Right Space would be $43,311.75 per month for years 1-3, $46,708.75 per month for years 4-6, and $49,256.50 per month for years 7-8. Base Rental for the first two (2) months of the term of the Preferential Right Space shall be abated.

2)	Additional Rent for Building Operating Costs applicable to the Preferential Right Space shall be based upon a Basic Cost equal to the Building Operating Costs per square foot of Rentable Area for the fiscal year ending March 31, 2011.

3)	Landlord shall construct building standard improvements to the Preferential Right Space, not to exceed $407,460.00 in cost. Landlord to construct improvements to the seventh (7th) floor elevator lobby consistent with the standard finishes used to construct the second (2nd) floor elevator lobby.

4)	80 parking spaces at $25.00 per month per car per non-reserved parking space and any reserved parking spaces at $50.00 per month per car per reserved parking spaces, but non-reserved parking charges are abated for the first eighteen (18) months.

Two Memorial City Plaza • 820 Gessner •18th Floor • Houston, Texas 77024 • Office (713) 973-6400 • Fax (713) 973-1419

Southwest Insurance Partners, Inc.

August 26, 2010

5)	Term commencing November 1, 2010, and expiring on October 31, 2018, with one (1) five (5) year extension option at the then prevailing rate.

The above are the terms of this third party offer. Landlord shall tender and Tenant shall accept such Preferential Right Space in its “AS-IS” condition subject to the construction of building standard improvements in item 3 above.

In the event Tenant declines to exercise its Preferential Right to Lease with respect to this third party offer, please indicate such by executing four (4) copies of this letter in the space indicated below (which may be valid even if only one (1) copy is executed and transmitted by facsimile or scanned image). If Tenant is not interested in expanding at this time, this will allow us to proceed in a more timely manner with the third party. Otherwise, time is of the essence should Tenant be considering exercise its Preferential Right to Lease in accordance with the Lease (which may require some adjustment to the terms of the third party offer as set forth in the Lease) with respect to this third party offer.

Your prompt attention to this matter is greatly appreciated.

Sincerely,

MEMORIAL CITY TOWERS, LTD.

By: Memorial City Towers GP, LLC

By:	/s/ Randy Nerren
Randy Nerren, Senior Vice President

cc:	Christopher L. Martin
Nathan, Sommers, Jacobs
2800 Post Oak Boulevard, 61st Floor
Houston, Texas 77056
(via certified mail, return receipt requested)

TENANT ACKNOWLEDGMENT AND AGREEMENT

I,	/s/ Rhonda N Kemp	(	Rhonda N Kemp	)
	(signature)		(printed name)
CFO
(title)

of Tenant, on behalf of Tenant, do hereby decline to exercise the above Preferential Right to Lease with respect to this prospective third party tenant offer and acknowledge that this Supplemental Letter Agreement amends and supplements the Lease to reflect the foregoing.

I, [ILLEGIBLE], on behalf of Memorial City Towers, Ltd., did on this the 26th day of August, 2010, at 12:00 o’clock am/pm, hand delivered an envelope containing a Preferential Rights Letter to Southwest Insurance Partners, Inc. directly to Desiree (Southwest Insurance Partners, Inc. Representative) at the Leased Premises occupied by Southwest Insurance Partners, Inc.. The person I hand delivered the envelope to, is over the age of sixteen (16).

/s/ [ILLEGIBLE]

Memorial City Towers, Ltd. Representative

SUPPLEMENTAL COMMENCEMENT AGREEMENT

THIS SUPPLEMENTAL COMMENCEMENT AGREEMENT (this “Agreement”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and SOUTHWEST INSURANCE PARTNERS, INC., a Texas corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, and a Second Amendment of Lease dated August 17, 2010 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering 20,382 square feet of Rentable Area on the sixth (6th) floor, Suite 600 and 3,614 square feet of Rentable Area on the twelfth (12th) floor, Suite 1270 (as more particularly described in the Lease, collectively, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

Pursuant to the Second Amendment of Lease referred to above, Landlord has delivered the Additional Space to Tenant and Tenant has accepted the same, and the Additional Space has been added to the Leased Premises under the Lease. Landlord and Tenant wish to confirm the Additional Space Rent Commencement Date.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

The Additional Space Rent Commencement Date (referred to in the Second Amendment of Lease referred to in the recitals of this Agreement) is September 15, 2010. The abatement of Base Rent provided for in the Second Amendment of Lease referred to in the recitals of this Agreement shall begin on September 15, 2010. The stated Expiration Date of Term of the Lease is not affected by this date and remains June 21, 2019.

II.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. This Agreement shall not be amended, changed or extended except by written instrument signed by the parties hereto. This Agreement together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant are incorporated herein. Except as modified by this Agreement, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS DOCUMENT, THIS DOCUMENT SHALL BECOME EFFECTIVE AND BINDING ONLY UPON THE EXECUTION OF THIS DOCUMENT BY TENANT AND BY WAYNE HAYS (PRESIDENT AND CHIEF EXECUTIVE OFFICER), RANDY NERREN (SENIOR VICE PRESIDENT) AND WILLIAM M. MOSLEY, JR. (IN THE FORM OF AN ATTESTATION IN HIS CAPACITY AS SECRETARY) ON BEHALF OF LANDLORD AND THE DELIVERY OF A FULLY EXECUTED ORIGINAL OF THIS DOCUMENT TO TENANT.

EXECUTED on November 8, 2010, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP, LLC, its sole General Partner

/s/ William M. Mosley		By:	/s/ Wayne Hays
William M. Mosley, Jr., Secretary			Wayne Hays, President & CEO

		By:	/s/ Randy Nerren
Randy Nerren, Senior Vice President

TENANT:

ATTEST:	SOUTHWEST INSURANCE PARTNERS, INC.

/s/ [ILLEGIBLE]	By:	/s/ Rhonda N Kemp
(Assistant) Secretary	Name:	Rhonda N Kemp
	Title:	CFO

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made and entered into on February 7, 2012, 2012 (the “Effective Date”), between MEMORIAL CITY TOWERS, LTD. (“Owner”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD. (“User”).

RECITALS

Owner (as Landlord) and User (as Tenant) are parties to that certain Lease Agreement dated December 1, 2008 (as amended, the “Lease”) concerning certain premises in the Building. The parties desire to enter into in this Agreement to allow User to use the Premises on the terms and conditions set forth below.

AGREEMENTS

In consideration of the mutual premises, covenants and agreements hereinafter set forth, it is agreed by and between the parties as follows:

1.          Owner grants User a nonexclusive license to occupy and use, subject to all the terms and conditions hereinafter stated, the premises identified as Suite 375, covering approximately 3,546 square feet on the third (3rd) floor in the building known as One Memorial City Plaza (the “Building”) located at 800 Gessner in Houston, Harris County, Texas, which premises are reflected on Exhibit A attached hereto and incorporated by reference herein for all purposes (the “Premises”). User acknowledges that this Agreement is nonexclusive in that Owner shall also have at all times unfettered access to and possession of the Premises for any reasonable purpose, including, but not limited to, construction and remodeling activities.

2.          The Premises may be occupied and used by User solely to store furniture, files, office equipment and other similar items. User shall not make any modifications or improvements to the Premises.

3.          The term of this Agreement shall commence on February 1, 2012, and shall continue through the earlier of (a) February 29, 2012, (b) User ceases using the Premises, or (c) the date on which the Lease expires or terminates or User’s right to possession of the “Leased Premises” described in the Lease is terminated. Notwithstanding the foregoing, Owner or User shall have the right to terminate the term of this Agreement upon five (5) days’ prior written notice to the other party.

4.          Owner shall tender to User and User accepts the Premises in their AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and User taking possession of the Premises shall be conclusive evidence of the foregoing. Additionally, User acknowledges that neither Owner nor any agent of Owner has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Premises or any fixtures or personal property leasehold improvements.

5.          User shall be entitled to the use of the Premises at a cost of Zero ($0) per month (the “Base License Fee”). User agrees to pay to Owner the Base License Fee set forth herein at the same address for payments to Owner due under the Lease on or before the first (1st) day of each calendar month, monthly in advance, during tire term of this Agreement. Payments for any partial month shall be prorated.

6.          User shall at all times during its use of the Premises provide sufficient supervision and maintain adequate control of any person having access to the Premises, by, through or under User.

7.          User shall use and operate the Premises in a careful, responsible, safe, clean and prudent manner. User shall not permit any activities in the use of the Premises which are in violation of any ordinance, code, statute, law or regulation (federal, state or local) or which would violate the Lease if they had been performed within the “Leased Premises” described in the Lease. User shall not permit any activities to occur in the Building which would violate the Lease or any rules and regulations applicable to the Building.

8.          User shall indemnify, defend and hold harmless Owner, its parents, subsidiaries and affiliates and their agents, officers, managers and employees (the “Indemnified Parties”) from and against all claims, damages, liability and expense in connection with loss of life, bodily or personal injury, including bodily injury or loss of life to User or any other persons or parties and/or damages to property arising from or out of any occurrence in, upon or at the Premises and/or the Building occasioned wholly or in part by any act or omission of User or User’s related parties, EVEN IF CAUSED OR ALLEGED TO BE CAUSED IN PART BY THE NEGLIGLENT ACTS OR OMISSIONS ON THE PART OF THE INDEMNIFIED PARTIES (BUT NOT IF CAUSED SOLELY BY THE NEGLIGENT ACTS OR OMISSIONS OF THE INDEMNIFIED PARTIES). In the event Owner shall be made a party to any litigation commenced by or against User, User shall defend and hold Owner and its agents and employees harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by the above in connection with such litigation. User shall on demand reimburse Owner for any expense or damage which Owner may incur or sustain due to User’s failure to comply with this Agreement. User shall cause the insurance required to be carried by User under the Lease to also apply to User’s use and occupancy of the Premises (including, without limitation, any provisions relating to Owner’s additional insured or loss payee status and all provisions relating to Tenant and Tenant’s insurers waiving claims and rights of subrogation against Owner).

9.          User agrees at the expiration of the term of this Agreement to remove User’s property and effects from the Premises, User agrees not to: harm the Premises; commit any nuisance; make any use of the Premises which is offensive as determined by Owner in its sole discretion; nor do any act tending to injure the reputation of Owner.

10.          In the event of any failure of User to perform any of the terms, conditions or covenants of this Agreement to be observed or performed by User, then Owner, in addition to any other rights or remedies it may have at law or in equity, shall have the immediate right to terminate this Agreement and/or to re-enter and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of User, all without service of notice or resort of legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Any breach of this Agreement by User shall constitute an “Event of Default” under the Lease, and the occurrence of an Event of Default under the Lease shall be a breach of this Agreement by User entitling Owner to exercise its rights hereunder. If User does not surrender possession of the Premises at the expiration of the term of this Agreement, then for each day after thereafter until User surrenders possession of the Premises, User shall pay to Owner an amount equal to twenty-five cents square foot of net rentable area comprising the Premises and User shall be a tenant-at-sufferance (and Owner shall be entitled to file a forcible detainer action on the first such day that User has failed to surrender possession of the Premises) and shall continue to be subject to the restrictions on and covenants of User in this Agreement.

11.          Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that nothing contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of licensor and licensee. Neither acceptance or billing of the Base License Fee by Owner nor failure by Owner to complain of any action, non-action or default of User shall constitute a waiver of any of Owner’s rights hereunder. Waiver by Owner of any right for any breach by User shall not constitute a waiver of any right for either a subsequent breach of the same obligation or any other breach. The sending of a notice by Owner or giving of a cure period (or an additional cure period) for any matter shall not entitle User or any other party to any further notice or demand or entitle User to any future notice or cure period that is not required by tins Agreement. In all instances where User is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Owner shall have the same limitations on its liability and obligations under this Agreement that Owner has under the Lease and shall not be liable or obligated to User hereunder in a manner greater than that which Owner is obligated or liable to the User under the Lease. User may not assign this Agreement or its rights hereunder except to a permitted assignee of the Lease in connection with an assignment of the Lease which is permitted thereby; otherwise assignment or subletting by User is prohibited. The provisions of this Agreement shall survive termination or expiration of this Agreement. This Agreement shall be construed under the laws of the State of Texas. This Agreement may not be altered, changed, amended, modified, renewed or extended, except by an instrument in writing signed in the form of a manual signature by the parties hereto. This Agreement constitutes the entire agreement between Owner and User relating to the use of the Premises; and User expressly acknowledges that all negotiations, letters of intent, terms sheets, considerations, representations and understandings between Owner and User relating to the use of the Premises have been incorporated into and superseded by the written provisions of this Agreement and may be modified or altered only by agreement in writing between Owner and User, and no act or omission by any employee or agent of Owner shall alter, change or modify any of the provisions hereof. Any notice which one party may deem appropriate to give to the other shall be given to the address set forth in the Lease (except that if the address of User under the Lease is the “Leased Premises” described in the Lease and User is not occupying the “Leased Premises” under the Lease but is instead occupying the Premises hereunder, then User’s address for notice hereunder and under the Lease shall be the Premises), in the manner set forth in the Lease.

IN WITNESS WHEREOF, the parties have executed this agreement as of the Effective Date.

USER:

HOUSTON INTERNATIONAL INSURANCE GROUP, LTD.

By:	/s/ Ahmad Mian
Name:	Ahmad Mian
Title:	SVP of Operations & Group CIO

OWNER:

MEMORIAL CITY TOWERS, LTD.

By:	Memorial City Towers GP, LLC, its sole general partner

	By:	/s/ Randy Nerren
	Name:	Randy Nerren
	Title:	Senior Vice President

EXHIBIT A

Premises

(Shaded Area)

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE (this “Amendment”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“Tenant”).

RECITALS

Landlord and Tenant (as successor by merger to Southwest Insurance Partners, Inc.) previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, and a Supplemental Commencement Agreement dated November 8, 2010 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 23,996 square feet of Rentable Area on the sixth (6th) floor, Suite 600 and the twelfth (12th) floor, Suite 1270 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner, Houston, Harris County, Texas.

Landlord and Tenant now desire to amend the Lease as set forth below.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended as follows:

I.

Landlord leases to Tenant and Tenant leases from Landlord an additional 5,884 square feet of Rentable Area (hereinafter called the “Additional Space”) located on the twelfth (12th) floor of the Building identified as Suite 1200, said space being shaded on the floor plan attached hereto as Exhibit A. Except as provided in Paragraphs II and III below, the Term of the Lease with respect to the Additional Space shall commence on the date Landlord tenders possession of the Additional Space to Tenant. The Additional Space is currently occupied by another occupant and tender of possession of the Additional Space will not occur until such existing occupant vacates and surrenders the Additional Space after Landlord relocates such existing occupant (and Landlord will be deemed to have tendered possession of the Additional Space to Tenant on such date even if Tenant has not actually taken possession of the Additional Space, which date shall be “Landlord’s Tender”). Landlord will diligently pursue relocation of such existing occupant. Landlord estimates that Landlord’s Tender will occur by approximately June 1, 2013, but Tenant releases Landlord from any claims against Landlord for any delay in the date of Landlord’s Tender; provided, however, that if Landlord’s Tender has not occurred by August 31, 2013 (as such date may be extended by Force Majeure) then Tenant may terminate this Amendment upon thirty (30) days’ prior written notice to Landlord; provided, further, that if during such thirty (30) day period Landlord causes Landlord’s Tender to occur, such termination shall be vitiated and shall be of no force or effect and this Amendment will continue in full force and effect. If this Amendment is terminated pursuant to the previous sentence, Tenant will reimburse Landlord for the amount of any commission paid to Tenant’s Broker in connection with this Amendment which Tenant’s Broker does not repay to Landlord. Except as provided in Paragraphs II and III below, commencing on Landlord’s Tender and continuing through the remainder of the Term of the Lease, the term “Leased Premises” as used in the Lease shall be 29,880 square feet of Rentable Area, which is comprised of the 23,996 square feet of Rentable Area leased under the Lease prior to this Amendment and the 5,884 square feet of Rentable Area added to the Lease by this Amendment.

II.

(a)          As a result of the leasing by Tenant of the Additional Space, effective on the earlier of (x) ninety (90) days after Landlord’s Tender of the Additional Space or (y) the date Tenant begins conducting business from within the Additional Space (which date is the “Additional Space Rent Commencement Date”) the sums which Tenant shall be obligated to pay to Landlord as Base Rent shall be increased by the following:

(1)          $12,258.33 per month during the period commencing on the Additional Space Rent Commencement Date and continuing through June 21, 2014; and

(2)          $13,239.00 per month during the period commencing on June 22, 2014 and continuing through the remainder of the Term.

(b)          If the Additional Space Rent Commencement Date or any other date for the change of Base Rent occurs on a date other than the first of a month, the increase in Base Rent which occurs on the shall be prorated on a daily basis and in the case of the initial change as a result of the occurrence of the Additional Space Rent Commencement Date, Tenant shall pay the same within ten (10) days after the Additional Space Rent Commencement Date.

III.

In addition to the payment of the Operating Expense Component for the 23,996 square feet of Rentable Area leased by Tenant under the Lease prior to this Amendment, Tenant shall also pay Additional Rent with respect to the Operating Expense Component allocable to the Additional Space during the period commencing on the Additional Space Rent Commencement Date and continuing through the remainder of the Term.

IV.

For purposes of computing the Termination Fee under Paragraph 1 of Exhibit F of the Lease, the Termination Fee shall also include (a) the amount of the Construction Allowance set forth in this Amendment, and (b) the prepaid leasing commissions paid by Landlord to Tenant’s Broker in connection with this Amendment, which shall be amortized as otherwise provided in Paragraph 1 of Exhibit F of the Lease, except that the amortization period shall be over that portion of the Term from the Additional Space Rent Commencement Date through the stated Expiration Date of June 21, 2019.

V.

Tenant shall construct improvements to the Additional Space as provided in Exhibit B attached hereto. Landlord shall tender and Tenant shall accept the Additional Space in their AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Additional Space shall be conclusive evidence of the foregoing. In no event shall Landlord be responsible for any costs, expenses or delays incurred by Tenant in bringing the Additional Space into compliance with all applicable building codes, regulations, laws and ordinances. Additionally, except as expressly provided in the Lease to the contrary, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Building, the Garage, the Leased Premises or the Additional Space or any construction, fixtures or personal property leasehold improvements.

VI.

Beginning on the Additional Space Rent Commencement Date, the number of parking spaces which Tenant shall entitled to use shall be up to one hundred thirty-four (134) parking spaces, of which up to thirty (30) of such parking spaces may be in reserved parking spaces, subject to the payment of Parking Charges as provided in the Lease.

VII.

Other than Pollan Hausman Real Estate Services, LLC (Attn: Craig Hausman) (“Tenant’s Broker”). Tenant represents to Landlord that it has not engaged any real estate or leasing broker, agent or finder in connection with this Lease or the transactions pursuant hereto, and Tenant’s Broker is the only leasing broker, agent or finder who is entitled to a commission in connection with this Amendment or the transactions pursuant hereto, which commission shall be paid by Landlord pursuant only to a separate written agreement between Landlord and Tenant’s Broker. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, costs, losses, damages, fees, fines, commissions, penalties, interest, judgments, amounts paid in settlement or expenses incurred by Landlord by virtue of a breach of this representation made by Tenant.

VIII.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. The Exhibits, if any, attached to this Amendment and referred to herein are incorporated herein for all purposes. This Amendment and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Amendment together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant have been superseded by and are incorporated into the Lease, as amended by this Amendment. Except as modified by this Amendment, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS DOCUMENT, THIS DOCUMENT SHALL BECOME EFFECTIVE AND BINDING ONLY UPON THE EXECUTION OF THIS DOCUMENT IN THE FORM OF MANUAL SIGNATURES BY TENANT AND BY DAVID KELLEY (PRESIDENT AND CHIEF OPERATING OFFICER), RANDY NERREN (SENIOR VICE PRESIDENT) AND WILLIAM M. MOSLEY, JR. (IN THE FORM OF AN ATTESTATION IN HIS CAPACITY AS SECRETARY OF THE GENERAL PARTNER OF LANDLORD) ON BEHALF OF LANDLORD AND THE DELIVERY OF A FULLY EXECUTED (AS SET FORTH ABOVE) ORIGINAL OF THIS DOCUMENT TO TENANT.

This Amendment is executed on February 20, 2013, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD., a Texas limited partnership

	By:	MEMORIAL CITY TOWERS GP, LLC, a Delaware limited liability company, its sole General Partner
ATTEST:

/s/ William M. Mosley		By:	/s/ David Kelley
William M. Mosley Jr., Secretary			David Kelley, President & C.O.O.

		By:	/s/ Randy Nerren
Randy Nerren, Sr. Vice President

TENANT:

ATTEST/WITNESS:	HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation

/s/ [ILLEGIBLE]	By:	/s/ Ahmad Mian
	Name:	Ahmad Mian
	Title:	SVP of Operations & Group CIO

Attached

Exhibit A — Additional Space

Exhibit B — Construction

EXHIBIT A

Additional Space

(Shaded Area)

EXHIBIT B

Construction

1.          On Landlord’s Tender, Landlord shall tender the Additional Space to Tenant in its then current AS-IS, WHERE-IS condition.

2.          Upon Landlord’s Tender, Tenant, at its cost and expense, shall perform the following “Tenant’s Work”: (a) immediately (and in no event more than thirty (30) days after Landlord’s Tender commence to) cause all work (including, without limitation, preparation of plans approved in advance by Landlord in accordance with Section 8.3 of the Lease, which when so approved shall be the “Plans” under this Exhibit B) required to complete and place the Additional Space in finished condition for occupancy to be commenced and pursued with due diligence until completion, to make the Additional Space ready for Tenant’s occupancy; and (b) equip the Additional Space with all fixtures and equipment necessary or proper for the operation of Tenant’s business. Thereafter, Tenant shall install all trade fixtures and items of personal property necessary or proper for the operation of Tenant’s business and occupy the Additional Space for the conduct of business as soon as possible. All work performed by Tenant shall be done in a manner which does not interfere with completion of any work being done by Landlord or other tenants or occupants of the Project or with the use of the Project by Landlord, other tenants, occupants or guests, and all such work shall be in compliance with all rules and regulations established by Landlord, any governmental authority, any insurance company insuring Landlord or Tenant, and otherwise in full compliance with the other provisions of the Lease, including, without limitation, Section 8.3. Tenant shall furnish a copy of the building permit and construction contract with Tenant’s contractor prior to commencing construction. References in this paragraph to the commencement of Tenant’s Work shall mean the commencement of actual demolition, construction or installation work within the Additional Space, and not just the bidding of all or any part of such work.

3.          Notwithstanding the as-is nature of Landlord’s Tender, if Landlord (or Landlord’s contractors) further agrees to perform at Tenant’s request and upon submission by Tenant of necessary plans and specifications, any work, such work shall be performed by Landlord (or Landlord’s contractors) at Tenant’s sole expense. Prior to commencing any of the foregoing work, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve any such estimates within five (5) business days from the date of submission thereof in writing by Landlord, then same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon, but the same shall not delay the Rent Commencement Date. Tenant agrees to pay Landlord the cost of all such work on or before expiration of the Payment Window. Prior to Landlord’s (or Landlord’s contractors) commencing any such work, Tenant shall pay to Landlord (or make financial arrangements acceptable in all respects to Landlord to pay for) all (or such portion as Landlord may designate) of the estimated cost of all such work, with such amount to be applied toward the actual cost in accordance with the billing procedure described above.

4.          Construction Allowance.

(a)          In consideration for the performance of Tenant’s Work in the Additional Space by Tenant, provided no uncured Event of Default shall then exist, Landlord agrees to reimburse the lesser of (x) $88,260.00, or (y) the total cost of Tenant’s Work (the “Construction Allowance”), provided the Construction Allowance shall not in any event apply towards Tenant’s trade fixtures or plan review fees. The Construction Allowance shall be paid as follows: (A) if Landlord’s contractor constructs Tenant’s Work, the Construction Allowance shall be paid by Landlord to Landlord’s contractor for credit to the sums due under the construction contract with Tenant; or (B) if Landlord agrees in writing to the selection of a contractor other than Landlord’s contractor for the construction of Tenant’s Work, then Landlord shall pay to Tenant the Construction allowance within thirty (30) days after satisfaction of each of the conditions below:

(i)          Tenant has submitted to Landlord a copy of all building permits with all sign-offs executed;

(ii)         Tenant’s delivery to Landlord of notarized, final, unconditional lien waivers and releases, in statutory form, for all contractors, subcontractors and materialmen who performed work or supplied materials in connection with the completion of Tenant’s Work, and all applicable statutory lien periods have expired and no affidavits of liens have been recorded against the Additional Space, the Building or the Project; provided, that with respect to any affidavit of lien, unpaid bill notice or funds trapping notice received by Landlord, Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to bond around (in accordance with the Texas Property Code) the amount referenced in such instrument;

(iii)        All required inspections of Tenant’s Work by governmental agencies have taken place and the completed Tenant’s Work has passed such inspections;

(iv)        Tenant has completed Tenant’s Work;

(v)         Tenant has commenced business operations for the Permitted Use in the Additional Space;

(vi)        If requested by Landlord, Tenant has submitted to Landlord a copy of Tenant’s timely recorded Affidavit of Completion, prepared and recorded in accordance with statutory requirements and all applicable lien periods have passed;

(vii)       Tenant has delivered to Landlord a final Certificate of Occupancy for the Additional Space;

(viii)      Tenant has submitted to Landlord a copy of all invoices and proof of payment for Tenant’s Work in at least the amount of the Construction Allowance;

(ix)         Tenant has paid to Landlord all amounts owing to Landlord pursuant to the Lease as of the date reimbursement is to be made; provided, that Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to pay for such amounts due and owing to Landlord.

(b)          Landlord’s payment of any or all of the Construction Allowance shall not constitute Landlord’s approval or acceptance of the work furnished or materials supplied for the Additional Space. Landlord may dispute in good faith any request for formal payment based upon material non-compliance of any of Tenant’s Work with the plans approved by Landlord or any criteria promulgated by Landlord in connection therewith or due to any materially substandard work as identified in good faith by Landlord (“Substandard Work”). If Landlord identifies any Substandard Work, Landlord shall provide Tenant with a detailed statement identifying the Substandard Work, and Landlord may withhold payment from the Construction Allowance until Landlord receives reasonable evidence that the Substandard Work has been corrected. If Tenant disputes Landlord’s determination of Substandard Work, the matter shall be resolved by Landlord’s architect and Tenant’s architect. Landlord’s obligation to disburse the Construction Allowance shall be suspended during any period when Tenant is disputing Landlord’s determination of Substandard Work.

SUPPLEMENTAL COMMENCEMENT AGREEMENT

THIS SUPPLEMENTAL COMMENCEMENT AGREEMENT (this “Agreement”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“‘Tenant”).

RECITALS

Landlord and Tenant (as successor by merger to Southwest Insurance Partners, Inc.) previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Commencement Agreement dated November 8, 2010, and a Third Amendment of Lease dated February 20, 2013 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 29,880 square feet of Rentable Area on the on the sixth (6th) floor, Suite 600 and the twelfth (12th) floor, Suite 1200 and Suite 1270 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

Pursuant to the Third Amendment of Lease referred to above, Landlord has delivered the Additional Space to Tenant and Tenant has accepted the same and is now occupying the Additional Space, and the Additional Space has been added to the Leased Premises under the Lease. Landlord and Tenant wish to confirm the Additional Space Rent Commencement Date.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

The Additional Space Rent Commencement Date (referred to in the Third Amendment of Lease referred to in the recitals of this Agreement) is September 9, 2013.

II.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. This Agreement and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Agreement together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant have been superseded by and are incorporated into the Lease, as amended by this Agreement. Except as modified by this Agreement, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS DOCUMENT, THIS DOCUMENT SHALL BECOME EFFECTIVE AND BINDING ONLY UPON THE EXECUTION OF THIS DOCUMENT IN THE FORM OF MANUAL SIGNATURES BY TENANT AND BY DAVID KELLEY (PRESIDENT AND CHIEF OPERATING OFFICER), RANDY NERREN (EXECUTIVE VICE PRESIDENT) AND WILLIAM M. MOSLEY, JR. (IN THE FORM OF AN ATTESTATION IN HIS CAPACITY AS SECRETARY) ON BEHALF OF LANDLORD AND THE DELIVERY OF A FULLY EXECUTED ORIGINAL OF THIS DOCUMENT TO TENANT.

EXECUTED on September 25, 2013, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP, LLC,
its sole General Partner

/s/ William M. Mosley		By:	/s/ David Kelley
William M. Mosley, Jr., Secretary			David Kelley, President & C.O.O.

		By:	/s/ Randy Nerren
Randy Nerren, Executive Vice President

TENANT:

ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP, LTD.

/s/ [ILLEGIBLE]	By:	/s/ Ahmad Mian
(Assistant) Secretary	Name:	Ahmad Mian
	Title:	SVP of Operations & Group CO

FOURTH AMENDMENT OF LEASE

THIS FOURTH AMENDMENT OF LEASE (this “Amendment”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Letter Agreement dated August 26, 2010, a Supplemental Commencement Agreement dated November 8, 2010, and a Third Amendment of Lease dated February 20, 2013 and a Supplemental Commencement Agreement dated September 25, 2013 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 29,880 square feet of Rentable Area on the sixth (6th) floor, Suite 600 and the twelfth (12th) floor, Suite 1200 and Suite 1270 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

The parties wish to amend the Lease as set forth below.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

Landlord leases to Tenant and Tenant leases from Landlord approximately 1,269 additional square feet of Rentable Area (hereinafter called the “Additional Space”) located on the twelfth (12th) floor of the Building which is known as Suite 1225, said space being identified on the floor plan attached hereto as Exhibit A. The Term of the Lease with respect to the Additional Space shall commence on the date Landlord delivers possession of the Additional Space to Tenant (the “Additional Space Effective Date”), but payments of Base Rent, Additional Rent with respect to the Operating Expense Component and Parking Charges with respect to the Additional Space shall not commence until the Additional Space Rent Commencement Date. Commencing on the Additional Space Effective Date and continuing through the remainder of the Term of the Lease (which presently expires on June 21,2019), the term “Leased Premises” as used in the Lease shall mean and include approximately 31,149 square feet of Rentable Area, which is comprised of approximately 29,880 square feet of Rentable Area leased under the Lease prior to this Amendment and the approximately 1,269 square feet of Rentable Area added to the Lease by this Amendment, and which together are identified on the floor plan attached hereto as Exhibit B. The “Additional Space Rent Commencement Date” shall be the earlier of (i) sixty (60) days after Landlord’s Tender or (ii) the date on which Tenant occupies the Additional Space for conducting business therein. If the Additional Space is not adjacent to the other portions of the Leased Premises Landlord may exercise any relocation rights under the Lease with respect to such spaces separately. Landlord shall tender and Tenant agrees to accept the Additional Space from Landlord in its then current AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Additional Space shall be conclusive evidence of the foregoing. Additionally, except as expressly provided in the Lease to the contrary, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Building, the Parking Facility, the Leased Premises or the Additional Space or any construction, fixtures or personal property leasehold improvements.

II.

As a result of the leasing by Tenant of the Additional Space, the sums which Tenant shall be obligated to pay to Landlord as Base Rent shall be increased to the following amounts during the period commencing on the Additional Space Rent Commencement Date and continuing through the remainder of the Term of the Lease.

Period	Monthly Base Rent
Additional Space Rent Commencement Date — June 30, 2016	$70,402.50
July 1, 2016 — June 30, 2017	$70,455.38
July 1, 2017 —June 30, 2018	$70,508.25
July 1, 2018 — June 21, 2019	$70,561.13

If the Additional Space Rent Commencement Date or any other date for the change of Base Rent occurs on a date other than the first (1st) of a month, the increase in Base Rent which occurs on the Additional Space Rent Commencement Date as a result of the changes made in this Paragraph 11 shall be prorated on a daily basis and Tenant shall pay the same within ten (10) days after the Additional Space Rent Commencement Date. Tenant will execute an instrument which confirms the Additional Space Rent Commencement Date and other matters related to this Amendment upon the written request of Landlord.

In addition to the payment of Additional Rent with respect to the Operating Expense Component for the approximately 29,880 square feet of Rentable Area leased by Tenant under the Lease prior to this Amendment, Tenant shall also pay Additional Rent with respect to the Operating Expense Component allocable to the Additional Space during the period commencing on the Additional Space Rent Commencement Date and continuing through the remainder of the term of the Lease.

III.

The number of cars which Tenant shall have the right to park in parking spaces in the Parking Facility during the period commencing on the Additional Space Rent Commencement Date and continuing through the expiration of the term of the Lease shall be increased by up to 8 non-reserved parking spaces, from a total of up to 134 parking spaces to a total of up to 142 parking spaces, of which up to 30 of such parking spaces may be in reserved parking spaces. Tenant shall pay as additional Parking Charges for these additional parking spaces an amount equal to $25.00 per month per non-reserved parking space and $50.00 per month per reserved parking space which Tenant may elect to occupy. Otherwise, the right of Tenant to park these additional cars shall be governed by the provisions of the Lease.

IV.

A.            Landlord shall tender and Tenant shall accept the Additional Space in their AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Additional Space shall be conclusive evidence of the foregoing. In no event shall Landlord be responsible for any costs, expenses or delays incurred by Tenant in bringing the Additional Space or the Building into compliance with all applicable building codes, regulations, laws and ordinances, but Landlord shall be responsible to cause the Additional Space to have sprinklers installed as required by applicable law. Additionally, except as expressly provided in the Lease to the contrary, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Building, the Parking Facility, the Leased Premises or the Additional Space or any construction, fixtures or personal property leasehold improvements. The Additional Space is currently occupied by another occupant and Landlord’s tender of the Additional Space will not occur until after such existing occupant vacates and surrenders the Additional Space. Landlord estimates that Landlord’s tender of the Additional Space will occur by approximately July 1, 2015, but Tenant releases Landlord from any claims against Landlord for any delay in such date. Notwithstanding the foregoing, in the event Landlord’s Tender has not occurred by March 31, 2016 due to the fact that Landlord has been unable to recover possession of the Additional Space despite good faith efforts to do so, then at any time after such date until the date of Landlord’s Tender either party may terminate this Amendment by providing written notice of such termination to the other. If Tenant desires to construct any improvements to the Additional Space or Leased Premises, Tenant shall be responsible for such construction (which shall be known as “Tenant’s Work”) and the following shall apply, (a) all work performed by Tenant shall be done in a manner which does not interfere with completion of any work being done by Landlord or other tenants or occupants of the Building or with the use of the Building by Landlord, other tenants, occupants or guests; (b) all such work shall be in compliance with all rules and regulations established by Landlord, any governmental authority, any insurance company insuring Landlord or Tenant, and otherwise in full compliance with the other provisions of the Lease; (c) Tenant must first submit plans for the same to Landlord for Landlord’s prior approval in form and detail reasonably requested by Landlord, and Tenant must construct the same in strict accordance with the plans approved by Landlord and any design or construction criteria promulgated by Landlord in connection therewith, and upon completion of the same Tenant shall provide Landlord with a complete set of as-built plans (including CAD files) for the Leased Premises (or the portion thereof modified in the case of construction or alterations affecting only a portion of the Leased Premises); (d) Tenant must get Landlord’s prior written consent prior to beginning any such construction, alteration, improvement, addition or placement, such consent to be given at Landlord’s sole discretion if it affects structural, mechanical, electrical or plumbing systems in the Building, and such consent not to be unreasonably withheld for interior alterations to the Leased Premises which do not affect structural, mechanical, electrical or plumbing systems; (e) all workmen, artisans, and contractors employed for such purposes shall be obtained through or specifically approved by Landlord in its reasonable discretion prior to the commencement of any work in the Building; (f) such workmen, artisans and mechanics must furnish evidence of insurance acceptable in all respects to Landlord prior to the commencement of any work in the Building and comply with any other requirements that Landlord may deem appropriate; and (g) Tenant shall furnish to Landlord copies of all construction contracts for the work prior to the commencing of any work in the Building. Additionally, if Landlord (or Landlord’s contractors) agrees to perform at Tenant’s request and upon submission by Tenant of necessary plans and specifications, any additional work not being performed by Tenant, such work shall be performed by Landlord (or Landlord’s contractors) at Tenant’s sole expense. Prior to commencing any of the foregoing work, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve any such estimates within five (5) business days from the date of submission thereof in writing by Landlord, then same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon. Tenant agrees to pay Landlord the cost of all such work within ten business days after Landlord presents Tenant an invoice therefor. Alternatively, at Landlord’s election, prior to Landlord’s (or Landlord’s contractors) commencing any such work, Tenant shall pay to Landlord (or make financial arrangements acceptable in all respects to Landlord to pay for) all (or such portion as Landlord may designate) of the estimated cost of all such work.

B.            If Landlord identifies any material non-compliance of any of Tenant’s Work with the plans approved by Landlord or any criteria promulgated by Landlord in connection therewith or due to any materially substandard work as identified in good faith by Landlord (“Substandard Work”). Landlord shall provide Tenant with a detailed statement identifying the Substandard Work and Tenant shall correct such Substandard Work. If Tenant disputes Landlord’s determination of Substandard Work, the matter shall be resolved by Landlord’s architect and Tenant’s architect.

V.

Other than Pollan Hausman Real Estate Services, LLC (Attn: Craig Hausman) (“Tenant’s Broker’’). Tenant represents to Landlord that it has not engaged any real estate or leasing broker, agent or finder in connection with this Amendment or the transactions pursuant hereto and Tenant’s Broker is the only leasing broker, agent or finder who is entitled to a commission in connection with this Amendment or the transactions pursuant hereto, which commission shall be paid by Landlord pursuant only to a separate written agreement between Landlord and Tenant’s Broker. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, costs, losses, damages, fees, fines, commissions, penalties, interest, judgments, amounts paid in settlement or expenses incurred by Landlord by virtue of a breach of this representation made by Tenant.

VI.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. The Exhibits, if any, attached to this Amendment and referred to herein are incorporated herein for all purposes. This Amendment and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Amendment together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant related to the subject matter hereof have been superseded by and are incorporated into the Lease, as amended by this Amendment. Except as modified by this Amendment, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AMENDMENT, THIS AMENDMENT SHALL NOT BECOME EFFECTIVE AND BINDING UNTIL THIS AMENDMENT IS SIGNED (USING MANUAL SIGNATURES) BY TENANT AND BY THREE OFFICERS ON BEHALF OF LANDLORD AND THE DELIVERY OF A FULLY EXECUTED ORIGINAL OF THIS AMENDMENT TO TENANT.

EXECUTED on April 21, 2015, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP, LLC,
its sole General Partner

/s/ William M. Mosley	By:	/s/ Loc MdNew
William M. Mosley, Jr., Secretary		Loc MdNew, President & C.O.O.

	By:	/s/ Randy Nerren
Randy Nerren, Executive Vice President

TENANT:

WITNESS/ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP LTD.
a Delaware corporation

/s/ [ILLEGIBLE]	By:	/s/ Ahmad Mian
[ILLEGIBLE]	Name:	Ahmad Mian
	Title:	SVP of Operations & Group CO
Attached
Exhibit A — Additional Space
Exhibit B — Leased Premises

EXHIBIT A

Additional Space

(Shaded Area)

EXHIBIT B

Leased Premises

(Shaded Area)

FIFTH AMENDMENT OF LEASE

THIS FIFTH AMENDMENT OF LEASE (this “Amendment”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Letter Agreement dated August 26, 2010, a Supplemental Commencement Agreement dated November 8, 2010, a Third Amendment of Lease dated February 20, 2013, a Supplemental Commencement Agreement dated September 25, 2013, and a Fourth Amendment of Lease dated April 21, 2015 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 31,149 square feet of Rentable Area on the sixth (6th) floor, Suite 600, the twelfth (12th) floor, Suite 1200 and Suite 1225 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

The parties wish to amend the Lease as set forth below.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

Landlord leases to Tenant and Tenant leases from Landlord approximately 3,885 additional square feet of Rentable Area (hereinafter called the “Additional Space”) located on the twelfth (12) floor of the Building which is known as Suite 1280, said space being identified on the floor plan attached hereto as Exhibit A. The Term of the Lease with respect to the Additional Space shall commence on the date Landlord delivers possession of the Additional Space to Tenant (the “Additional Space Effective Date”), but payments of Base Rent, Additional Rent with respect to the Operating Expense Component and Parking Charges with respect to the Additional Space shall not commence until the Additional Space Rent Commencement Date. Commencing on the Additional Space Effective Date and continuing through the remainder of the Term of the Lease (which presently expires on June 21, 2019), the term “Leased Premises” as used in the Lease shall mean and include approximately 35,034 square feet of Rentable Area, which is comprised of approximately 31,149 square feet of Rentable Area leased under the Lease prior to this Amendment and the approximately 3,885 square feet of Rentable Area added to the Lease by this Amendment, and which together are identified on the floor plan attached hereto as Exhibit B. The “Additional Space Rent Commencement Date” shall be the earlier of sixty (60) days after the Additional Space Effective Date or the date on which Tenant occupies the Additional Space for conducting business therein. If the Additional Space is not adjacent to the other portions of the Leased Premises Landlord may exercise any relocation rights under the Lease with respect to such spaces separately. Landlord shall tender and Tenant agrees to accept the Additional Space from Landlord in its then current AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Additional Space shall be conclusive evidence of the foregoing. Additionally, except as expressly provided in the Lease to the contrary, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Building, the Parking Facility, the Leased Premises or the Additional Space or any construction, fixtures or personal property leasehold improvements.

II.

As a result of the leasing by Tenant of the Additional Space, the sums which Tenant shall be obligated to pay to Landlord as Base Rent shall be increased to the following amounts during the period commencing on the Additional Space Rent Commencement Date and continuing through the remainder of the Term of the Lease.

Period	Monthly Base Rent
Additional Space Rent Commencement Date — June30, 2016	$80,115.00
July 1, 2016 — June 30, 2017	$80,329.76
July 1, 2017 — June 30, 2018	$80,544.50
July 1, 2018 — June 21, 2019	$80,759.26

If the Additional Space Rent Commencement Date or any other date for the change of Base Rent occurs on a date other than the first (1st) of a month, the increase in Base Rent which occurs on the Additional Space Rent Commencement Date as a result of the changes made in this Paragraph II shall be prorated on a daily basis and Tenant shall pay the same within ten (10) days after the Additional Space Rent Commencement Date. Tenant will execute an instrument which confirms the Additional Space Rent Commencement Date and other matters related to this Amendment upon the written request of Landlord.

III.

In addition to the payment of Additional Rent with respect to the Operating Expense Component for the approximately 31,149 square feet of Rentable Area leased by Tenant under the Lease prior to this Amendment, Tenant shall also pay Additional Rent with respect to the Operating Expense Component allocable to the Additional Space during the period commencing on the Additional Space Rent Commencement Date and continuing through the remainder of the term of the Lease, except that the Base Year to be used in computing Additional Rent for the Operating Expense Component for the entire Leased Premises shall be the fiscal year ending March 31, 2009. If more than one Base Year shall be in effect during any year, each method shall apply based on the number of days such method is in effect during such year.

IV.

The number of cars which Tenant shall have the right to park in parking spaces in the Parking Facility during the period commencing on the Additional Space Rent Commencement Date and continuing through the expiration of the term of the Lease shall be increased by up to 16 non-reserved parking spaces, from a total of up to 142 parking spaces to a total of up to 158 parking spaces of which up to 34 parking spaces may be converted to reserved parking spaces. Tenant shall pay as additional Parking Charges for these additional parking spaces an amount equal to $25.00 per month per non-reserved parking space and $50.00 per month per reserved parking space which Tenant may elect to occupy. Otherwise, the right of Tenant to park these additional cars shall be governed by the provisions of the Lease.

V.

A.            Landlord shall tender and Tenant shall accept the Additional Space in their AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Additional Space shall be conclusive evidence of the foregoing. In no event shall Landlord be responsible for any costs, expenses or delays incurred by Tenant in bringing the Additional Space or the Building into compliance with all applicable building codes, regulations, laws and ordinances provided that Landlord shall be responsible for the cost of installing sprinklers in the Additional Space in compliance with applicable building codes, regulations, laws and ordinances. Additionally, except as expressly provided in the Lease to the contrary, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Building, the Parking Facility, the Leased Premises or the Additional Space or any construction, fixtures or personal property leasehold improvements. The Additional Space is currently occupied by another occupant and Landlord’s tender of the Additional Space will not occur until after such existing occupant vacates and surrenders the Additional Space. Landlord estimates that Landlord’s tender of the Additional Space will occur by approximately March 20, 2016, but Tenant releases Landlord from any claims against Landlord for any delay in such date. Notwithstanding the foregoing, in the event Landlord’s Tender has not occurred by December 20, 2016, then at any time after such date until the date of Landlord’s Tender either party ‘ may terminate this Amendment by providing written notice of such termination to the other. If Tenant desires to construct any improvements to the Additional Space or Leased Premises, construction (which shall be known as “Tenant’s Work”) and the following shall apply: (a) all work performed by Tenant shall be done in a manner which does not interfere with completion of any work being done by Landlord or other tenants or occupants of the Building or with the use of the Building by Landlord, other tenants, occupants or guests; (b) all such work shall be in compliance with all rules and regulations established by Landlord, any governmental authority, any insurance company insuring Landlord or Tenant, and otherwise in full compliance with the other provisions of the Lease; (c) Tenant must first submit plans for the same to Landlord for Landlord’s prior approval in form and detail reasonably requested by Landlord, and Tenant must construct the same in strict accordance with the plans approved by Landlord and any design or construction criteria promulgated by Landlord in connection therewith, and upon completion of the same Tenant shall provide Landlord with a complete set of as-built plans (including CAD files) for the Leased Premises (or the portion thereof modified in the case of construction or alterations affecting only a portion of the Leased Premises); (d) Tenant must get Landlord’s prior written consent prior to beginning any such construction, alteration, improvement, addition or placement, such consent to be given at Landlord’s sole discretion if it affects structural, mechanical, electrical or plumbing systems in the Building, and such consent not to be unreasonably withheld for interior alterations to the Leased Premises which do not affect structural, mechanical, electrical or plumbing systems; (e) all workmen, artisans, and contractors employed for such purposes shall be obtained through or specifically approved by Landlord in its reasonable discretion prior to the commencement of any work in the Building; (f) such workmen, artisans and mechanics must furnish evidence of insurance acceptable in all respects to Landlord prior to the commencement of any work in the Building and comply with any other requirements that Landlord may deem appropriate; and (g) Tenant shall furnish to Landlord copies of all construction contracts for the work prior to the commencing of any work in the Building. Additionally, if Landlord (or Landlord’s contractors) agrees to perform at Tenant’s request and upon submission by Tenant of necessary plans and specifications, any additional work not being performed by Tenant, such work shall be performed by Landlord (or Landlord’s contractors) at Tenant’s sole expense. Prior to commencing any of the foregoing work, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve any such estimates within five (5) business days from the date of submission thereof in writing by Landlord, then same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon. Tenant agrees to pay Landlord the cost of all such work within ten business days after Landlord presents Tenant an invoice therefor. Alternatively, at Landlord’s election, prior to Landlord’s (or Landlord’s contractors) commencing any such work, Tenant shall pay to Landlord (or make financial arrangements acceptable in all respects to Landlord to pay for) all (or such portion as Landlord may designate) of the estimated cost of all such work.

B.            Construction Allowance.

(a)           In consideration for the performance of Tenant’s Work in the Leased Premises by Tenant, provided no uncured Event of Default shall then exist, Landlord agrees to reimburse the lesser of (x) $12,576.00; or (y) the total cost of Tenant’s Work (the “Construction Allowance”), provided the Construction Allowance shall not in any event apply towards removable fixtures or equipment or trade fixtures. The Construction Allowance shall be paid as follows: (A) if Landlord’s contractor constructs Tenant’s Work, the Construction Allowance shall be paid by Landlord to Landlord’s contractor for credit to the sums due under the construction contract; or (B) if Landlord agrees in writing to the selection of a contractor other than Landlord’s contractor for the construction of Tenant’s Work, then Landlord shall pay to Tenant the Construction allowance within thirty (30) days after satisfaction of each of the conditions below:

(i)            Tenant has submitted to Landlord a copy of all building permits with all sign-offs executed;

(ii)           Tenant’s delivery to Landlord of notarized, final, unconditional lien waivers and releases, in statutory form, for all contractors, subcontractors and materialmen who performed work or supplied materials in connection with the completion of Tenant’s Work, and all applicable statutory lien periods have expired and no affidavits of liens have been recorded against the Leased Premises, the Building or the Project; provided, that with respect to any affidavit of lien, unpaid bill notice or funds trapping notice received by Landlord, Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to bond around (in accordance with the Texas Property Code) the amount referenced in such instrument;

(iii)          All required inspections (if any) of Tenant’s Work by governmental agencies have taken place and the completed Tenant’s Work has passed such inspections;

(iv)         Tenant has completed Tenant’s Work;

(v)          Tenant is open for business operations for the Permitted Use in the Leased Premises;

(vi)         If requested by Landlord, Tenant has submitted to Landlord a copy of Tenant’s timely recorded Affidavit of Completion, prepared and recorded in accordance with statutory requirements and all applicable lien periods have passed;

(vii)        Tenant has delivered to Landlord a final Certificate of Occupancy (if any is required) for the Leased Premises;

(viii)       Tenant has submitted to Landlord a copy of all invoices and proof of payment for Tenant’s Work in at least the amount of the Construction Allowance;

(ix)          Tenant has paid to Landlord all amounts owing to Landlord pursuant to the Lease as of the date reimbursement is to be made; provided, that Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to pay for such amounts due and owing to Landlord.

(b)            Landlord’s payment of any or all of the Construction Allowance shall not constitute Landlord’s approval or acceptance of the work furnished or materials supplied for the Leased Premises. Landlord may dispute in good faith any request for formal payment based upon material non-compliance of any of Tenant’s Work with the plans approved by Landlord or any criteria promulgated by Landlord in connection therewith or due to any materially substandard work as identified in good faith by Landlord (“Substandard Work”). If Landlord identifies any Substandard Work, Landlord shall provide Tenant with a detailed statement identifying the Substandard Work, Tenant shall correct such Substandard Work and Landlord may withhold payment from the Construction Allowance until Landlord receives reasonable evidence that the Substandard Work has been corrected. If Tenant disputes Landlord’s determination of Substandard Work, the matter shall be resolved by Landlord’s architect and Tenant’s architect. Landlord’s obligation to disburse the Construction Allowance shall be suspended during any period when Tenant is disputing Landlord’s determination of Substandard Work. Additionally, if the Construction Allowance is not utilized by Tenant in its entirety on or before the date that one hundred twenty (120) days following the Additional Space Rent Commencement Date, then such credit will immediately and automatically terminate and, accordingly, will no longer be available to the Tenant.

VI.

Other than Pollan Hausman Real Estate Services LLC (Attn: Craig Hausman) (“Tenant’s Broker”). Tenant represents to Landlord that it has not engaged any real estate or leasing broker, agent or finder in connection with this Amendment or the transactions pursuant hereto [and Tenant’s Broker is the only leasing broker, agent or finder who is entitled to a commission in connection with this Amendment or the transactions pursuant hereto, which commission shall be paid by Landlord pursuant only to a separate written agreement between Landlord and Tenant’s Broker. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, costs, losses, damages, fees, fines, commissions, penalties, interest, judgments, amounts paid in settlement or expenses incurred by Landlord by virtue of a breach of this representation made by Tenant.

VII.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. The Exhibits, if any, attached to this Amendment and referred to herein are incorporated herein for all purposes. This Amendment and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Amendment together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant related to the subject matter hereof have been superseded by and are incorporated into the Lease, as amended by this Amendment. Except as modified by this Amendment, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AMENDMENT, THIS AMENDMENT SHALL NOT BECOME EFFECTIVE AND BINDING UNTIL THIS AMENDMENT IS SIGNED (USING MANUAL SIGNATURES) BY TENANT AND BY THREE OFFICERS ON BEHALF OF LANDLORD AND THE DELIVERY OF A FULLY EXECUTED ORIGINAL OF THIS AMENDMENT TO TENANT.

EXECUTED on July 27, 2015, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP, LLC,
its sole General Partner

/s/ William M. Mosley	By:	/s/ Jason Johnson
William M. Mosley, Jr., Secretary		Jason Johnson, President

	By:	/s/ Randy Nerren
Randy Nerren, Executive Vice President

TENANT:

WITNESS/ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP, LTD.
a Delaware corporation

/s/ [ILLEIGBLE]	By:	/s/ Ahmad Mian
[ILLEIGBLE]	Name:	Ahmad Mian
	Title:	SVP of Operations & Group CO
Attached
Exhibit A — Additional Space
Exhibit B — Leased Premises

EXHIBIT A

Additional Space

(Shaded Area)

EXHIBIT B

Leased Premises

(Shaded Area)

SUPPLEMENTAL COMMENCEMENT AGREEMENT

THIS SUPPLEMENTAL COMMENCEMENT AGREEMENT (this “Agreement”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership, (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Letter Agreement dated August 26, 2010, a Supplemental Commencement Agreement dated November 8, 2010, a Third Amendment of Lease dated February 20, 2013, a Supplemental Commencement Agreement dated September 25, 2013, a Fourth Amendment of Lease dated April 21, 2015, and a Fifth Amendment of Lease dated July 27, 2015 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 1,269 square feet of Rentable Area on the twelfth (12th) floor, Suite 1225 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

Pursuant to the Fourth Amendment of Lease referred to above, Landlord has delivered the Additional Space to Tenant and Tenant has accepted the same and is now occupying the Additional Space, and the Additional Space has been added to the Leased Premises under the Lease. Landlord and Tenant wish to confirm the Additional Space Rent Commencement Date.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

The Additional Space Rent Commencement Date (refereed to in the Fourth Amendment of Lease referred to in the recitals of this Agreement) is September 8, 2015. The stated Expiration Date of the Term of the Lease is not affected by this date and remains June 21, 2019.

II.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. This Agreement and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Agreement together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant have been superseded by and are incorporated into the Lease, as amended by this Agreement. Except as modified by this Agreement, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective and binding until this Agreement is signed (using manual signatures) by tenant and by three officers on behalf of landlord and the delivery of a fully executed original of this agreement to tenant.

EXECUTED on December 7, 2015, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP,
LLC, its sole General Partner

/s/ William M. Mosley	By:	/s/ Jason Johnson
William M. Mosley; Jr., Secretary		Jason Johnson, President

	By:	/s/ Randy Nerren
Randy Nerren, Executive Vice President

TENANT:

WITNESS/ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP, LTD.,
a Delaware corporation

/s/ [ILLEIGBLE]	By:	/s/ Ahmad Mian
[ILLEIGBLE]	Name:	Ahmad Mian
	Title	SVP of Operations & Group CO

SUPPLEMENTAL COMMENCEMENT AGREEMENT

THIS SUPPLEMENTAL COMMENCEMENT AGREEMENT (this “Agreement”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware (“Tenant”);

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Letter Agreement dated August 26, 2010, a Supplemental Commencement Agreement dated November 8, 2010, a Third Amendment of Lease dated February 20, 2013, a Supplemental Commencement Agreement dated September 25, 2013, a Fourth. Amendment of Lease dated April 21, 2015 and a Fifth Amendment of Lease dated July 27, 2015 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 35,034 square feet of Rentable Area on the sixth (6th) floor, Suite 600 and on the twelfth (12th) floor, Suite 1200, Suite 1225 and Suite 1280 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

Pursuant to the Fifth Amendment of Lease referred to above, Landlord has delivered the Additional; Space to Tenant and Tenant has accepted the same and is now occupying the Additional Space, and the Additional Space has been added to the Leased Premises under the Lease. Landlord and Tenant wish to confirm the Additional Space Rent Commencement Date.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

The Additional Space Rent Commencement Date (referred to in the Fifth Amendment of Lease referred to in the recitals of this Agreement) is March 1, 2016. The stated Expiration Date of the Term of the Lease is not affected by this date and remains June 21, 2019.

II.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. This Agreement and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Agreement together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant have been superseded by and are incorporated into the Lease, as amended by this Agreement. Except as modified by this Agreement, the Lease remains unchanged) is ratified by the parties and continues unabated in full force and effect.

Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective and binding until this Agreement is signed (using manual signatures) by tenant and by three officers on behalf of landlord and the delivery of a fully executed original of this agreement to tenant.

EXECUTED on April 7, 2016, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP, LLC,
its sole General Partner

/s/ William M. Mosley		By:	/s/ Jason Johnson
William M. Mosley, Jr., Secretary			Jason Johnson, President

		By:	/s/ Scooter Hicks
Scooter Hicks, Chief Operating Officer

TENANT:

WITNESS/ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP, LTD.
a Delaware corporation

/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Executive Vice President & COO

SIXTH AMENDMENT OF LEASE

THIS SIXTH AMENDMENT OF LEASE (this “Amendment”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Letter Agreement dated August 26, 2010, a Supplemental Commencement Agreement dated November 8, 2010, a Third Amendment of Lease dated February 20, 2013, a Supplemental Commencement Agreement dated September 25, 2013, a Fourth Amendment of Lease dated April 21, 2015, a Fifth Amendment of Lease dated July 27, 2015, a Supplemental Commencement Agreement dated October 7, 2015, and a Supplemental Commencement Agreement dated April 7, 2016 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 35,034 square feet of Rentable Area on the sixth (6th) floor, Suite 600, the twelfth (12th) floor, Suites 1200, 1225 and 1280 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

The parties wish to amend the Lease as set forth below.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

A            Landlord leases to Tenant and Tenant leases from Landlord approximately 2,174 additional square feet of Rentable Area (hereinafter called the “Suite 1220 Additional Space”) located on the twelfth (12th) floor of the Building which is known as Suite 1220, said space being identified on the floor plan attached hereto as Exhibit A. The Term of the Lease with respect to the Suite 1220 Additional Space shall commence on the date Landlord delivers possession of the Suite 1220 Additional Space to Tenant (the “Suite 1220 Additional Space Effective Date”), but payments of Base Rent, Additional Rent with respect to the Operating Expense Component and Parking Charges with respect to the Suite 1220 Additional Space shall not commence until the Suite 1220 Additional Space Rent Commencement Date. Commencing on the Suite 1220 Additional Space Effective Date and continuing through the remainder of the Term of the Lease, the term “Leased Premises” as used in the Lease shall mean and include approximately 37,208 square feet of Rentable Area, which is comprised of approximately 35,034 square feet of Rentable Area leased under the Lease prior to this Amendment and the approximately 2,174 square feet of Rentable Area comprising the Suite 1220 Additional Space (assuming the Suite 1220 Additional Space Rent Commencement Date occurs prior to the Suite 1240 Additional Space Rent Commencement Date). The “Suite 1220 Additional Space Rent Commencement Date” shall be the earlier of sixty (60) days after the Suite 1220 Additional Space Effective Date or the date on which Tenant occupies the Suite 1220 Additional Space for conducting business therein.

B.            Landlord leases to Tenant and Tenant leases from Landlord approximately 872 additional square feet of Rentable Area (hereinafter called the “Suite 1240 Additional Space”, and together with the Suite 1220 Additional Space, the “Additional Space”) located on the twelfth (12th) floor of the Building which is known as Suite 1240, said space being identified on the floor plan attached hereto as Exhibit B. The Term of the Lease with respect to the Suite 1240 Additional Space shall commence on the date Landlord delivers possession of the Suite 1240 Additional Space to Tenant (the “Suite 1240 Additional Space Effective Date”), but payments of Base Rent, Additional Rent with respect to the Operating Expense Component and Parking Charges with respect to the Suite 1240 Additional Space shall not commence until the Suite 1240 Additional Space Rent Commencement Date. Commencing on the Suite 1240 Additional Space Effective Date and continuing through the remainder of the Term of the Lease, the term “Leased Premises” as used in the Lease shall mean and include approximately 38,080 square feet of Rentable Area, which is comprised of approximately 35,034 square feet of Rentable Area leased under the Lease prior to this Amendment and the approximately 2,174 square feet of Rentable Area comprising the Suite 1220 Additional Space and the approximately 872 square feet of Rentable Area comprising the Suite 1240 Additional Space (assuming the Suite 1220 Additional Space Rent Commencement Date occurs prior to the Suite 1240 Additional Space Rent Commencement Date), and all of the space within the Leased Premises which is on the twelfth (12th) floor is identified on the floor plan attached hereto as Exhibit C. The “Suite 1240 Additional Space Rent Commencement Date” shall be the earlier of sixty (60) days after the Suite 1240 Additional Space Effective Date or the date on which Tenant occupies the Suite 1240 Additional Space for conducting business therein.

II.

A            As a result of the leasing by Tenant of the Suite 1220 Additional Space, Base Rent shall be increased by: (i) $5,525.58 per month during the period commencing on the Suite 1220 Additional Space Rent Commencement Date and continuing through June 30, 2017; (ii) $5,616.17 per month during the period from July 1, 2017 through June 30, 2018; and (iii) $5,706.75 per month from July 1, 2018 through June 21, 2019.

B            As a result of the leasing by Tenant of the Suite 1240 Additional Space, Base Rent shall be increased by: (i) $2,216.33 per month during the period commencing on the Suite 1240 Additional Space Rent Commencement Date and continuing through June 30, 2017; (ii) $2,252.67 per month during the period from July 1, 2017 through June 30, 2018; and (iii) $2,289.00 per month from July 1, 2018 through June 21, 2019.

C            After the occurrence of both the Suite 1220 Additional Space Rent Commencement Date and the Suite 1240 Additional Space Rent Commencement Date, Base Rent for the entire Leased Premises shall be the following:

Period	Monthly Base Rent
Through June 30, 2017	$88,071.67
July 1, 2017 through June 30, 2018	$88,413.34
July 1, 2018 through June 21, 2019	$88,755.01

D            If any date for the change of Base Rent occurs on a date other than the first (1st) of a month, the increase in Base Rent which occurs shall be prorated on a daily basis and Tenant shall pay the same within ten (10) days after the applicable change. Tenant will execute an instrument which confirms the matters and dates related to this Amendment upon the written request of Landlord.

III.

A            In addition to the payment of Additional Rent with respect to the Operating Expense Component for the approximately 35,034 square feet of Rentable Area leased by Tenant under the Lease prior to this Amendment, Tenant shall also pay Additional Rent with respect to the Operating Expense Component allocable to the Suite 1220 Additional Space during the period commencing on the Suite 1220 Additional Space Rent Commencement Date and continuing through the remainder of the Term of the Lease.

B            In addition to the payment of Additional Rent with respect to the Operating Expense Component for the approximately 35,034 square feet of Rentable Area leased by Tenant under the Lease prior to this Amendment, Tenant shall also pay Additional Rent with respect to the Operating Expense Component allocable to the Suite 1240 Additional Space during the period commencing on the Suite 1240 Additional Space Rent Commencement Date and continuing through the remainder of the Term of the Lease.

IV.

The number of cars which Tenant shall have the right to park in parking spaces in the Parking Facility during the period commencing on the Suite 1220 Additional Space Rent Commencement Date and continuing through the expiration of the term of the Lease shall be increased by up to 12 non-reserved parking spaces, from a total of up to 158 parking spaces to a total of up to 170 parking spaces, of which up to 38 parking spaces may be converted to reserved parking spaces. Tenant shall pay as additional Parking Charges for these additional parking spaces an amount equal to $25.00 per month per non-reserved parking space and $50.00 per month per reserved parking space which Tenant may elect to occupy. Otherwise, the right of Tenant to park these additional cars shall be governed by the provisions of the Lease.

V.

A.            Landlord shall tender and Tenant shall accept the Additional Space in their AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Additional Space shall be conclusive evidence of the foregoing. In no event shall Landlord be responsible for any costs, expenses or delays incurred by Tenant in bringing the Additional Space or the Building into compliance with all applicable building codes, regulations, laws and ordinances provided that Landlord shall be responsible for the cost of installing sprinklers in the Additional Space in compliance with applicable building codes, regulations, laws and ordinances. Additionally, except as expressly provided in the Lease to the contrary, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Building, the Parking Facility, the Leased Premises or the Additional Space or any construction, fixtures or personal property leasehold improvements. If Tenant desires to construct any improvements to the Additional Space or Leased Premises, Tenant shall be responsible for such construction (which shall be known as “Tenant’s Work”) and the following shall apply: (a) all work performed by Tenant shall be done in a manner which does not interfere with completion of any work being done by Landlord or other tenants or occupants of the Building or with the use of the Building by Landlord, other tenants, occupants or guests; (b) all such work shall be in compliance with all rules and regulations established by Landlord, any governmental authority, any insurance company insuring Landlord or Tenant, and otherwise in full compliance with the other provisions of the Lease; (c) Tenant must first submit plans for the same to Landlord for Landlord’s prior approval in form and detail reasonably requested by Landlord, and Tenant must construct the same in strict accordance with the plans approved by Landlord and any design or construction criteria promulgated by Landlord in connection therewith, and upon completion of the same Tenant shall provide Landlord with a complete set of as-built plans (including CAD files) for the Leased Premises (or the portion thereof modified in the case of construction or alterations affecting only a portion of the Leased Premises); (d) Tenant must get Landlord’s prior written consent prior to beginning any such construction, alteration, improvement, addition or placement, such consent to be given at Landlord’s sole discretion if it affects structural, mechanical, electrical or plumbing systems in the Building, and such consent not to be unreasonably withheld for interior alterations to the Leased Premises which do not affect structural, mechanical, electrical or plumbing systems; (e) all workmen, artisans, and contractors employed for such purposes shall be obtained through or specifically approved by Landlord in its reasonable discretion prior to the commencement of any work in the Building; (f) such workmen, artisans and mechanics must furnish evidence of insurance acceptable in all respects to Landlord prior to the commencement of any work in the Building and comply with any other requirements that Landlord may deem appropriate; and (g) Tenant shall furnish to Landlord copies of all construction contracts for the work prior to the commencing of any work in the Building. Additionally, if Landlord (or Landlord’s contractors) agrees to perform at Tenant’s request and upon submission by Tenant of necessary plans and specifications, any additional work not being performed by Tenant, such work shall be performed by Landlord (or Landlord’s contractors) at Tenant’s sole expense. Prior to commencing any of the foregoing work, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve any such estimates within five (5) business days from the date of submission thereof in writing by Landlord, then same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon. Tenant agrees to pay Landlord the cost of all such work within ten business days after Landlord presents Tenant an invoice therefor. Alternatively, at Landlord’s election, prior to Landlord’s (or Landlord’s contractors) commencing any such work, Tenant shall pay to Landlord (or make financial arrangements acceptable in all respects to Landlord to pay for) all (or such portion as Landlord may designate) of the estimated cost of all such work.

B.            Construction Allowance.

(1)            In consideration for the performance of Tenant’s Work in the Leased Premises by Tenant, provided no uncured Event of Default shall then exist, Landlord agrees to reimburse the lesser of (x) $1,917.00; or (y) the total cost of Tenant’s Work (the “Construction Allowance”), provided the Construction Allowance shall not in any event apply towards removable fixtures or equipment or trade fixtures. The Construction Allowance shall be paid as follows: (A) if Landlord’s contractor constructs Tenant’s Work, the Construction Allowance shall be paid by Landlord to Landlord’s contractor for credit to the sums due under the construction contract; or (B) if Landlord agrees in writing to the selection of a contractor other than Landlord’s contractor for the construction of Tenant’s Work, then Landlord shall pay to Tenant the Construction allowance within thirty (30) days after satisfaction of each of the conditions below:

(i)            Tenant has submitted to Landlord a copy of all building permits with all sign-offs executed;

(ii)            Tenant’s delivery to Landlord of notarized, final, unconditional lien waivers and releases, in statutory form, for all contractors, subcontractors and materialmen who performed work or supplied materials in connection with the completion of Tenant’s Work, and all applicable statutory lien periods have expired and no affidavits of liens have been recorded against the Leased Premises, the Building or the Project; provided, that with respect to any affidavit of lien, unpaid bill notice or funds trapping notice received by Landlord, Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to bond around (in accordance with the Texas Property Code) the amount referenced in such instrument;

(iii)          All required inspections (if any) of Tenant’s Work by governmental agencies have taken place and the completed Tenant’s Work has passed such inspections;

(iv)          Tenant has completed Tenant’s Work;

(v)           Tenant is open for business operations for the Permitted Use in the Leased Premises;

(vi)          If requested by Landlord, Tenant has submitted to Landlord a copy of Tenant’s timely .recorded Affidavit of Completion, prepared and recorded in accordance with statutory requirements and all applicable lien periods have passed;

(vii)         Tenant has delivered to Landlord a final Certificate of Occupancy (if any is required) for the Leased Premises;

(viii)        Tenant has submitted to Landlord a copy of all invoices and proof of payment for Tenant’s Work in at least the amount of the Construction Allowance;

(ix)           Tenant has paid to Landlord all amounts owing to Landlord pursuant to the Lease as of the date reimbursement is to be made; provided, that Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to pay for such amounts due and owing to Landlord.

(2)            Landlord’s payment of any or all of the Construction Allowance shall not constitute Landlord’s approval or acceptance of the work furnished or materials supplied for the Leased Premises. Landlord may dispute in good faith any request for formal payment based upon material non-compliance of any of Tenant’s Work with the plans approved by Landlord or any criteria promulgated by Landlord in connection therewith or due to any materially substandard work as identified in good faith by Landlord (“Substandard Work”). If Landlord identifies any Substandard Work, Landlord shall provide Tenant with a detailed statement identifying the Substandard Work, Tenant shall correct such Substandard Work and Landlord may withhold payment from the Construction Allowance until Landlord receives reasonable evidence that the Substandard Work has been corrected. If Tenant disputes Landlord’s determination of Substandard Work, the matter shall be resolved by Landlord’s architect and Tenant’s architect. Landlord’s obligation to disburse the Construction Allowance shall be suspended during any period when Tenant is disputing Landlord’s determination of Substandard Work. Additionally, if the Construction Allowance is not utilized by Tenant in its entirety on or before the date that one hundred twenty (120) days following the Suite 1240 Additional Space Rent Commencement Date, then such credit will immediately and automatically terminate and, accordingly, will no longer be available to the Tenant.

C.            The Suite 1220 Additional Space is currently occupied by another occupant and Landlord’s tender of the Suite 1220 Additional Space will not occur until after such existing occupants vacates and surrenders the Suite 1220 Additional Space. Landlord estimates that Landlord’s tender of the Suite 1220 Additional Space will occur by approximately June 1, 2016, but Tenant releases Landlord from any claims against Landlord for any delay in such date. Notwithstanding the foregoing, in the event the Suite 1220 Additional Space Effective Date has not occurred by that date which is nine (9) months after the date of this Amendment, then at any time after such date until the date of Suite 1220 Additional Space Effective Date either party may terminate the leasing of the Suite 1220 Additional Space by providing written notice of such termination to the other.

D.            The Suite 1240 Additional Space is currently occupied by another occupant and Landlord’s tender of the Suite 1240 Additional Space will not occur until after such existing occupants vacates and surrenders the Suite 1240 Additional Space. Unless such existing occupant agrees to vacate the Suite 1240 Additional Space at an earlier date, Landlord estimates that Landlord’s tender of the Suite 1240 Additional Space will occur by approximately October 1, 2016, but Tenant releases Landlord from any claims against Landlord for any delay in such date. Notwithstanding the foregoing, in the event the Suite 1240 Additional Space Effective Date has not occurred by March 1, 2017, then at any time after such date until the date of Suite 1240 Additional Space Effective Date either party may terminate the leasing of the Suite 1240 Additional Space by providing written notice of such termination to the other.

VI.

Tenant’s Work shall include the construction of the corridor identified on Exhibit D (the “Corridor”) to include the same within the boundaries of the Leased Premises. After the expiration or the earlier termination of this Lease or Tenant’s right to possession of the Leased Premises, Landlord shall have the right to restore the Corridor to be a Common Area multi-tenant corridor consistent with the appearance of the adjoining Common Area multi-tenant corridors on the twelfth (12th) floor of the Building, and Tenant will reimburse Landlord for the cost incurred by Landlord to do so; provided, that, Landlord obtains three (3) bids for the general contractor performing such work; and provided, further, that excluded from such reimbursement shall be the cost of carpet and wall finishes within the Corridor. This Paragraph VI shall survive termination of the Lease.

VII.

Other than Pollan Hausman Real Estate Services LLC (Attn: Craig Hausman) (“Tenant’s Broker”). Tenant represents to Landlord that it has not engaged any real estate or leasing broker, agent or finder in connection with this Amendment or the transactions pursuant hereto and Tenant’s Broker is the only leasing broker, agent or finder who is entitled to a commission in connection with this Amendment or the transactions pursuant hereto, which commission shall be paid by Landlord pursuant only to a separate written agreement between Landlord and Tenant’s Broker. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, costs, losses, damages, fees, fines, commissions, penalties, interest, judgments, amounts paid in settlement or expenses incurred by Landlord by virtue of a breach of this representation made by Tenant.

VIII.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. The Exhibits, if any, attached to this Amendment and referred to herein are incorporated herein for all purposes. This Amendment and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Amendment together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant related to the subject matter hereof have been superseded by and are incorporated into the Lease, as amended by this Amendment. Except as modified by this Amendment, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

Notwithstanding anything to the contrary contained in this Amendment, this Amendment shall not become effective and binding until this Amendment is signed (using manual signatures) by Tenant and by three officers on behalf of Landlord and the delivery of a fully executed original of this Amendment to Tenant.

EXECUTED on May 9, 2016, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP,
LLC, its sole General Partner

/s/ William M. Mosley	By:	/s/ Jason Johnson
William M. Mosley Jr., Secretary		Jason Johnson, President

	By:	/s/ Scooter Hicks
Scooter Hicks, C.O.O.

TENANT:

WITNESS/ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP, LTD.
a Delaware corporation

[ILLEGIBLE]	By:	[ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	[ILLEGIBLE]

Attached

Exhibit A — Suite 1220 Additional Space

Exhibit B — Suite 1240 Additional Space

Exhibit C — Leased Premises

Exhibit D — Corridor

EXHIBIT A

Suite 1220 Additional Space

(Shaded Area)

EXHIBIT B

Suite 1240 Addtional Space

(Shaded Area)

EXHIBIT C

12th Floor Leased Premises

(Shaded Area)

EXHIBIT D

Corridor

(Shaded Area)

SUPPLEMENTAL COMMENCEMENT AGREEMENT

THIS SUPPLEMENTAL COMMENCEMENT AGREEMENT (this “Agreement”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Letter Agreement dated August 26, 2010, a Supplemental Commencement Agreement dated November 8, 2010, a Third Amendment of Lease dated February 20, 2013, a Supplemental Commencement Agreement dated September 25, 2013, a Fourth Amendment of Lease dated April 21, 2015, a Fifth Amendment of Lease dated July 27, 2015, a Supplemental Commencement Agreement dated October 7, 2015, a Supplemental Commencement Agreement dated April 7, 2016, and a Sixth Amendment of Lease dated May 9, 2016 (and together with any permitted lease’ assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 38,080 square feet of Rentable Area on the sixth (6th) floor, Suite 600 and on the twelfth (12th) floor, Suite 1200, Suite 1220, Suite 1225, Suite 1240 and Suite 1280 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

Pursuant to the Sixth Amendment of Lease referred to above, Landlord has delivered the Additional Space to Tenant and Tenant has accepted the same and is now occupying the Additional Space, and the Additional Space has been added to the Leased Premises under the Lease. Landlord and Tenant wish to confirm the Additional Space Rent Commencement Date.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

The Suite 1220 Additional Space Rent Commencement Date and the Suite 1240 Additional Space Rent Commencement Date (referred to in the Sixth Amendment of Lease referred to in the recitals of this Agreement) are both December 23, 2016.

II.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. This Agreement and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Agreement together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant have been superseded by and are incorporated into the Lease, as amended by this Agreement. Except as modified by this Agreement, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective and binding until this Agreement is signed (using manual signatures) by tenant and by three officers on behalf of landlord and the delivery of a fully executed original of this agreement to tenant.

EXECUTED on February 24, 2017, in multiple counterparts, each of which shall have the full force and effect an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP, LLC,
its sole General Partner

/s/ William M. Mosley		By:	/s/ Jason Johnson
William M. Mosley, Jr., Secretary			Jason Johnson, President

		By:	/s/ Scooter Hicks
Scooter Hicks, Chief Operating Officer

TENANT:

WITNESS/ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP, LTD.
a Delaware corporation

[ILLEGIBLE]	By:	[ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	[ILLEGIBLE]

SEVENTH AMENDMENT OF LEASE

THIS SEVENTH AMENDMENT OF LEASE (this “Amendment”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Letter Agreement dated August 26, 2010, a Supplemental Commencement Agreement dated November 8, 2010, a Third Amendment of Lease dated February 20, 2013, a Supplemental Commencement Agreement dated September 25, 2013, a Fourth Amendment of Lease dated April 21, 2015, a Fifth Amendment of Lease dated July 27, 2015, a Supplemental Commencement Agreement dated October 7, 2015, a Supplemental Commencement Agreement dated April 7, 2016, a Sixth Amendment of Lease dated May 9, 2016 and a Supplemental Commencement Agreement dated February 24, 2017 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 38,080 square feet of Rentable Area on the sixth (6th) floor, Suite 600, the twelfth (12th) floor, Suites 1200, 1220, 1240, and 1280 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

The parties wish to amend the Lease as set forth below.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

Landlord leases to Tenant and Tenant leases from Landlord approximately 2,684 additional square feet of Rentable Area (hereinafter called the “Additional Space”) located on the twelfth (12th) floor of the Building which is known as Suite 1260, said space being identified on the floor plan attached hereto as Exhibit A. The Term of the Lease with respect to the Additional Space shall commence on the date Landlord delivers possession of the Additional Space to Tenant (the “Additional Space Effective Date”), but payments of Base Rent, Additional Rent with respect to the Operating Expense Component and Parking Charges with respect to the Additional Space shall not commence until the Additional Space Rent Commencement Date. Commencing on the Additional Space Effective Date and continuing through the remainder of the Term of the Lease, the term “Leased Premises” as used in the Lease shall mean and include approximately 40,764 square feet of Rentable Area, which is comprised of approximately 38,080 square feet of Rentable Area leased under the Lease prior to this Amendment and the approximately 2,684 square feet of Rentable Area comprising the Additional Space which together are identified on the floor plan attached hereto as Exhibits. The “Additional Space Rent Commencement Date” shall be the earlier of sixty (60) days after the Additional Space Effective Date or the date on which Tenant occupies the Additional Space for conducting business therein.

II.

As a result of the leasing by Tenant of the Additional Space, the sums which Tenant shall be obligated to pay to Landlord as Base Rent shall be increased by the following amounts during the period commencing on the Additional Space Rent Commencement Date and continuing through the remainder of the initial Term of the Lease.

Period	Monthly Base Rent
Additional Space Rent Commencement Date— 06/21/2019	$6,255.96

If the Additional Space Rent Commencement Date or any other date for the change of Base Rent occurs on a date other than the first (1st) of a month, the increase in Base Rent which occurs on the Additional Space Rent Commencement Date as a result of the changes made in this

Paragraph II shall be prorated on a daily basis and Tenant shall pay the same within ten (10) days after the Additional Space Rent Commencement Date. Tenant will execute an instrument which confirms the Additional Space Rent Commencement Date and other matters related to this Amendment upon the written request of Landlord.

III.

In addition to the payment of Additional Rent with respect to the Operating Expense Component for the approximately 38,080 square feet of Rentable Area leased by Tenant under the Lease prior to this Amendment, Tenant shall also pay Additional Rent with respect to the Operating Expense Component allocable to the Additional Space during the period commencing on the Additional Space Rent Commencement Date and continuing through the remainder of the term of the Lease.

IV.

A.            Landlord shall tender and Tenant shall accept the Additional Space in their AS-IS, WHERE-IS condition, with all faults, including both patent and latent defects, and Tenant taking possession of the Additional Space shall be conclusive evidence of the foregoing. In no event shall Landlord be responsible for any costs, expenses or delays incurred by Tenant in bringing the Additional Space or the Building into compliance with all applicable building codes, regulations, laws and ordinances except Landlord will reimburse Tenant for any costs previously approved in writing by Landlord incurred by Tenant to install a sprinkler system in the Additional Space if installation of same is required of Tenant by applicable law. Additionally, except as expressly provided in the Lease to the contrary, Tenant acknowledges that neither Landlord nor any agent of Landlord has made (the same being expressly DISCLAIMED) any representation or warranty, implied or express, regarding the habitability, condition, merchantability, fitness or suitability of the Building, the Parking Facility, the Leased Premises or the Additional Space or any construction, fixtures or personal property leasehold improvements. The Additional Space is currently occupied by another occupant and Landlord’s tender of the Additional Space will not occur until after such existing occupant vacates and surrenders the Additional Space. Landlord estimates that Landlord’s tender of the Additional Space will occur by approximately February I, 2018, but Tenant releases Landlord from any claims against Landlord for any delay in such date. If Tenant desires to construct any improvements to the Additional Space or Leased Premises, Tenant shall be responsible for such construction (which shall be known as “Tenant’s Work”) and the following shall apply: (a) all work performed by Tenant shall be done in a manner which does not interfere with completion of any work being done by Landlord or other tenants or occupants of the Building or with the use of the Building by Landlord, other tenants, occupants or guests; (b) all such work shall be in compliance with all rules and regulations established by Landlord, any governmental authority, any insurance company insuring Landlord or Tenant, and otherwise in full compliance with the other provisions of the Lease; (c) Tenant must first submit plans for the same to Landlord for Landlord’s prior approval in form and detail reasonably requested by Landlord, and Tenant must construct the same in strict accordance with the plans approved by Landlord and any design or construction criteria promulgated by Landlord in connection therewith, and upon completion of the same Tenant shall provide Landlord with a complete set of as-built plans (including CAD files) for the Leased Premises (or the portion thereof modified in the case of construction or alterations affecting only a portion of the Leased Premises); (d) Tenant must get Landlord’s prior written consent prior to beginning any such construction, alteration, improvement, addition or placement, such consent to be given at Landlord’s sole discretion if it affects structural, mechanical, electrical or plumbing systems in the Building, and such consent not to be unreasonably withheld for interior alterations to the Leased Premises which do not affect structural, mechanical, electrical or plumbing systems; (e) all workmen, artisans, and contractors employed for such purposes shall be obtained through or specifically approved by Landlord in its reasonable discretion prior to the commencement of any work in the Building; (f) such workmen, artisans and mechanics must furnish evidence of insurance acceptable in all respects to Landlord prior to the commencement of any work in the Building and comply with any other requirements that Landlord may deem appropriate; and (g) Tenant shall furnish to Landlord copies of all construction contracts for the work prior to the commencing of any work in the Building. Additionally, if Landlord (or Landlord’s contractors) agrees to perform at Tenant’s request and upon submission by Tenant of necessary plans and specifications, any additional work not being performed by Tenant, such work shall be performed by Landlord (or Landlord’s contractors) at Tenant’s sole expense. Prior to commencing any of the foregoing work, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve any such estimates within five (5) business days from the date of submission thereof in writing by Landlord, then same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon. Tenant agrees to pay Landlord the cost of all such work within thirty (30) business days after Landlord presents Tenant an invoice therefor. Alternatively, at Landlord’s election, prior to Landlord’s (or Landlord’s contractors) commencing any such work, Tenant shall pay to Landlord (or make financial arrangements acceptable in all respects to Landlord to pay for) all (or such portion as Landlord may designate) of the estimated cost of all such work.

B.            Construction Allowance.

(a)            In consideration for the performance of Tenant’s Work in the Additional Space, the Leased Premises, the twelfth (12th) floor elevator lobby, restrooms or public corridors by Tenant, provided no uncured Event of Default shall then exist, Landlord agrees to reimburse Tenant the lesser of (x) $1,019,100.00; or (y) the total cost of Tenant’s Work (the “Construction Allowance”), provided the Construction Allowance shall not in any event apply towards removable fixtures or equipment or trade fixtures. The Construction Allowance shall be paid as follows: (A) if Landlord’s contractor constructs Tenant’s Work, the Construction Allowance shall be paid by Landlord to Landlord’s contractor for credit to the sums due under the construction contract; or (B) if Landlord agrees in writing to the selection of a contractor other than Landlord’s contractor for the construction of Tenant’s Work, then Landlord shall pay to Tenant the Construction allowance within thirty (30) days after satisfaction of each of the conditions below:

(i)            Tenant has submitted to Landlord a copy of all building permits with all sign-offs executed;

(ii)            Tenant’s delivery to Landlord of notarized, final, unconditional lien waivers and releases, in statutory form, for all contractors, subcontractors and materialmen who performed work or supplied materials in connection with the completion of Tenant’s Work, and all applicable statutory lien periods have expired and no affidavits of liens have been recorded against the Leased Premises, the Building or the Project; provided, that with respect to any affidavit of lien, unpaid bill notice or funds trapping notice received by Landlord, Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to bond around (in accordance with the Texas Property Code) the amount referenced in such instrument;

(iii)            All required inspections of Tenant’s Work by governmental agencies have taken place and the completed Tenant’s Work has passed such inspections;

(iv)            Tenant has completed Tenant’s Work;

(v)            Tenant has commenced business operations for the Permitted Use in the Leased Premises;

(vi)            If requested by Landlord, Tenant has submitted to Landlord a copy of Tenant’s timely recorded Affidavit of Completion, prepared and recorded in accordance with statutory requirements and all applicable lien periods have passed;

(vii)            Tenant has delivered to Landlord a final Certificate of Occupancy for the Leased Premises;

(viii)            Tenant has submitted to Landlord a copy of all invoices and proof of payment for Tenant’s Work in at least the amount of the Construction Allowance;

(ix)            Tenant has paid to Landlord all amounts owing to Landlord pursuant to the Lease as of the date reimbursement is to be made; provided, that Landlord may at its option, disburse that portion of the Construction Allowance less an amount sufficient to pay for such amounts due and owing to Landlord.

(b)            Landlord’s payment of any or all of the Construction Allowance shall not constitute Landlord’s approval or acceptance of the work furnished or materials supplied for the Leased Premises. Landlord may dispute in good faith any request for formal payment based upon material non-compliance of any of Tenant’s Work with the plans approved by Landlord or any criteria promulgated by Landlord in connection therewith or due to any materially substandard work as identified in good faith by Landlord (“Substandard Work”). If Landlord identifies any Substandard Work, Landlord shall provide Tenant with a detailed statement identifying the Substandard Work, Tenant shall correct such Substandard Work and Landlord may withhold payment from the Construction Allowance until Landlord receives reasonable evidence that the Substandard Work has been corrected. If Tenant disputes Landlord’s determination of Substandard Work, the matter shall be resolved by Landlord’s architect and Tenant’s architect. Landlord’s obligation to disburse the Construction Allowance shall be suspended during any period when Tenant is disputing Landlord’s determination of Substandard Work. Additionally, after the conditions for disbursement of the Construction Allowance are satisfied but there remains some portion of the full potential amount of the Construction Allowance which was not used on or before June 22, 2021, then provided there is no Event of Default then in existence, one-half (1/2) of such unused Construction Allowance shall be applied toward the next payments of Base Rent due under this Lease and the availability of the remaining one-half (1/2) of such unused Construction Allowance will then automatically terminate and no longer be available to Tenant.

(c)            Tenant is permitted to lock off the twelfth (12th) floor elevators, the freight elevator and the stair door wells provided same is permitted by the City of Houston building code and further provided Landlord has the right to unlock same if required by the City of Houston building code.

V.

The Expiration Date of the Term of the Lease, which is currently June 21, 2019, is hereby extended to be June 21, 2029, on the same terms and conditions which were in effect under the Lease immediately prior to June 21, 2019 (except for those which by their specific terms are not applicable after the extension of the Term beyond such date); provided, that the other modifications set forth in this Amendment shall be given full effect. Except as provided in Paragraph IX of this Amendment, this extension of the Term is in lieu of any and all other options to extend or renew the Term of the Lease, which other options are void and of no force or effect.

VI.

Commencing on June 22, 2019 and continuing thereafter for the remainder of the Term, Tenant shall continue to pay the Operating Expense Component in accordance with the Lease, except that the “Basic Cost” to be used in computing the Operating Expense Component shall be an amount equal to Zero Dollars ($0). It is the parties’ intent that as a result of such change Tenant shall pay the Operating Expense Component on a full net basis instead of on gross/base year basis. The initial estimated amount of Tenant’s pro rata share which Tenant shall pay monthly with each payment of Base Rent until Landlord notifies Tenant to pay a different amount shall be computed on the basis of one-twelfth (l/12th) of $13.94 per square foot of Rentable Area. If more than one method of computing the Operating Expense Component shall be in effect for any fiscal year, the same shall be pro-rated for the period of time each is in effect. For purposes of computing the management fee under Paragraph 1(a) of Exhibit D of the Lease, the term “base rent” is amended to be the term “rents” and the number “4.5%” is amended to the number “4.0%”.

VII.

As a result of the leasing by Tenant of the Additional Space and the extension of the Term set forth herein, the sums which Tenant shall be obligated to pay to Landlord as Base Rent during the period commencing on June 22, 2019 and continuing through the remainder of the Term of the Lease shall be as follows.

Period	Monthly Base Rent
06/22/19 – 06/21/24:	$57,103.57
06/22/24 – 06/21/29	$63,897.57

VIII.

Due to the expansion of the Leased Premises pursuant to this Amendment, Tenant shall not be permitted to exercise the termination right set forth in Paragraph 1 of Exhibit F of the Lease (the “Termination Right”) until after June 22, 2024 (the “Effective Termination Date”), and if Tenant in fact exercises the Termination Right, then the Termination Fee set forth in Paragraph 1 of Exhibit F shall equal the portion of the costs incurred by Landlord in connection with this Amendment, and/or any space otherwise added to the Lease by mutual written agreement of the parties, for the following, as each are unamortized as of the effective termination date: (1) the Construction Allowance and/or any other construction expense or tenant improvement allowance advanced or incurred by Landlord (including in connection with any expansion of the Leased Premises) and (2) leasing commissions paid by Landlord to Landlord’s broker (including a 2% in-house commission if no third party broker is paid) and/or to any tenant broker, including Tenant’s Broker (including in connection with any expansion of the Leased Premises). For purposes hereof, the “unamortized” portion of the costs in clauses (1) and (2) of the previous sentence means the amount that has not yet been recovered by Landlord from Base Rent under the Lease when computed using straight-line amortization over the period of time for which Tenant has made full payments of Base Rent during that portion of the Term which occurs on or after June 21, 2019, compared to the period of time for which such payment of Base Rent was originally scheduled to have been payable during that portion of the Term beginning with the Additional Space Rent Commencement Date of the Lease but for such termination. The Termination Fee shall be paid within thirty (30) days after Landlord provides Tenant a written calculation of the amount due. Notwithstanding the foregoing, if Tenant expands the Leased Premises and commences payment of Base Rent on such expanded portion at any time after June 21, 2019, either by the exercise of the Preferential Right or by mutual agreement between Landlord and Tenant, then each time Tenant expands the Leased Premises, (but not if Tenant expands by less than 2,000 square feet) the Effective Termination Date shall be reset to the date that is five (5) years after the date that Tenant commences paying Base Rent in the expansion space with the Termination Fee to include (a) the amount of any construction allowance and/or any other construction expense or tenant improvement allowance advanced or incurred by Landlord (in connection with the expansion of the Leased Premises, (2) leasing commissions paid by Landlord to Landlord’s broker (including a 2% in-house commission if no third party broker is paid) and/or to any tenant broker in connection with the expansion of the Leased Premises and (3) the amount of abatements, if any, which shall be amortized as set forth above in this Paragraph VIII, except that the amortization period shall be over that portion of the Term from the date Tenant commences paying Base Rent on an expansion space through the Effective Termination Date (as such date is reset to coincide with any expansion of the Leased Premises).

IX.

(a)            Subject to the condition that there shall not at the time exist an Event of Default beyond applicable cure period, Landlord hereby grants Tenant the option (the “Extension Option”) to make one (1) extension of the Term for five (5) years, commencing on June 22, 2029. No modifications of the Lease shall occur as a result of any Extension Option, except for the actual extension of the Term itself and except that Base’ Rent, the Operating Expense Component and Parking Charges, if any, shall be based upon the Prevailing Market Rate for such Extension Option, and other provisions expressly applicable or inapplicable only during a certain period of time shall continue to only be applicable or inapplicable during such certain period of time. Notwithstanding the foregoing, an Extension Option may not be exercised if it has the effect of allowing a subtenant to remain in occupancy of the Leased Premises during that Extension Option. In order to exercise such Extension Option, Tenant shall advise Landlord in writing of its intent to exercise the Extension Option no later than twelve (12) months nor earlier than fifteen (15) months prior to the Expiration Date. Within fifteen (15) days thereafter, Landlord either: (i) may request that Tenant provide a balance sheet, a statement of income and expense, and a statement of cash flows covering Tenant for the end of the most recent fiscal year then available (and the most recent quarter if available), and, if the same were audited by an accounting firm, an opinion of an independent certified public accountant indicating the financial statement has been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of the operations of Tenant for that year (and quarter), or if the same were not audited by an accounting firm, then Tenant shall provide a certificate of the chief financial officer, owner or partner of Tenant reasonably acceptable to Landlord to the same effect; or (ii) shall advise Tenant in writing of the Prevailing Market Rate applicable during the term of the Extension Option. Notwithstanding the foregoing, if the aforesaid financial statements are a matter of public record, Tenant shall not be required to provide the same. If Tenant provides such financial statements, Landlord shall within fifteen (15) days thereafter advise Tenant in writing of the Prevailing Market Rate applicable during the term of the Extension Option; provided, however that if Landlord has requested that Tenant provide financial statements and Tenant does not provide such financial statements within thirty (30) days, Landlord is under no obligation to provide Tenant the Prevailing Market Rate. Within thirty (30) days after Tenant has received such Prevailing Market Rate from Landlord, Tenant shall give Landlord written notice of the exercise of this Extension Option if Tenant desires to exercise its Extension Option. Failure of Tenant to provide the such financial statements and/or to give either of such notices within the periods set forth above shall cause such Extension Option to be void and of no further force and effect.

(b)            The term “Prevailing Market Rate” as used in this Paragraph IX shall be the prevailing annual rental rates that a new or existing tenant would pay and a landlord would accept in an arm’s length, bona fide negotiation for a lease of subject premises to be executed at the time of determination and to promptly commence thereafter, based upon other transactions in other comparable first class office buildings, including the Building, in the West Houston and Energy Corridor submarket area in Houston, Texas within the nine (9) months immediately preceding the notice date, taking into consideration all relevant terms and conditions including, age, location and quality of the building, floor level and location on the floor, use and size of the space in question, definition of Rentable Area, extent of existing leasehold improvements, leasehold improvement allowances to be provided, rental abatement, lease takeovers and assumptions, moving allowances and other concessions, term of lease, parking ratio, extent of services to be provided, base year or figure of escalation purposes, adjustments to base rental, the time the particular rental rate under consideration became or is to become effective, and any other relevant term or condition, including, without limitation, the credit strength of the tenant and any guarantor.

(c)            If by the end of the thirty (30) day period referred to in this Paragraph IX(a) the parties have not reached agreement then upon Tenant timely notifying Landlord as required by this Paragraph IX(a), the Prevailing Market Rate for the applicable Extension Term shall be determined by arbitration pursuant to the following procedures: Landlord and Tenant shall each appoint a broker with a minimum of ten (10) years of experience negotiating leases of similar size in similar quality and type buildings who is knowledgeable in building rates and terms in the area in which the Leased Premises are located, and the two brokers shall, within ten (10) business days after their selection, designate in writing their respective determinations of Prevailing Market Rate and agree upon and appoint an independent third broker with the same qualifications. The third broker shall decide whether Landlord’s or Tenant’s broker’s determination of Prevailing Market Rate is closest to the true Prevailing Market Rate within ten (10) business days after the third broker’s appointment. This determination of Prevailing Market Rate by the third broker shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.

(d)            Tenant’s rights under this Paragraph IX shall terminate if (i) the Lease or Tenant’s right to possession of the Leased Premises is terminated for any reason, (ii) Tenant assigns any of its interest in the Lease or sublets any portion of the Leased Premises to a party not permitted by the Lease, or (iii) Tenant fails to timely exercise its option under this Paragraph IX, time being of the essence with respect to Tenant’s exercise thereof. Notwithstanding the foregoing, an Extension Option may not be exercised if it has the effect of allowing a subtenant who is unaffiliated with Tenant to remain in occupancy of the Leased Premises during that Extension Option.

X.

Subject to the condition that there shall not at the time exist an Event of Default by Tenant nor has an event which with the passage of time or giving of notice would constitute an Event of Default occurred, Landlord hereby grants Tenant a continuing right of first refusal to lease additional premises situated in the Building (the “Continuing Right of First Refusal”) under the following terms and conditions:

(a)            Commencing on the Additional Space Rent Commencement Date and thereafter during the Term of the Lease, if Landlord shall receive a bona fide written offer which Landlord is willing to accept (a “Third Party Offer”) from a prospective tenant with respect to any portion of the seventh (7th) or eleventh (11th) floor of the Building (the “Continuing Right of First Refusal Space”), Landlord shall give written notice to Tenant of such offer, with a listing of the terms contained in the Third Patty Offer required to provide the information required below.

(b)           Tenant shall then have the Continuing Right of First Refusal for a period of ten (10) business days after receipt of written notice of the information in Paragraph X(a), during which Tenant may elect in writing to lease the entirety of the particular Continuing Right of First Refusal Space, which must include any other space which is the subject of the Third Party Offer, which Landlord has proposed to lease to the prospective third party tenant, based upon the same terms and conditions as the Lease, except that the Base Rent, the Operating Expense Component, Parking Charges (and any other payments to Landlord) for the Continuing Right of First Refusal Space shall be the amounts set forth in the Third Party Offer, and Tenant shall be entitled to the number of parking spaces set forth in the Third Party Offer, and if the remaining Term of this Lease is insufficient to meet the Term Requirement, then the Term of the Lease shall be extended for the Term Requirement with respect to the Continuing Right of First Refusal Space added to the Leased Premises pursuant to the provisions of this Paragraph X (but if the remaining Term of the Lease is sufficient to meet the Term Requirement then no extension of the Term of the Lease shall occur). Further, Tenant agrees to accept the Continuing Right of First Refusal Space from Landlord in its AS IS, WHERE IS condition subject to any tenant improvement allowance or construction of improvements set forth in the Third Party Offer. Notwithstanding the foregoing, in the event that the primary term of the lease under the Third Party Offer is to extend beyond the then Expiration Date of the Lease, the Term of the Lease shall be extended for the period of time necessary to match the expiration date of the primary term of the lease under the Third Party Offer (the “Term Requirement”) with respect to the Continuing Right of First Refusal Space added to the Leased Premises pursuant to the provisions of this Paragraph X, but the provisions of Paragraph X(i) shall apply to the other portions of the Leased Premises as to which the Term is not extended (and the dates on which an Extension Option is to be exercised and the commencement of that portion of the Term which occurs during such Extension Option shall not be affected by this extension of the Term).

(c)            In the event Tenant elects to lease the Continuing Right of First Refusal Space which Landlord has proposed to the prospective third party tenant, an amendment of the Lease shall be executed by Landlord and Tenant not later than ten (10) days after Landlord shall have submitted to Tenant copies of such amendment for execution. The commencement date of the term of the particular Continuing Right of First Refusal Space leased by Tenant under this Paragraph X shall be the earlier to occur of (i) the date Tenant commences to use the Continuing Right of First Refusal Space in the ordinary course of its business or (ii) the date the tenant under the Third Party Offer would have been able to take occupancy of the Continuing Right of First Refusal Space.

(d)           In the event Tenant fails to exercise the Continuing Right of First Refusal as granted herein, Landlord and any prospective third party tenant may enter into a lease agreement covering the Continuing Right of First Refusal Space which was the subject of such Third Party Offer based upon terms and conditions no more than five percent (5%) more favorable (taken as a whole) than as was set forth in the notice given by Landlord under Paragraph X(a) without re- notifying Tenant of such revised economic terms and Tenant’s rights hereunder shall be subject to the rights of the third party (and their successors and assigns) in and to the space leased by such third party. In the event that Landlord fails to enter into a final lease agreement for the Continuing Right of First Refusal Space with a prospective third party on terms and conditions no more than five percent (5%) more favorable (taken as a whole) than as was set forth in the notice given by Landlord under Paragraph X(a), Tenant’s Continuing Right of First Refusal remains in effect. If Tenant fails or declines to exercise the Continuing Right of First Refusal as granted herein, Tenant will execute an instrument which acknowledges or confirms the same.

(e)           Tenant’s Continuing Right of First Refusal shall terminate upon the earliest to occur of the following: (i) Tenant leases the Continuing Right of First Refusal Space, or any portion thereof, either by exercising this Continuing Right of First Refusal or otherwise however, the Continuing Right of First Refusal shall only terminate as to the specific space leased by Tenant pursuant to the specific Continuing Right of First Refusal and shall remain in existence for any future offers for remaining Continuing Right of First Refusal Space; or (ii) the termination of the Lease or Tenant’s right to possession of the Leased Premises as a result of an Event of Default by Tenant; or (iii) the expiration of the Term of the Lease, as same may be extended from time to time .

(f)            Notwithstanding anything to the contrary contained in this Paragraph X, the rights in and to the Continuing Right of First Refusal Space, or any portion thereof, which are granted to Tenant under this Paragraph X are subject to, inferior and subordinate to: (i) the ability of the then existing occupants (or a successor business being conducted under the same trade name as was then conducted by the then existing occupants) of the Continuing Right of First Refusal Space to be permitted to extend the terms of their leases (or enter into a new lease) upon Landlord’s agreement to do so (whether or not such third party tenant currently has that right); and (ii) the rights in and to the Continuing Right of First Refusal Space, or any portion thereof, which are currently held by third parties, under lease agreements with Landlord, or under any future revision, alteration, modification or amendment of such lease agreement or under any new lease agreement entered into between Landlord and such third party occupant or their successors or assigns; and (iii) the rights of any third party which acquires a present vested right of first refusal, right of first offer or expansion option in and to the Continuing Right of First Refusal Space, or any portion thereof, before the same becomes Continuing Right of First Refusal Space hereunder (e.g., in a situation covering space which is not contiguous to the Leased Premises until after Tenant expands the Leased Premises to include space which is contiguous to the Leased Premises on the date hereof. In addition, Landlord shall not be obligated to give written notice of the Third Party Offer with respect to any portion of the Continuing Right of First Refusal Space unless or until the aforesaid third party occupant or their successors or assigns fail to exercise any rights which they may then have in and to such Continuing Right of First Refusal Space with respect thereto.

(g)           Notwithstanding anything to the contrary contained in this Paragraph X, Tenant shall not have any rights to lease the Continuing Right of First Refusal Space under this Paragraph X if there are less than eighteen (18) months remaining in the Term of the Lease (not counting any unexercised options to extend the Term) unless Tenant has an extension option which is still available (either at the then present time or at some time in the then future) to be exercised and at the time of such exercise of its Continuing Right of First Refusal, Tenant also simultaneously irrevocably exercises such extension option (which will be permitted in this situation even if such exercise would have otherwise been premature).

(h)           Time is of the essence with respect to the exercise by Tenant of any Continuing Right of First Refusal under this Paragraph X.

(i)             If the Term shall be extended to meet the Term Requirement, Tenant shall vacate that portion of the premises constituting the Leased Premises as to which the Term was not extended (for example, assuming there has only been one right of first refusal exercised, then the surrender space shall be that portion of the Leased Premises other than the right of first refusal space) (the “Surrendered Space”) on the date such Term was scheduled to expire (unless the Term is extended as to the entirety of the Leased Premises by an agreement of the parties or by the exercise of an Extension Option) (the “Surrender Date”). Upon the continuance or commencement of any portion of the Term which results in any Surrendered Space: (1) on or prior to the Surrender Date, Tenant, at Tenant’s sole cost and expense, shall remove from the Surrendered Space the trade fixtures, personal property and equipment which Tenant is entitled to remove under the Lease at the expiration of the Term; (2) Tenant, at Tenant’s sole cost and expense, shall promptly repair all damage to the Surrendered Space, the Leased Premises and the Building caused in connection with the removal of the aforesaid property and pay Landlord (if not already paid) for the cost of reconfiguring any walls, doors and related improvements in or reasonably necessary to serve the remaining Leased Premises or the Surrendered Space; (3) Tenant shall vacate the Surrendered Space on or prior to the Surrender Date and surrender the Surrendered Space in the condition in which Tenant would be required to surrender the Leased Premises upon the expiration of the Term; (4) commencing effective on the day after the Surrender Date and continuing for the remainder of the Term, the number of parking spaces which Tenant is permitted to use and required to pay Parking Charges for shall be reduced in the same proportion that the size of the Surrendered Space bears to the Leased Premises (before the Surrender Date); (5) if Tenant does not vacate and surrender the Surrendered Space by the Surrender Date then the hold over provisions of the Lease shall apply to Tenant’s continued occupancy of the Surrendered Space without further notice from Landlord; and (6) Tenant shall execute an amendment to the Lease which memorializes the changes which occur on the Surrender Date within ten (10) days of submission of the same to Tenant for signature by Landlord.

(j)            Subject to the condition that there shall not then exist an Event of Default by Tenant, Landlord hereby grants Tenant the option (the “ROFR Space Extension Option”) to extend the Term with respect to any particular Continuing Right of First Refusal Space which expires prior to the then Expiration Date of the Term to be coterminous with the then Expiration Date of the Term. The extension of the Term with respect to the particular Continuing Right of First Refusal Space shall be subject to all the same terms, covenants and conditions of the Lease except Base Rent, the Operating Expense Component and Parking Charges, if any, during such extended term shall be the Prevailing Market Rate, and other provisions expressly applicable or inapplicable only during a certain period of time shall continue to be applicable or inapplicable during such certain period of time. In order to exercise each ROFR Space Extension Option, Tenant shall advise Landlord in writing of its intent to extend no later than nine (9) months nor earlier than twelve (12) months prior to the date which would otherwise be the Surrender Date with respect to such particular Continuing Right of First Refusal Space (with respect to the first Extension Option). Within thirty (30) days after Tenant has received such Prevailing Market Rate from Landlord (during which time the parties may seek to agree upon the Prevailing Market Rate), Tenant shall either (1) give Landlord written notice of the exercise of the applicable ROFR Space Extension Option (at the Prevailing Market Rate designated by Landlord in its notice or such other Prevailing Market Rate agreed to in writing by Landlord and Tenant), (2) withdraw its exercise of the applicable ROFR Space Extension Option. If Tenant has not notified Landlord in writing of its acceptance of Landlord’s determination of Prevailing Market Rate, then the Term of the Lease with respect to such particular Continuing Right of First Refusal Space shall not be extended for such ROFR Space Extension Option. Failure of Tenant to give any of the aforesaid notices within the periods set forth above shall cause such ROFR Space Extension Option with respect to such particular Continuing Right of First Refusal Space to be void and of no further force and effect.

XI.

Paragraph 3, of Exhibit F (Preferential Right) of the Lease is hereby deleted and of no further force or effect.

XII.

Notwithstanding anything to the contrary in Exhibit D to the Lease, for the period of time from the Cap Start Date through the initial Expiration Date (June 21, 2029, but not beyond such date should the Term extend beyond such initial Expiration Date), in no event shall the Operating Expense Component increase by more than the percentage stated in the table below for such fiscal year over the total dollar amount of the Operating Expense Component for the fiscal year ending comprising the Cap Base Year be more than the amount per square foot of Rentable Area stated in the table below for such fiscal year except as may be attributable to (i) insurance premiums and insurance deductibles, (ii) increases in security costs due to additional staffing levels, (iii) janitorial costs or any other costs which increase as a result of unionization, (iv) utilities or (v) real estate and ad valorem taxes and expenses incurred to protest such taxes; provided, however, that if in any year, the size of the Leased Premises shall differ or if the Operating Expense Component is not paid for an entire year, then an adjustment on a daily or per square foot pro rata basis, as appropriate, shall be made in the determination of the amount payable by Tenant in any year so that the limitations set forth in this paragraph are given their proper effect; and provided, further, that if Tenant was directly incurring an expense which Landlord subsequently incurs as an Operating Expense (e.g., janitorial, electricity, etc.), such expense shall be included in expenses for the Cap Base Year even if not actually incurred by Landlord during the Cap Base Year. The term “Cap Base Year” means a one year period from April 1, 2019 through March 31, 2020. The term “Cap Start Date” shall mean April 1 of Landlord’s fiscal year, immediately following the Cap Base Year.

The first year after the Cap Base Year	6.00%
The second year after the Cap Base Year	12.36%
The third year after the Cap Base Year	19.10%
The fourth year after the Cap Base Year	26.25%
The fifth year after the Cap Base Year	33.82%
The sixth year after the Cap Base Year	41.85%
The seventh year after the Cap Base Year	50.36%
The eighth year after the Cap Base Year	59.38%
The ninth year after the Cap Base Year	68.95%
The tenth year after the Cap Base Year	79.09%

XIII.

Other than Pollan Hausman Real Estate Services (Attn: Craig Hausman) (“Tenant’s Broker”), Tenant represents to Landlord that it has not engaged any real estate or leasing broker, agent or finder in connection with this Amendment or the transactions pursuant hereto and Tenant’s Broker is the only leasing broker, agent or finder who is entitled to a commission in connection with this Amendment or the transactions pursuant hereto, which commission shall be paid by Landlord pursuant only to a separate written agreement between Landlord and Tenant’s Broker. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, costs, losses, damages, fees, fines, commissions, penalties, interest, judgments, amounts paid in settlement or expenses incurred by Landlord by virtue of a breach of this representation made by Tenant.

XIV.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. The Exhibits, if any, attached to this Amendment and referred to herein are incorporated herein for all purposes. This Amendment and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Amendment together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant related to the subject matter hereof have been superseded by and are incorporated into the Lease, as amended by this Amendment. Except as modified by this Amendment, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective and binding until this Agreement is signed (using manual signatures) by tenant and by three officers on behalf of landlord and the delivery of a fully executed original of this agreement to tenant.

EXECUTED on November 4, 2017, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:
MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP,
LLC, its sole General Partner

/s/ William M. Mosley		By:	/s/ Jason Johnson
William M. Mosley, Jr., Secretary			Jason Johnson, President

		By:	/s/ Scooter Hicks
Scooter Hicks, Chief Operating Officer

TENANT:
WITNESS/ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP, LTD.

[ILLEGIBLE]	By:		[ILLEGIBLE]
	Name:		[ILLEGIBLE]
	Title:		[ILLEGIBLE]

Attached

Exhibit A — Additional Space

Exhibit B — Leased Premises

EXHIBIT A

Additional Space

(Shaded Area)

EXHIBIT B

Lessed Premises

(Shaded Area)

SUPPLEMENTAL COMMENCEMENT AGREEMENT

THIS SUPPLEMENTAL COMMENCEMENT AGREEMENT (this “Agreement”) is entered into between MEMORIAL CITY TOWERS, LTD., a Texas limited partnership (“Landlord”), and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“Tenant”).

RECITALS

Landlord and Tenant previously entered into a Lease Agreement dated December 1, 2008, a First Amendment of Lease dated February 16, 2009, a Lease Commencement Agreement dated August 24, 2009, a Supplemental Parking Agreement dated September 24, 2009, a Second Amendment of Lease dated August 17, 2010, a Supplemental Letter Agreement dated August 26, 2010, a Supplemental Commencement Agreement dated November 8, 2010, a Third Amendment of Lease dated February 20, 2013, a Supplemental Commencement Agreement dated September 25, 2013, a Fourth Amendment of Lease dated April 21, 2015, a Fifth Amendment of Lease dated July 27, 2015, a Supplemental Commencement Agreement dated October 7, 2015, a Supplemental Commencement Agreement dated April 7, 2016, a Sixth Amendment of Lease dated May 9, 2016, a Supplemental Commencement Agreement dated February 24, 2017, and a Seventh Amendment of Lease dated November 6,2017 (and together with any permitted lease assignments and properly delivered notification letters, collectively, the “Lease”), covering approximately 40,764 square feet of Rentable Area on the sixth (6th) floor, Suite 600 and on the twelfth (12th) floor, Suite 1200, Suite 1220, Suite 1225, Suite 1240, Suite 1260 and Suite 1280 (as more particularly described in the Lease, the “Leased Premises”), in the building known as ONE MEMORIAL CITY PLAZA located at 800 Gessner in Houston, Harris County, Texas.

Pursuant to the Seventh Amendment of Lease referred to above, Landlord has delivered the Additional Space to Tenant and Tenant has accepted the same and is now occupying the Additional Space, and the Additional Space has been added to the Leased Premises under the Lease. Landlord and Tenant wish to confirm the Additional Space Rent Commencement Date.

AGREEMENTS

In consideration of the premises and mutual covenants herein contained, the undersigned parties agree that the Lease is amended and/or confirmed as follows:

I.

The Additional Space Rent Commencement Date (referred to in the Seventh Amendment of Lease referred to in the recitals of this Agreement) is September 16, 2018.

II.

Capitalized terms not defined herein shall have the meanings given to them in the Lease. This Agreement and the Lease shall not be amended, changed or extended except by written instrument signed in the form of manual signatures by the parties hereto. This Agreement together with the Lease constitutes the entire agreement between Landlord and Tenant relating to the Lease and the amendment thereof and Tenant expressly acknowledges that all related negotiations, letters of intent, terms sheets, considerations, representations and understandings between Landlord and Tenant have been superseded by and are incorporated into the Lease, as amended by this Agreement. Except as modified by this Agreement, the Lease remains unchanged, is ratified by the parties and continues unabated in full force and effect.

Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective and binding until this Agreement is signed (using manual signatures) by tenant and by three officers on behalf of landlord and the delivery of a fully executed original of this agreement to tenant.

EXECUTED October 3, 2018, in multiple counterparts, each of which shall have the full force and effect of an original.

LANDLORD:

MEMORIAL CITY TOWERS, LTD.

ATTEST:	By:	MEMORIAL CITY TOWERS GP,
LLC, its sole General Partner
/s/ William M. Mosley
William M. Mosley, Jr., Secretary		By:	/s/ Jason Johnson
Jason Johnson, President

		By:	/s/ Scooter Hicks
Scooter Hicks, Chief Investment Officer

TENANT:

WITNESS/ATTEST:	HOUSTON INTERNATIONAL
INSURANCE GROUP, LTD.

	By:		[ILLEGIBLE]
	Name:		[ILLEGIBLE]
	Title:		EVR

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